Exhibit 10.1

Execution Version

LIMITED WAIVER AND CONSENT, SIXTH AMENDMENT AND RESTATEMENT OF
CREDIT AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS

This LIMITED WAIVER AND CONSENT, SIXTH AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS is dated as of March 7, 2024 (this “Agreement”), and entered into by and among AIRSPAN NETWORKS INC., a Delaware corporation, as borrower (in such capacity, the “Borrower”), Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (“ANH”), as Holdings (in such capacity, “Holdings”), each undersigned Subsidiary of the Borrower party to the Credit Agreement (as defined below) as a Guarantor (Holdings, together with each such Subsidiary acting in such capacity, collectively, the “Guarantors” and each, a “Guarantor”; and, together with the Borrower, collectively, the “Loan Parties” and, each, a “Loan Party”), the Lenders party hereto and DBFIP ANI LLC (“Fortress”), as Administrative Agent and Collateral Agent (Fortress, together with its successors and assigns in such capacities, the “Agent”), and acknowledged, agreed, and consented to by the Note Agent on the signature pages hereto.

WHEREAS, the Loan Parties are parties to (x) the Credit Agreement, dated as of December 30, 2020, as modified by (i) the Limited Consent, dated as of March 8, 2021, (ii) the First Amendment to Credit Agreement, dated as of June 14, 2021, (iii) the Waiver and Consent, Second Amendment, Restatement, Joinder and Omnibus Amendment to Credit Agreement and other Loan Documents, dated as of August 13, 2021, which amended and restated the Original Credit Agreement, (iv) the Limited Waiver and Consent under Amended and Restated Credit Agreement, dated as of November 2, 2021, (v) the Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, (vi) the Limited Consent letter agreement, dated as of March 31, 2022, (vii) the Limited Consent letter agreement, dated as of September 14, 2022, (viii) the Fourth Amendment, Limited Waiver and Consent Under Credit Agreement and Other Loan Documents, dated as of November 14, 2022, (ix) the Limited Waiver and Consent, Second Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated as of May 18, 2023, (x) the Limited Waiver and Consent, Third Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated as of November 14, 2023, (xi) the Limited Waiver and Consent, Fourth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated as of December 22, 2023, (xii) the Limited Waiver and Consent, Fifth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated as of February 28, 2024, and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date (as defined below) (the “Existing Credit Agreement” and, as the same may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time, including by this Agreement, the “Credit Agreement”), among other things, together with the lenders from time to time party thereto prior to the date hereof (the “Existing Lenders”) and the Agent and (y) certain other Loan Documents pursuant to which, among other things, the Loan Parties have provided guarantees and collateral security in respect of the Obligations;

WHEREAS, ANH entered into that certain Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021 (as modified by (i) the Limited Waiver and Consent under Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of November 2, 2021, (ii) the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and other Note Documents, dated as of March 29, 2022, (iii) the Limited Consent letter agreement, dated as of March 31, 2022, (iv) the Limited Consent letter agreement, dated as of September 14, 2022, (v) the Second Amendment, Limited Waiver and Consent Under Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of November 14, 2022, (vi) the Limited Waiver and Consent, Third Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement

and Reaffirmation of Note Documents, dated as of May 18, 2023, (vii) the Limited Waiver and Consent, Fourth Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated as of November 14, 2023, (viii) the Limited Waiver and Consent, Fifth Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated as of December 22, 2023, (ix) the Limited Waiver and Consent, Sixth Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated as of February 28, 2024, and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, (the “NPA”) by, among others, ANH, as issuer, Artemis Merger Sub Corp., a Delaware corporation, as guarantor, the purchasers party thereto (collectively, the “Purchasers”) and Fortress, as collateral agent on behalf of the secured parties thereunder (together with its successors and assigns in such capacity, the “Note Agent”) and, immediately prior to the consummation of the De-SPAC Transactions, Holdings issued Senior Secured Convertible Notes to the Purchasers under the terms of the NPA and the other Note Documents (as defined in the NPA).

WHEREAS, certain Events of Default have occurred and are continuing as of the date hereof or are anticipated to occur under the Credit Agreement and other Loan Documents as specified in Schedule I attached hereto (collectively, the “Specified Events of Default”) and the Loan Parties have requested that the Lenders party hereto agree to, and the Lenders party hereto have agreed, although under no obligation to do so, to forbear from exercising their rights and remedies solely as a result of the Specified Events of Default and solely on the express terms and subject to the conditions set forth in this Agreement;

WHEREAS, no “Second Additional Third Restatement Delayed Draw Term Loan Commitments” (as defined in the Existing Credit Agreement) are outstanding prior to the Sixth Restatement Effective Date.

WHEREAS, in order to finance the ongoing operations of the Loan Parties, the Loan Parties have requested and the Agent, the Existing Lenders party hereto and each other party signatory hereto as a lender and listed on Exhibit B hereto (in such capacity, together with the Existing Lenders party hereto, collectively the “Lenders”) have agreed, subject to the terms and conditions stated herein, to enter into this Agreement and to amend and restate the terms of the Credit Agreement to, among other things, (i) establish the Third Additional Third Restatement Delayed Draw Term Loan Commitments in an aggregate amount of $18,000,000 and (ii) make such other amendments to the Credit Agreement and other Loan Documents described in the Sixth Amended and Restated Credit Agreement attached as Exhibit A hereto (the “Sixth Amended and Restated Credit Agreement”) and in the other amendments to the Loan Documents entered into in connection herewith; and

WHEREAS, it is the intent of the parties hereto that this Agreement and the amendment and restatement of the Credit Agreement do not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities under any of the Loan Documents and except as expressly modified hereby, all such rights, obligations and liabilities shall continue and remain outstanding and in full force and effect;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such respective terms in the Credit Agreement.

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2. Specified Consent, Limited Waiver and Forbearance. Subject to the terms and conditions set forth in Section 4 below, (i) the Agent and each Lender party hereto hereby waives any prospective Event of Default resulting from any future default to comply with the liquidity covenant set forth in Section 7.16(a) of the Credit Agreement during the period from the Effective Date through the earlier of (x) March 24, 2024 and (y) the closing of a Strategic Transaction, (ii) each Lender party hereto hereby agrees to forbear, and agrees to instruct the Agent to forbear from exercising any rights or remedies that they may have under the Credit Agreement and the other Loan Documents solely as a result of the Specified Events of Default during the period from the Effective Date through the earlier of (x) March 24, 2024, and (y) the closing of a Strategic Transaction (“Forbearance”), and (iii) the Agent and each Lender party hereto hereby consent under the terms of the Intercreditor Agreement and the other Loan Documents to the amendments described in the NPA Seventh Amendment (as defined below) (the consent, waiver and forbearance described in the foregoing clauses (i) through (iii) of this Section 2, collectively the “Specified Consents, Limited Waivers and Forbearance”). The foregoing Specified Consents, Limited Waivers and Forbearance shall be limited precisely as written and relate solely to the limited consents, waiver and forbearance specified above and solely as a result of the Specified Events of Default in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof except as expressly stated in the definition of Specified Events of Default, or to any other Defaults or Events of Default now existing or occurring after the date hereof, and shall not in any way or manner restrict the Agent or any Lender from exercising any rights or remedies they may have with respect to any other Default or Event of Default (including, for the avoidance of doubt, any Default or Event of Default existing as of the date hereof which is not a Specified Event of Default) at any time in respect of this Agreement or any other Loan Document. The Loan Parties admit to and acknowledge the occurrence of each of the Specified Consents, Limited Waivers and Forbearance. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by the Borrower or any other Loan Party with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein or prejudice any right or remedy that the Agent or any Lender may have or may in the future have; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Secured Party may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly waived, consented to, or forborne in this Section 2.

3. Sixth Amended and Restated Credit Agreement; Third Additional Third Restatement Delayed Draw Term Loans.

3.1 Amendment and Restatement. (a) Upon the satisfaction of the terms and conditions set forth in Section 4 below on the Effective Date, the Existing Credit Agreement (excluding the annexes, schedules and exhibits thereto) shall be amended and restated in its entirety and replaced with the Sixth Amended and Restated Credit Agreement.

3.2 Third Additional Third Restatement Delayed Draw Term Loan. Subject to the terms and conditions set forth herein but giving effect to the transactions described in clauses (i) and (ii), immediately concurrently with the execution and effectiveness of this Agreement:

(i) Each Person executing this Amendment as a “Third Additional Third Restatement Delayed Draw Term Loan Lender” (each a “Third Additional Third Restatement Delayed Draw Term Loan Lender”) shall become a party to the Sixth Amended and Restated Credit Agreement and other Loan Documents as a “Lender” and on and after the date hereof shall have all rights and obligations of a “Lender” under the Loan Documents;

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(ii) Each Lender providing “Third Additional Third Restatement Delayed Draw Term Commitments” as described on Exhibit B hereto (the “Third Additional Third Restatement Delayed Draw Term Loan Commitment”) hereby agrees to establish the Third Additional Third Restatement Delayed Draw Term Loan Commitments, severally and not jointly, such that as of the Effective Date and the establishment of Third Additional Third Restatement Delayed Draw Term Loan Commitments on such date (but prior to giving effect to any Borrowing of Third Additional Third Restatement Delayed Draw Term Loans to occur on such Effective Date), each such Lender will have the Third Additional Third Restatement Delayed Draw Term Loan Commitments specified on Exhibit B across from such Lender’s name;

Subject to the terms and conditions of this Agreement and the Sixth Amended and Restated Credit Agreement, each Lender holding the Third Additional Third Restatement Delayed Draw Term Loan Commitments on the Effective Date agrees to make the Third Additional Third Restatement Delayed Draw Term Loans to be made on such Effective Date to the Borrower in an amount equal to their proportionate share of the amount of requested Third Additional Third Restatement Delayed Draw Term Loans specified on the Notice of Borrowing delivered to the Agent in accordance with the terms of the Sixth Amended and Restated Credit Agreement.

4. Effectiveness. This Agreement and the limited waivers, consents and forbearance set forth in Section 2 above and the other amendments and other modifications to the Existing Credit Agreement as set forth in Section 3.1 above shall become effective immediately upon the Lenders’ party hereto and the Agent’s satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

4.1 The Agent (or its counsel) shall have each received the following, each in form and substance satisfactory to the Agent and the Lenders party hereto:

(i) Duly executed counterparts to this Agreement, which shall be duly executed by the Borrower, each Guarantor, all Existing Lenders party hereto, each Third Additional Third Restatement Delayed Draw Term Loan Lender and the Agent;

(ii) The Agent shall have received (a) at least one (1) Business Day before the Effective Date, a duly executed Notice of Borrowing and (b) a flow of funds acceptable to the Agent;

(iii) A duly executed copy of the Limited Waiver and Consent, Seventh Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents (the “NPA Seventh Amendment”) pursuant to which the Purchasers and the Note Agent agree, among other things, to consent to this Agreement and to waive certain events of default and forbear from exercising rights and remedies as a result of certain events of default;

(iv) A certificate of a Responsible Officer of Holdings addressed to the Agent, in form and substance satisfactory to the Agent and certifying (a) as to the matters set forth in Section 6 below and (b) that all conditions precedent to the Effective Date have been satisfied;

(v) Duly-adopted resolutions from the Board of Directors of each Loan Party in form and substance satisfactory to the Agent specifically affirming that (a) prior to executing this Agreement, such Loan Party has had the opportunity to review, evaluate, and negotiate this Agreement, the Credit Agreement, the Specified Fees and any Applicable Prepayment Premium and the calculations thereof with

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its advisors, (b) the Specified Fees and any Applicable Prepayment Premium are a good faith, reasonable approximation of Lenders’ liquidated damages upon the applicable triggering events, taking into account all of the circumstances, including the costs of funds, the opportunity cost of capital, the relative risk of the investment, and the operational benefits for the Loan Parties from continued use of funds as a result of the Lenders’ agreement to accept the Specified Fees and any Applicable Prepayment Premium in lieu of additional up-front fees, (c) the Specified Fees and any Applicable Prepayment Premium are not intended to be nor viewed by the parties as the economic equivalent of unmatured interest and (d) each of the Loan Parties has duly authorized its entry into this Agreement, the Sixth Amended and Restated Credit Agreement, the incurrence of the Third Additional Third Restatement Delayed Draw Term Loan Commitments in connection therewith and the Borrowing of the Third Additional Third Restatement Delayed Draw Term Loans on the Effective Date;

(vi) A secretary certificate for each U.S. Loan Party in form and substance (including with respect to the Exhibits thereto) satisfactory to the Administrative Agent;

(vii) Duly-adopted resolutions from the Board of Directors of Holdings in form and substance satisfactory to the Agent specifically authorizing and approving the officers of Holdings to take any actions necessary or advisable to finalize the terms of one or more agreements in form and substance satisfactory to the Agent; and

(viii) A Budget in form and substance satisfactory to the Agent and consistent with Appendix D.

4.2 No Default. Immediately after giving effect to this Agreement and the Specified Consents, Limited Waivers and Forbearance described in Section 2 above, no Default or Event of Default shall have occurred and be continuing (other than the Specified Events of Default) or would result from the execution, delivery or performance of this Agreement.

5. Fees. All accrued fees and expenses of the Agent and Lenders including the fees described in the Sixth Amended and Restated Credit Agreement and the fees and expenses of external counsel (including Davis Polk & Wardwell LLP and any local counsel) to the Agent and Lenders invoiced at least one (1) Business Day prior to the Effective Date, in each case, shall have been paid as consideration for this Agreement and the Specified Consents, Limited Waivers and Forbearance contained in Section 2 and the other amendments and modifications to the Loan Documents entered into in connection with this Agreement; provided that, for the avoidance of doubt, nothing herein shall waive any right of the Agent or any of the Lenders to the payment of additional fees or expenses pursuant to the Loan Documents, including for the period prior to the date of this Agreement. Each Lender party hereto, by delivering its signature page to this Agreement on the Effective Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement and each other document required hereunder or thereunder to be consented to, approved by or acceptable or satisfactory to such Lender (if any), unless the Agent shall have received notice from any such Lender prior to the Effective Date specifying its objection thereto.

6. Representations and Warranties; Ratification of Obligations; Reaffirmation of Guaranty and Loan Documents. Each Loan Party hereby expressly represents and warrants that, immediately after giving effect to the Specified Consents, Limited Waivers and Forbearance contained herein and the amendments contemplated hereby, other than with respect to the Specified Events of Default: (a) (i) each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Effective Date, except (A) to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and (B) in the case of any of the foregoing, other

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than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing (other than the Specified Events of Default); and (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect; and (b) each Loan Party hereby expressly: (i) confirms its Obligations (including any guarantee obligation) under each Loan Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement and the Specified Consents, Limited Waivers and Forbearance contained herein; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Credit Agreement and the other Loan Documents are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Loan Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement and the Specified Consents, Limited Waivers and Forbearance contained herein); and (iii) confirms that its Obligations under the Credit Agreement and the other Loan Documents immediately after giving effect to this Agreement constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby), and such Obligations shall continue to be entitled to the benefits of the grant of collateral security set forth in the Collateral Documents, as amended, restated, supplemented or modified hereby.

7. Release. (a) On the date hereof, in consideration of the foregoing amendments, limited waivers and forbearance, the Loan Parties signatory hereto, and, to the extent the same is claimed by right of, through or under the Borrower or any Guarantor, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders (collectively, the “Releasing Parties”), does hereby and shall be deemed to have unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Borrower or any other Loan Party, or any of them (collectively hereinafter the “Indemnified Parties”), from (and further agrees not to allege, claim or pursue) any and all manner of action and actions, cause and causes of action, claims (including, without limitation, cross-claims, counterclaims and rights of setoff and recoupment), charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Indemnified Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the Loan Documents, and the transactions contemplated hereby and thereby, including any actual or alleged performance or non-performance of any of the Indemnified Parties) and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (any of the foregoing, a “Claim” and collectively, the “Claims”). Each of the

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Releasing Parties hereby expressly acknowledges and agrees that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims, and that with respect to the Claims, on the date hereof, it waives, to the fullest extent permitted by applicable law, any and all provisions, rights and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown claims pursuant to this Section 7. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Indemnified Party that, from and after the date hereof, it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Indemnified Party on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 7. In entering into this Agreement, from and after the date hereof, each Loan Party expressly disclaims any reliance on any representations, acts or omissions by any of the Indemnified Parties and hereby agrees and acknowledges that the validity and effectiveness of this Section 7 do not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness or validity thereof. Notwithstanding anything to the contrary, the provisions of this paragraph, including the foregoing release. covenant and waivers set forth herein, shall survive and remain in full force and effect regardless of the extension of any performance or non-performance under, or termination of, the Credit Agreement, this Agreement or any other Loan Document or provisions hereof or thereof.

(b) With respect to the subject of the foregoing releases, each of the Releasing Parties hereby acknowledges the provisions of California Civil Code Section 1542, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. The Loan Parties hereby waive any and all rights which may be conferred upon them by virtue of Civil Code section 1542 or any similar provision or body of law. In this regard, the Loan Parties acknowledge that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter herein and that any release pursuant to this Agreement will remain fully enforceable notwithstanding such discovery.

8. No Actions, Claims, Etc. Each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Loan Document. Each Loan Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Loan Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Loan Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against any Secured Party in connection with this Agreement or the other Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

9. Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Effective Date, each reference in the Credit Agreement or the other Loan Documents to “this Agreement”, “the Credit Agreement”, “the Security Agreement”, “the Loan Documents”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Security

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Agreement and each of the other Loan Documents, shall mean and be a reference to the Credit Agreement, the Security Agreement and/or, as the context may require, the Loan Documents, as amended or amended and restated by this Agreement. On and after the Effective Date, each reference in the Credit Agreement or the other Loan Documents to “Schedules” that is not qualified to describe Schedules as of a certain date shall mean and be a reference to the Schedules as updated from time to time (including prior to the date hereof) by the Loan Parties and delivered to the Agent in accordance with the terms of the Loan Documents. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Loan Document or of any right, power or remedy of any Secured Party under any Loan Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Loan Documents. The parties hereto hereby expressly acknowledge and agree that this Agreement is, and shall be deemed to constitute, both a “Loan Document” and a “Fee Letter” for all purposes of the Credit Agreement and the other Loan Documents.

10. Confirmation of Outstanding Obligations. The parties hereto hereby acknowledge and agree that, as of the date hereof after giving effect to the Effective Date (and the Loans to be advanced on such date and the Capitalization of the Sixth Restatement Fee): (a) the outstanding principal amount of the Loans as of such date (including fees and interests capitalized on or prior to the Effective Date) is $78,899,357.08 in the aggregate, consisting of (i) $24,159,818.29 of Initial Term Loans, (ii) $6,982,754.74 of Tranche 2 Term Loans, (iii) $13,861,442.98 of Delayed Draw Term Loans and (iv) $33,895,341.08 of Third Restatement Delayed Draw Term Loans (including $14,102,906.01 Additional Third Restatement Delayed Draw Term Loans, $1,050,000.00 Second Additional Third Restatement Delayed Draw Term Loans and $9,600,000.00 Third Additional Third Restatement Delayed Draw Term Loans) and (b) the amount of accrued but unpaid and uncapitalized interest on the Loans as of the Effective Date is $2,089,276.09 in the aggregate, consisting of (i) $964,035.36 of interest for the Initial Term Loans in the aggregate, (ii) $10,862.06 of interest for the Tranche 2 Term Loans in the aggregate, (iii) $548,158.56 of interest for the Delayed Draw Term Loans in the aggregate and (iv) $566,220.11 of interest for the Third Restatement Delayed Draw Term Loans (including $249,778.29 interest for the Additional Third Restatement Delayed Draw Term Loans, $3,833.32 interest for the Second Additional Third Restatement Delayed Draw Term Loans and $0 interest for the Third Additional Third Restatement Delayed Draw Term Loans and) in the aggregate. The Loan Parties confirm that all of the outstanding fees described in the Loan Documents, including the Administration Fee, the End of Term Fee, the Waiver Fee, the Second Restatement Fee, the Third Restatement Fee, the Fourth Restatement Fee, the Fifth Restatement Fee, the Sixth Restatement Fee and any other fees however described remain part of the Obligations and shall be due and owing in accordance with their terms.

11. Incorporation of Terms. The provisions of Section 1.02 (Other Interpretative Provisions), 12.01 (Notices), Section 12.02 (Governing Law; Submission to Jurisdiction), Section 12.03 (Jury Trial Waiver), Section 12.05 (APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS), Section 12.06 (Borrower as Agent for Notice for Loan Parties), Section 13.01 (Successors and Assigns; Participations), Section 13.02 (Costs and Expenses; Indemnification), Section 13.05 (Amendments in Writing; Waiver; Integration), Section 13.06 (Counterparts), Section 13.07 (Survival) and Section 13.09 (Electronic Execution of Documents) of the Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
as Agent, Note Agent and a Lender

By:	/s/ Paul Lyons
Name:	Paul Lyons
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Consent, Sixth Amendment and Restatement of
Credit Agreement and Reaffirmation of Loan Documents]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and made effective as of the date first written above:

LENDERS:

FIP UST LP, as a Lender
By: FIP FUND I GP LLC, its general partner

By:	/s/ Paul Lyons
Name:	Paul Lyons
Title:	Chief Financial Officer

FORTRESS LENDING II HOLDINGS L.P., as a Lender
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS LENDING FUND II MA-CRPTF LP, as a Lender
By: FLF II MA-CRPTF, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Consent, Sixth Amendment and Restatement of
Credit Agreement and Reaffirmation of Loan Documents]

DRAWBRIDGE SPECIAL OPPORTUNITIES Fund LP, as a Lender
By: Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS LENDING I HOLDINGS L.P., as a Lender
By: Fortress Lending Advisers II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Consent, Sixth Amendment and Restatement of
Credit Agreement and Reaffirmation of Loan Documents]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and made effective as of the date first written above:

LOAN PARTIES:

AIRSPAN NETWORKS HOLDINGS INC. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS INC.,
a Delaware corporation, as Borrower and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
a Delaware limited liability company, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation, as a Guarantor and Grantor

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Limited Waiver and Consent, Sixth Amendment and Restatement of
Credit Agreement and Reaffirmation of Loan Documents]

AIRSPAN COMMUNICATIONS LIMITED,
a company incorporated and registered in England and Wales, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.
an Israel corporation, as a Guarantor

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN JAPAN KK,
a Japanese corporation, as a Guarantor

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

[Signature Page to Limited Waiver and Consent, Sixth Amendment and Restatement of
Credit Agreement and Reaffirmation of Loan Documents]

SCHEDULE I

SPECIFIED EVENTS OF DEFAULT

1.	The Loan Parties may not be able to maintain the amount of Unrestricted Cash required under Section 7.16(a) of the Credit Agreement, which would constitute a Default of Section 7.16(a) of the Credit Agreement and an Event of Default under Section 8.01(c) of the Credit Agreement.

2.	As a result of a default under the Note Purchase Agreement corresponding those identified in paragraph (1) above, there may occur an Event of Default under Section 8.01(e)(ii) of the Credit Agreement.

3.	The obligation of the Borrower to make cash interest and principal payments due under the Credit Agreement for the period from September 30, 2023 through January 31, 2024, was deferred by separate agreement until February 29, 2024. The Borrower did not make such cash payments of principal and interest that were due on February 29, 2024 or cash payments of principal and interest that by their terms were due on February 29, 2024 under the Credit Agreement on such date or within any grace period applicable thereto, which constitutes an Event of Default under Section 8.01(a) of the Credit Agreement; and

4.	ANH did not make the cash interest payments of interest that were due on February 29, 2024 under the Note Purchase Agreement and the Convertible Notes on such date (or that were agreed to be deferred to February 29, 2024 from previous due dates) or within any grace period applicable thereto, which constitutes an Event of Default under Section 8.01(e)(ii) of the Credit Agreement.

Schedule I (Sixth Amended and Restated Credit Agreement) to Forbearance Agreement and Consent,
Fifth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents

Sch. I-1

EXHIBIT A

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

(See Attached)

Schedule I (Sixth Amended and Restated Credit Agreement) to Forbearance Agreement and Consent,
Fifth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents

A-1

Execution Version

SIXTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of March 7, 2024

among

AIRSPAN NETWORKS Inc.,

as Borrower,

AIRSPAN NETWORKS HOLDINGS INC.

(formerly known as New Beginnings Acquisition Corp)
as Holdings and as a Guarantor,

and

CERTAIN SUBSIDIARIES OF HOLDINGS,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

DBFIP ANI LLC,
as Administrative Agent and Collateral Agent

(which amends and restates that certain Fifth Amended and Restated Credit Agreement dated as of February 28, 2024, which amends and restates that certain Fourth Amended and Restated Credit Agreement dated as of December 22, 2023, which amends and restates that certain Third Amended and Restated Credit Agreement dated as of November 14, 2023, which amended and restated that certain Second Amended and Restated Credit Agreement dated as of May 18, 2023, which amended and restated that certain Amended and Restated Credit Agreement dated as of August 13, 2021 (as further amended by that certain Third Amendment and Waiver to Credit Agreement and Other Loan Documents dated as of March 29, 2022 and that certain Fourth Amendment, Limited Waiver and Consent Under Credit Agreement and Other Loan Documents dated as of November 14, 2022), which amended and restated that certain Credit Agreement dated as of December 30, 2020)

- i -

- ii -

- iii -

- iv -

- v -

APPENDICES
Appendix A:	Commitment
Appendix B:	Principal Office
Appendix C:	Performance Milestones
Appendix D:	Third Restatement Performance Milestones

SCHEDULES
Schedule 1.01(b):	Guarantors
Schedule 5.03:	Governmental Authorization; Other Consents
Schedule 5.05:	Financial Statements; No Material Adverse Effect
Schedule 5.09	Environmental Compliance
Schedule 5.13:	Subsidiaries; Equity Interests
Schedule 5.17:	Intellectual Property
Schedule 5.20:	Business Locations; Taxpayer Identification Number
Schedule 5.23:	Material Contracts
Schedule 5.24:	Employee Matters
Schedule 5.25:	Regulatory Restrictions
Schedule 5.33:	Products
Schedule 6.03:	Website Address
Schedule 7.04:	Liens
Schedule 7.05:	Investments
Schedule 7.09:	Indebtedness

EXHIBITS
Exhibit A-1:	Form of Notice of Borrowing
Exhibit A-2:	Form of Conversion/Continuation Notice
Exhibit A-3:	Form of Initial Draft Notice of Borrowing
Exhibit B-1:	Form of Note
Exhibit B-2:	Form of Amended and Restated Note
Exhibit C:	Form of Compliance Certificate
Exhibit D:	Closing Agenda
Exhibit H:	Form of Assignment and Assumption Agreement
Exhibit J:	Forms of Tax Certificates
Exhibit K:	Form of Counterpart Agreement
Exhibit L:	Form of Solvency Certificate
Exhibit M:	Form of Board Observation Rights Letter
Exhibit N:	Form of Warrant

- vi -

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 7, 2024 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by, among others, airspAn networks Inc., a Delaware corporation (successor by merger to Artemis Merger Sub Corp.) (the “Initial Borrower” and together with each other Person that becomes a Borrower hereunder from time to time, each a “Borrower” and collectively, the “Borrowers”), AIRSPAN NETWORKS HOLDINGS INC. (formerly known as New Beginnings Acquisition Corp.), a Delaware corporation and the parent of the Initial Borrower (“Holdings”) and each Subsidiary of the Borrower that is identified as a guarantor on Schedule 1.01(b) hereto or that becomes a Guarantor hereunder from time to time, the Lenders from time to time party hereto and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”), in its capacity as the administrative agent for the Lenders and other Secured Parties (Fortress, together with its successors and assigns in such capacity, the “Administrative Agent”) and as the collateral agent and trustee for the Lenders and other Secured Parties (Fortress, together with its successors and assigns in such capacity, the “Collateral Agent” and together with the Administrative Agent, each, an “Agent” and collectively, the “Agents”).

WITNESSETH

WHEREAS, the Borrower, the Guarantors, Agent, and the Lenders were party to that certain Reaffirmation and Omnibus Amendment Agreement dated as of December 30, 2020, which, among other things, amended and restated the Original Credit Agreement and replaced it, in its entirety with the Credit Agreement dated December 30, 2020, by, among others, the Borrower and certain Guarantors, the Lenders and the Agents (the “Initial Credit Agreement”), which was replaced in its entirety with that certain Amended and Restated Credit Agreement dated August 13, 2021, by, among others, the Borrower and certain Guarantors, the Lenders, and the Agents, which was further replaced in its entirety with that certain Second Amended and Restated Credit Agreement dated May 18, 2023, by, among others, the Borrower and certain Guarantors, the Lenders, and the Agents, which was further replaced in its entirety with that certain Third Amended and Restated Credit Agreement dated November 14, 2023, by, among others, the Borrower and certain Guarantors, the Lenders, and the Agents, which was further replaced in its entirety with that certain Fourth Amended and Restated Credit Agreement dated December 22, 2023, by, among others, the Borrower and certain Guarantors, the Lenders, and the Agents, which was further replaced in its entirety with that certain Fifth Amended and Restated Credit Agreement dated February 28, 2024, by, among others, the Borrower and certain Guarantors, the Lenders party thereto, and the Agents (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Guarantors, Agent and the Lenders are party to that certain Limited Waiver and Consent, Sixth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents dated as of March 7, 2024 (the “Sixth Restatement”), pursuant to which the parties have agreed, subject to the satisfaction of the conditions precedent contained in the Sixth Restatement to amend, restate, supplement and modify the terms of the Existing Credit Agreement as described in the terms and conditions set forth herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and except as expressly amended hereby or by the Sixth Restatement and this Agreement, all such rights, obligation and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the Existing Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements and subject to the terms and conditions set forth herein, and intending to be legally bound hereby, the parties agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” is any “account” as defined under the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.

“Accounting Change” is defined in Section 1.02 (d)(ii).

“Additional Asset Security Jurisdictions” is defined in Section 6.12(c)(ii).

“Additional Asset Security Provider” is defined in Section 6.12(c)(ii).

“Additional Third Restatement Borrowing Period” means the period beginning on the Third Restatement Effective Date and ending on the earliest of:

(i) the Additional Third Restatement Delayed Draw Outside Date;

(ii) the date the Additional Third Restatement Delayed Draw Term Loan Commitments are permanently reduced to zero by the making of Additional Third Restatement Delayed Draw Term Loans; and

(iii) the date of the termination of the Additional Third Restatement Delayed Draw Term Loan Commitments pursuant to Section 8.01(a) or otherwise.

“Additional Third Restatement Delayed Draw Term Loan Commitment” means the commitment of a Lender as of the Fourth Restatement Effective Date to make or otherwise fund any Additional Third Restatement Delayed Draw Term Loan. The amount of each Lender’s Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Fourth Restatement or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fourth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Ten Million Dollars ($10,000,000).

“Additional Third Restatement Delayed Draw Term Loan” means the additional Third Restatement Delayed Draw Term Loans made by the Lenders pursuant to Section 2.01(a)(iii) and the Fourth Restatement. For the avoidance of doubt, when funded, the Additional Third Restatement Delayed Draw Term Loans shall constitute Loans made under the same Class as the Third Restatement Delayed Draw Term Loans.

“Additional Third Restatement Delayed Draw Outside Date” means February 29, 2024, or such later date as agreed in writing by the Lenders holding the Additional Third Restatement Delayed Draw Term Loan Commitments in their sole discretion.

“Additional Third Restatement Delayed Draw Term Loan Commitment Termination Date” means, for any Additional Third Restatement Delayed Draw Term Loan Commitment, the last day of the applicable Additional Third Restatement Borrowing Period for such Additional Third Restatement Delayed Draw Term Loan Commitment.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administration Fee” is defined in Section 2.02(b)(i)(A).

“Administrative Agent” is defined in the preamble.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Principal Amount” means the principal amount of Loans, Delayed Draw Term Loans and/or the Third Restatement Delayed Draw Term Loans subject to Prepayment Events.

“Affiliate” means, as applied to any Person (the “Specified Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, the Specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Specified Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, neither Softbank nor any member of the Softbank Group shall be deemed to be an Affiliate of FIG, of any Fortress Member, or of their respective Affiliates.

“Agents” is defined in the preamble.

“Aggregate Amounts Due” is defined in Section 2.04(a).

“Aggregate Payments” is defined in Section 9.02.

“Agreement” is defined in the preamble.

“Agreement Currency” is defined in Section 13.20.

“Airspan China” is defined in the definition of “Permitted Investments.”

“Airspan Networks Israel” means Airspan Networks Ltd, a company organized and existing under the laws of the State of Israel.

“Amortization Holiday Period” shall mean the period commencing on the Second Restatement Effective Date and ending on the earlier of (i) the Closing Date (as defined in the Mimosa Purchase Agreement) and (ii) September 30, 2023.

“Applicable Default Interest Rate” is defined in clause (d)(i) of the definition of “Applicable Rate.”

“Applicable Prepayment Premium” is defined in Section 2.01(d)(iv).

“Applicable Rate” means, as of any date of determination, with respect to the interest rate of any Loan (or any portion thereof):

(a) with respect to the Initial Term Loan:

(i) The relevant Applicable Rate shall be set at the respective level indicated below based upon the Net EBITDA Leverage Ratio of Holdings and its Subsidiaries for the Test Period for which such financial statements were delivered as of the Financial Statement Delivery Date:

Initial Term Loan Pricing Grid
Level	Net EBITDA Leverage Ratio	Base Rate Loan	SOFR Loan
I	Less than or equal to 2.00:1.00	The Applicable Rate shall be the Base Rate plus 9.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 3.50%	The Applicable Rate shall be Adjusted Term SOFR plus 10.00% per annum, of which the Margin Cash Component shall be the Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 4.50%
II	Less than or equal to 3.00:1.00 but greater than 2.00:1.00	The Applicable Rate shall be the Base Rate plus 10.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 4.50%	The Applicable Rate shall be Adjusted Term SOFR plus 11.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 5.50%
III	Less than or equal to 4.00:1.00 but greater than 3.00:1.00	The Applicable Rate shall be the Base Rate plus 11.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 5.50%	The Applicable Rate shall be Adjusted Term SOFR plus 12.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 6.50%

IV	Less than or equal to 5.00:1.00 but greater than 4.00:1.00	The Applicable Rate shall be the Base Rate plus 12.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 6.50%	The Applicable Rate shall be Adjusted Term SOFR plus 13.00% per annum, of which the Margin Cash Component shall be the Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 7.50%
V	Greater than 5.00:1.00	The Applicable Rate shall be the Base Rate plus 13.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 7.50%	The Applicable Rate shall be Adjusted Term SOFR plus 14.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 8.50%

(ii) If the Net EBITDA Leverage Ratio changes upon delivery of any financial statements required under Section 6.02(a), Section 6.02(b) or Section 6.02(c), such change in the Applicable Rate will be effective as of the date on which any such financial statement is delivered, irrespective of whether it is in the middle of an interest period or when notice of such change in the Net EBITDA Leverage Ratio has been furnished by the Loan Parties to the Administrative Agent and the Lenders. Each change in the Applicable Rate will apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding anything to the contrary in this Agreement, the Applicable Rate with respect to the Initial Term Loan shall be determined in accordance with Level V for the period from the Second Restatement Effective Date until the later of the date of (i) the delivery of the financial statements with respect to the Test Period ending June 30, 2023 and (ii) the consummation of the Divestiture Transaction.

(b) with respect to any Delayed Draw Term Loan and Third Restatement Delayed Draw Term Loan:

(i) The relevant Applicable Rate shall be set at the respective level indicated below based upon the Net EBITDA Leverage Ratio of Holdings and its Subsidiaries for the Test Period for which such financial statements were delivered as of the Financial Statement Delivery Date:

Delayed Draw Term Loan and Third Restatement Delayed Draw Term Loan Pricing Grid
Level	Net EBITDA Leverage Ratio	Base Rate Loan	SOFR Loan
I	Less than or equal to 2.00:1.00	The Applicable Rate shall be the Base Rate plus 6.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 0.50%	The Applicable Rate shall be Adjusted Term SOFR plus 7.00% per annum, of which the Margin Cash Component shall be the Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 1.50%

II	Less than or equal to 3.00:1.00 but greater than 2.00:1.00	The Applicable Rate shall be the Base Rate plus 7.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 1.50%	The Applicable Rate shall be Adjusted Term SOFR plus 8.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 2.50%
III	Less than or equal to 4.00:1.00 but greater than 3.00:1.00	The Applicable Rate shall be the Base Rate plus 8.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 2.50%	The Applicable Rate shall be Adjusted Term SOFR plus 9.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 3.50%
IV	Less than or equal to 5.00:1.00 but greater than 4.00:1.00	The Applicable Rate shall be the Base Rate plus 9.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 3.50%	The Applicable Rate shall be Adjusted Term SOFR plus 10.00% per annum, of which the Margin Cash Component shall be the Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 4.50%
V	Greater than 5.00:1.00	The Applicable Rate shall be the Base Rate plus 10.00% per annum, of which the Margin Cash Component shall be the Base Rate plus 5.50% and the Margin PIK Component shall be 4.50%	The Applicable Rate shall be Adjusted Term SOFR plus 11.00% per annum, of which the Margin Cash Component shall be Adjusted Term SOFR plus 5.50% and the Margin PIK Component shall be 5.50%

(ii) If the Net EBITDA Leverage Ratio changes upon delivery of any financial statements required under Section 6.02(a), Section 6.02(b) or Section 6.02(c), such change in the Applicable Rate will be effective as of the date on which any such financial statement is delivered, irrespective of whether it is in the middle of an interest period or when notice of such change in the Net EBITDA Leverage Ratio has been furnished by the Loan Parties to the Administrative Agent and the Lenders. Each change in the Applicable Rate will apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding anything to the contrary in this Agreement, (x) the Applicable Rate with respect to the Delayed Draw Term Loan shall be determined in accordance with Level V for the period from the Second Restatement Effective Date until the later of the date of (i) the delivery of the financial statements with respect to the Test Period ending June 30, 2023 and (ii) the consummation of the Divestiture Transaction; (y) the Applicable Rate with respect to the Third Restatement Delayed Draw Term Loan shall be determined in accordance with Level V for the period from the Third Restatement Effective Date until the later of the date of (i) the delivery of the financial statements with respect to the Test Period ending March 31, 2024 and (ii) the consummation of the Strategic Transaction.

(c) With respect to the Tranche 2 Term Loan, the relevant Applicable Rate shall be eight percent (8.00%).

(d) Notwithstanding the foregoing:

(i) the Applicable Rate shall be increased by three and three-quarters of one percent (3.75%) above the then applicable rates set forth in clause (a) and clause (b) above (such rate, the “Applicable Default Interest Rate” (provided that, with respect to a SOFR Loan, the determination of the applicable interest rate is subject to Section 2.02(a)(v) to the extent that Loans may not be converted to, or continued as, SOFR Loans pursuant thereto)): (x) (i) immediately upon the occurrence of an Event of Default described in Section 8.01(h) or 8.01(i), or (ii) at the option of the Requisite Lenders, upon the occurrence and during the continuation of any other Default or Event of Default other than those specified in clause (i) above, or (y) if for any period, the Administrative Agent does not receive the financial statements and certificates described in Section 6.02(a), Section 6.02(b), Section 6.02(c), Section 6.03(b), Section 6.27 or Section 6.29 (including Appendix D) of this Agreement, for the period commencing on the date such financial statements and certificate were required to be delivered through the date on which such financial statements and certificate are delivered to the Administrative Agent; and

(ii) in the event that any financial statement or certificate described in clause (d)(i)(y) above is shown to be inaccurate (regardless of whether this Agreement or any Term Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any fiscal period, then the Applicable Rate for such fiscal period that such financial statement or certificate covered shall be adjusted retroactively to reflect the correct Applicable Rate for such period, and the Loan Parties shall promptly make payments to the Administrative Agent for the account of the Lenders, the accrued additional interest owing as a result of such adjustment for such period with respect to the Loans owed thereby.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender or an Affiliate of a Lender.

“Asset Disposition” means (a) the Divestiture Transaction and/or (b) any other Transfer (i) made pursuant to Section 7.01 (a) or (ii) to the extent not permitted hereunder.

“Asset Security Jurisdictions” is defined in Section 6.12(c)(ii).

“Asset Security Providers” means Holdings, the Borrower and any Subsidiary of Holdings that is or becomes a Loan Party and provides asset security pursuant to Section 3.01, Section 6.12, Section 6.24, Section 6.26 and/or the Collateral and Guarantee Requirements hereof.

“Assigned Patent Rights” means all of the following, whether now owned or hereafter acquired or arising:

(a) all Assigned Patents;

(b) all patents and patent applications (i) to which any of the Assigned Patents directly or indirectly claims priority or (ii) for which any of the Assigned Patents directly or indirectly forms a basis for priority;

(c) all reissues, reexaminations, extensions, renewals, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, and divisionals of any item in any of the foregoing categories (a) and (b);

(d) all foreign patents, patent applications, and counterparts relating to any item in any of the foregoing categories (a) through (c), including certificates of invention, utility models, industrial design protection, design patent protection and other governmental grants or issuances;

(e) all items in any of the foregoing in categories (b) through (d), whether or not expressly listed on the Disclosure Schedule and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like;

(f) inventions, invention disclosures, and discoveries described in any of the Assigned Patents or any item in the foregoing categories (b) through (e) that: (i) are included in any claim in the Assigned Patents or any item in the foregoing categories (b) through (e); (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceeding brought on any of the Assigned Patents or any item in the foregoing categories (b) through (e); or (iii) could have been included as a claim in any of the Assigned Patents or any item in the foregoing categories (b) through (e);

(g) all rights to apply in any or all countries of the world for Patents or other governmental grants or issuances of any type related to any item in any of the foregoing categories (a) through (f), including under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding;

(h) all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Assigned Patents or any item in any of the foregoing categories (b) through (g), including all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief and (iii) any other remedies of any kind for past, current, and future infringement, misappropriation or other violation; and

(i) all rights to collect income, royalties, damages and other payments due or payable under or with respect to any of the Assigned Patents or any item in any of the foregoing categories (b) through (h).

“Assigned Patents” means all Patents issued to, or for which applications are pending in the name of, Holdings or any of its Subsidiaries and (a) assigned to IP Hold-Co in accordance with the Patent Assignment Agreement, including without limitation any Patents described on Schedule 5.17(a) or that are thereafter acquired by, or filed in the name of, Holdings or any of its Subsidiaries, including Patents that are the subject of Section 6.18.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit H, with such amendments or modifications as may be approved by Administrative Agent.

“Attorneys’ Fees” means and shall include any and all reasonable attorney’s fees that are incurred by the Collateral Agent or any other Secured Party incidental to, arising out of, or in any way in connection with the Collateral Agent’s or other Secured Party’s interests in, or defense of, any action, claim, proceeding or the Collateral Agent’s or other Secured Party’s enforcement of its rights and interests with respect to any Collateral or otherwise under any Loan, or any Loan Document, which shall include all attorneys’ fees incurred by the Collateral Agent and other Secured Parties (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or applicable Secured Party is a party thereto) whether or not a suit or action is commenced, and all costs in collection of sums due during any work out or with respect to settlement negotiations, or the cost to defend the Collateral Agent or other Secured Party or to enforce any of its rights, including, without limitation, during any bankruptcy or other insolvency proceeding.

“Audited Financial Statements” means (x) the audited consolidated balance sheet of Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended 2019 and 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto, (y) the audited consolidated balance sheet of Holdings and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2020 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto, and (z) for each other fiscal year ended thereafter, the audited consolidated balance sheet of Holdings and its Subsidiaries on a consolidated basis for the fiscal year ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto, in each case, which audited financial statements shall be accompanied by a report and opinion prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception in either case resulting solely from an upcoming maturity date of any Permitted Indebtedness occurring within one year from the time such opinion is delivered or otherwise permitted in writing by the Administrative Agent) or any qualification or exception as to the scope of such audit.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.05(e) of this Agreement.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day, but in no event less than the Base Rate Floor and (ii) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (½ of 1%), but in no event less than the Base Rate Floor and (iii) Adjusted Term SOFR in effect on such day for an Interest Period of one (1) month plus one percent (1%), but in no event less than the Base Rate Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. Base Rate, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are bearing interest at a rate determined by the reference to the Base Rate.

“Base Rate Floor” means one and one half of one percent (1.50%) per annum.

“Base Rate Loan” means any Loan at any time which it bears interest at or by reference to the Base Rate in accordance with the term hereof.

“Base Rate Term SOFR Determination Day” is defined in clause (b) of the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.05(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth below that can be determined by the Agent:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points) for an Available Tenor of one-month’s duration or three-months’ duration; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.05 hereto and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.05 hereto.

“Beneficiary” means Administrative Agent, Collateral Agent and each Lender.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Board Observation Rights Letter” means that certain board observation rights letter in the form attached hereto as Exhibit M and delivered by Holdings to the Administrative Agent on the First Restatement Effective Date.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing member of such Person (or, in relation to any limited liability company incorporated under the laws of England and Wales, the board of directors of such Person), (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board Reporting Materials” is defined in Section 6.03(b).

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means the date of any Borrowing made hereunder.

“Borrowing Period” means the period beginning on the Second Restatement Effective Date and ending on the earliest of:

(a) September 30, 2023, or such later date as agreed in writing by the Lenders holding the Delayed Draw Term Commitments in their sole discretion;

(b) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero by the making of Delayed Draw Term Loans; and

(c) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 8.01(a).

“Budget” means, initially, the 13-week cash flow forecast reflecting Borrower’s good faith projection of all weekly cash receipts and disbursements and cash balances, for the 13-week period commencing November 3, 2023 and which shall be in substance and form acceptable to the Administrative Agent and, thereafter, any subsequently delivered budget pursuant to Appendix D which shall be in substance and form acceptable to the Administrative Agent.

“Business Combination” means the merger, combination or consolidation of Holdings or any of its Subsidiaries with or into any Person or the sale of all or substantially all of the assets, stock or other evidence of beneficial ownership of Holdings or any of its Subsidiaries.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks are authorized to close under the Laws of the State of New York.

“Capital Expenditures” means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of this Agreement, any lease (whether entered into before or after December 31, 2018) that, in the good faith determination of such Person, would have been classified as an operating lease pursuant to IFRS as in effect on December 31, 2018 shall be deemed to be an operating lease and shall not be included in the definition of “Capitalized Lease Obligations.”

“Cash” means money, currency or a credit balance in any demand or Deposit Account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Article III and Article VII hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of the Borrower and the Guarantors.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of at least A 1 or P 1 from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit maturing no more than one (1) year after issue; and (d) money market funds in which at least ninety-five percent (95.0%) of the assets of such fund constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Law” means the occurrence of any of the following: (a) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to the Secured Parties on such date, (b) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority or (c) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines; provided however that for purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, implemented, or promulgated, whether before or after the Closing Date and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, implemented, or promulgated, whether before or after the Closing Date.

“Change of Control” means the occurrence of any of: (i) the Key Investors shall fail to beneficially and of record own and control (directly or indirectly), at least fifty percent (50%) on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of Holdings

(inclusive of warrants and other convertible instruments) owned by the Key Investors on the First Restatement Effective Date; (ii) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of Equity Interests of Holdings, by contract or otherwise) of in excess of fifty percent (50%) of the Equity Interests of Holdings, (iii) Holdings or any Subsidiary thereof sells or transfers all or any substantial portion of its assets to another Person (other than the Liens under the Loan Documents and Transfers, Investments and Business Combinations expressly permitted by Article VII), (iv) (x) at any time, Holdings shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the aggregate voting and economic power of the Equity Interests of each Subsidiary of Holdings (other than the IP Hold-Co) free and clear of all Liens (except Permitted Liens) or (y) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, at least ninety nine and eight tenths percent (99.8%) of the aggregate voting and economic power of the Equity Interests of IP Hold-Co free and clear of all Liens (except for Permitted Liens), or (v) a “change of control” occurs under the Note Purchase Documents or any other Material Indebtedness (other than the Loan Obligations) of Holdings or any of its Subsidiaries. For the avoidance of doubt, no “Change of Control” shall be deemed to have occurred under this Agreement solely pursuant to the consummation of the Divestiture Transaction in accordance with the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Initial Term Loan Exposure, (ii) Lenders having Tranche 2 Term Loan Exposure, (iii) Lenders having Delayed Draw Term Loan Exposure and (iv) Lenders having Third Restatement Delayed Draw Term Loan Exposure, and (b) with respect to Loans, each of the following classes of Loans: (i) Initial Term Loans, (ii) Tranche 2 Term Loans, (iii) Delayed Draw Term Loans and (iv) Third Restatement Delayed Draw Term Loans.

“Closing Agenda” means that certain Closing Agenda attached hereto as Exhibit D.

“Closing Date” means December 30, 2020.

“Closing Date Term Loans” is defined in Section 2.01(a)(i)(A).

“Code” means the means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means collectively, (a) all of the real, personal and mixed property (including Equity Interests) in which Liens are granted or purported to be granted pursuant to any of the Collateral Documents as security for the Obligations; (b) all products, proceeds, rents and profits of the foregoing; (c) all of each Loan Party’s books and records related to any of the foregoing; and (d) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which any Loan Party now has or hereafter acquires any rights; in each case, other than Excluded Assets.

“Collateral Agent” is defined in the preamble.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Agent shall have received each Collateral Document required to be delivered at such time as may be designated therein, pursuant to the terms of the Collateral Documents or Section 6.12, Section 6.15, Section 6.24, Section 6.26 or Section 6.31, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b) all Guaranteed Obligations shall have been unconditionally guaranteed by each Subsidiary of Holdings organized or formed in an Asset Security Jurisdiction (as hereinafter defined) (other than the Specified Immaterial Foreign Subsidiary) including those that are listed on Schedule 1.01(b) hereto;

(c) except as otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranteed Obligations shall have been secured by a first-priority security interest in all of the Equity Interests of each Subsidiary which is organized or formed in an Asset Security Jurisdiction (other than Japan unless and until required to be pledged pursuant to Section 6.12) owned by Holdings and the other Loan Parties;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranteed Obligations shall have been secured by a perfected first-priority security interest in, and mortgages on, substantially all tangible and intangible assets of each Loan Party (including, without limitation, accounts receivable, insurance, inventory, equipment, investment property, Intellectual Property, other general intangibles, owned (but not leased) Material Real Property and proceeds of the foregoing, but excluding Excluded Assets), in each case, with the priority required by the Collateral Documents;

(e) [Reserved];

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 3.01, the Resignation Agreement or Exhibit E of the Reaffirmation and Omnibus Amendment Agreement (if applicable), Section 6.12, Section 6.24 and/or Section 6.26 (the “Mortgaged Properties”), within the time periods set forth therein, duly executed and delivered by the record owner of such property together with evidence that counterparts of the Mortgages are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for, (ii) a title insurance policy for such property or the equivalent or other form (if applicable) available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except Permitted Liens, in amounts (not to exceed the value of the real properties covered thereby) and together with such endorsements, coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and providing for such other affirmative insurance as the Collateral Agent shall reasonably request (including endorsements for future advances under the Loan Documents), (iii) if requested by the Agent, a Survey of such property, provided that new or updated Surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage (including deletion of the general survey and issuance of survey-related endorsements) is available for the Mortgage Policies without the need for such new or updated Surveys, (iv) an opinion of local counsel, with respect to the execution, delivery, enforceability and perfection of the security interests created by the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent, (v) and other documents (including subordination or pari passu confirmations, and lien searches) as the Collateral Agent may reasonably request with respect to any such Mortgaged Property and (vi) to the extent reasonably requested by the Administrative Agent, if such Loan Party is in receipt of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (1) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Parties and (2) evidence of insurance required by Section 6.13 and/or the applicable Collateral Documents in form and substance reasonably satisfactory to the Agent;

(g) (i) except with respect to intercompany Indebtedness, if any Indebtedness for borrowed money in a principal amount in excess of One Million Dollars ($1,000,000) (individually) is owing to any Loan Party and such Indebtedness is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Indebtedness, all Indebtedness of Holdings and each of its Subsidiaries shall be subject to the Intercompany Subordination Agreement and upon request of the Agent, any Indebtedness that is owing to any Loan Party (or Person required to become a Loan Party) shall be evidenced by a subordinated intercompany note (in form and substance satisfactory to the Agent and otherwise conforming with the requirements of the Intercompany Subordination Agreement), and such intercompany note shall be delivered to the Collateral Agent, along with undated instruments of transfer with respect thereto endorsed in blank;

(h) the Collateral Agent shall have received all certificates, agreements, documents and instruments, including, Uniform Commercial Code financing statements (or equivalent) and Control Agreements or as applicable notices and acknowledgement or equivalent with respect to deposit accounts, securities accounts or commodities accounts or other account Collateral, to the extent required by this Agreement, the Collateral Documents or as reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(i) at any time any Collateral with a book value in excess of Seven Hundred and Fifty Thousand Dollars ($750,000) (when aggregated with all other Collateral at the same location) is located on any real property in a state of the United States or the District of Columbia (whether such real property is now existing or acquired after the Closing Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases; provided that each Loan Party, as applicable, shall use commercially reasonable efforts to deliver landlord lien waivers, estoppels and collateral access letters and equivalent in respect of each such leased real property required by clause (h) above, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower, (c) prior to a Default, no perfection actions other than a UCC-filing shall be required in the United States, or in any state of the United States or the District of Columbia with respect to (i) motor vehicles and other assets and personal property subject to certificates of title with an individual book value of less than Two Hundred and Fifty Thousand Dollars ($250,000) except to the extent perfection is accomplished by the filing of a UCC financing statement or equivalent under applicable Law and letter of credit rights with a value of less than

Two Hundred and Fifty Thousand Dollars ($250,000), except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement or equivalent under applicable Law (it being understood that no actions shall be required to perfect a security interest in assets subject to certificates of title or letter of credit rights, other than the filing of a UCC financing statement or equivalent under applicable Law), or (ii) commercial tort claims with an individual value of less than Two Hundred and Fifty Thousand Dollars ($250,000), (d) no perfection actions shall be required in the United States or any state of the United States or the District of Columbia with respect to any deposit account, securities account or commodities account which is an Excluded Account or accounts of the Loan Parties which have average monthly balances on deposit of less than One Hundred and Fifty Thousand Dollars ($150,000) individually and Two Hundred Thousand Dollars ($200,000) in the aggregate (such accounts, “De Minimis Accounts”), (e) unless required pursuant to Section 6.24 with respect to an additional Asset Security Jurisdiction after the Closing Date, no actions in any non-U.S. jurisdiction that is not an Existing Asset Security Jurisdiction (as hereinafter defined) or required by the Laws of any non-U.S. jurisdiction that is not an Existing Asset Security Jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the then applicable Asset Security Jurisdictions or to perfect or make enforceable any security interests in any assets (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction that is not an Asset Security Jurisdiction), (f) no actions shall be required to be taken to perfect any security interest in Equity Interests other than Equity Interests of each Subsidiary which is organized or formed in an Asset Security Jurisdiction (excluding Japan) owned by Holdings, the Borrower or any Subsidiary Guarantor, (g) so long as the Indebtedness evidenced by the Softbank Loan Documents remains outstanding, there shall be no requirement to take any actions to grant or perfect any security interest in the Dense Air Group (including in the Equity Interests issued by any member thereof), and (h) the Specified Immaterial Foreign Subsidiary shall be excluded from the Collateral and Guarantee Requirements at all times such Person qualifies as a Specified Immaterial Foreign Subsidiary.

The Collateral Agent may grant extensions of time for the provision or perfection of security interests in, or the obtaining of Mortgages, Mortgage Policies and Surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means each of the Note Purchase Agreement, the Note Purchase Documents, each of the Loan Documents, the UK Security Documents, the Israeli Security Documents, the Japanese Security Documents, each Security Document, each Control Agreement, the Perfection Certificate and each other collateral document, debenture, mortgage, share charge, pledge, security agreement, intellectual property security agreement and any other similar document, notices, instruments or agreements entered into as of the Closing Date or from time to time thereafter pursuant to the requirements of Section 6.12 or 6.26 or any of the Loan Documents and all other collateral access agreements, mortgages, notices of pledge of accounts; perfection certificates, financing statements, security trustee deeds, collateral assignment agreements, deeds of trust, collateral access arrangements, collateral assignments, collateral reports, share transfer forms, powers of attorney and other similar instruments, documents, notices, acknowledgments, filings, registrations, endorsements delivered from time to time by any Loan Parties pursuant to this Agreement or any of the other Loan Documents in order to evidence, perfect, protect, assign, or grant a Lien on any real, personal or mixed property of that Person as security for the Obligations or the Guaranteed Obligations to the Collateral Agent for the benefit of the Secured Parties.

“Commitments” means each of the Initial Term Loan Commitment, the Tranche 2 Term Loan Commitment, and, as applicable, the Delayed Draw Term Loan Commitments and/or the Third Restatement Delayed Draw Term Loan Commitments.

“Company Data and Data Sets” is defined in Section 5.17(m).

“Company Financial Advisor” means PJT Partners, Inc., or such other financial advisor acceptable to the Administrative Agent and the Requisite Lenders in their sole and reasonable discretion.

“Company Retained Net Cash Proceeds” has the meaning assigned to such term in the Second Restatement.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit C.

“Conduct of Business Provisions” is defined in Section 6.14.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.02(f) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary or desirable in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Holdings and its Subsidiaries on a consolidated basis equal to: (a) the sum, without duplication, of the amounts for such period of (i) EBITDA, plus (ii) interest income, plus (iii) other non-ordinary course income (excluding any gains or losses attributable to the Asset Dispositions and Transfers), plus (iv) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of revolving loans except to the extent the related revolving commitments are permanently reduced in connection with such repayments), plus (ii) Capital Expenditures of Holdings and its

Subsidiaries (net of any proceeds of (x) Net Cash Proceeds from Asset Dispositions to the extent reinvested in accordance with Section 2.01(e), and (y) any proceeds of related financings with respect to such expenditures), plus (iii) Consolidated Interest Expense, plus (iv) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, plus (v) to the extent permitted and added back pursuant to clause (e) of the definition of EBITDA, the amount of fees or expenses paid in respect to the transactions described in clause (e) of the definition of EBITDA during such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Contracts, including any amounts referred to in Section 2.02(b).

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributing Guarantors” is defined in Section 9.02.

“Control Agreement” means, with respect to any Deposit Account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Collateral Agent, among Collateral Agent, the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent (including, where consistent with market practice in the relevant jurisdiction, obtaining an acknowledgement of such notice in respect of accounts subject to the Collateral Agent’s Liens where consistent with market practice in the relevant jurisdiction); it being understood that unless specifically specified in this Agreement or any Loan Document, any reference to a Control Agreement shall mean a Control Agreement subject to springing dominion pursuant to which the applicable Loan Party shall maintain control unless and until a notice of sole control has been given by Collateral Agent to the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried.

“Controlled Account” means each Deposit Account, Securities Account, commodities account, securities entitlement or commodity contract that is (x) subject to a Control Agreement for the benefit of the Secured Parties, in accordance with the terms of this Agreement and of the applicable Security Documents or (y) which is otherwise subject to the sole dominion and control of the Collateral Agent pursuant to Section 6.15 hereof, for the benefit of the Secured Parties, in accordance with the terms of the applicable Collateral Documents, or subject to an equivalent arrangement required for perfection under English law or where applicable other applicable local law in the Relevant Jurisdictions and reasonably acceptable to the Collateral Agent.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Convertible Note” means each Senior Secured Convertible Note issued by Holdings pursuant to the Note Purchase Agreement, in each case, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms of this Agreement, the Note Purchase Agreement, and the Pari Passu Intercreditor Agreement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise (including all copyrights in software), (b) all registrations and applications for registration of copyright in the United States or any other country, including registrations, renewals and pending applications for registration, (c) all income, royalties, damages and other payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or other violations, and (d) the right to sue for past, present and future infringement or other violation thereof.

“Cost Savings Plan” has the meaning assigned to such term in the Second Restatement.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit K delivered by a Loan Party pursuant to Section 6.12 (b).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 13.25(b).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Critical Technology” is defined in Section 5.32.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Declined Proceeds” is defined in Section 2.01(e)(iv).

“Declining Holder” is defined in Section 2.01(e)(iv).

“Declining Lender” is defined in Section 2.01(e)(iii).

“De Minimis Accounts” is defined in the definition of “Collateral and Guarantee Requirement.”

“De-SPAC Transaction” has the meaning assigned to such term in the Merger Consent.

“Debtor Relief Law” means (i) the Bankruptcy Code of the United States, and (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, administration, compulsory winding up, management winding up, moratorium, rearrangement, receivership, insolvency, reorganization, rehabilitation or similar debtor relief Laws of the United States, any Relevant Jurisdiction and/or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, the making of a determination or any combination of the foregoing, would become an Event of Default.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date it became a Defaulting Lender and ending on the earliest of the following dates: (a) the date on which all Term Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, and (b) the date on which the Borrower and Administrative Agent determine such Lender is no longer a Defaulting Lender under Section 2.08(b).

“Default Rate” means SOFR or the Base Rate, as applicable, plus the Applicable Default Interest Rate.

“Default Rights” is defined in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.08(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one (1) or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within five (5) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.08(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Funding Conditions” means, on or prior to funding of the applicable Delayed Draw Term Loans, the Administrative Agent shall have received a Notice of Borrowing in form and substance satisfactory to the Administrative Agent and the Lenders funding such Delayed Draw Term Loans in their sole discretion, including evidence and attaching and certifying that:

(i) no Default or Event of Default then exists or would result after giving pro forma effect to such Borrowing of Delayed Draw Term Loans,

(ii) each of the Performance Milestones required to be satisfied by each applicable Performance Due Date has been satisfied (along with supporting evidence with respect thereto, in each case, in form and substance satisfactory to the Administrative Agent),

(iii) the then available Delayed Draw Term Loan Commitment after giving effect to such Loans is greater than or equal to $0,

(iv) the use of proceeds for such Loans and the use of such proceeds complies with the most recent Cash Flow Forecast (as defined in the Performance Milestones attached hereto as Appendix C) approved by the Administrative Agent, and

(v) such other evidence, requirements or information requested by the Administrative Agent or the Lenders funding such Delayed Draw Term Loans in connection with such proposed Borrowing.

“Delayed Draw Outside Date” means August 30, 2023, or such later date as agreed in writing by the Lenders holding Delayed Draw Term Loan Commitments in their sole discretion.

“Delayed Draw Term Loan” means a loan made by a Lender pursuant to Section 2.01 (a)(ii)(A).

“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan Commitment, and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Second Restatement Effective Date and prior to giving effect to any Borrowing on such date is Twenty-Five Million Dollars ($25,000,000.00).

“Delayed Draw Term Loan Commitment Termination Date” means, for any Delayed Draw Term Loan Commitment, the last day of the applicable Borrowing Period for such Delayed Draw Term Loan Commitment.

“Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, the sum of that Lender’s unused Delayed Draw Term Loan Commitment and the aggregate outstanding principal amount of the Delayed Draw Term Loans of that Lender.

“Delayed Draw Term Loan Lender” means each Lender holding a Delayed Draw Term Loan Commitment or a Delayed Draw Term Loan.

“Dense Air Group” means Dense Air Holdco, Dense Air Limited and their respective subsidiaries from time to time.

“Dense Air Holdco” means, following the Dense Air Conversion Date, any entity that holds, either directly or indirectly whether now or in the future not less than ninety-five percent (95%) of the outstanding issued share capital in Dense Air Limited from time to time.

“Dense Air Limited” means Dense Air Limited, a company organized under the laws of England and Wales.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Jurisdiction” is defined in Section 5.22 (b)(v).

“Direct Competitor” is defined in the definition of “Eligible Assignee.”

“Disclosure Schedule” means each of the Disclosure Schedules attached hereto.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends, (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is three hundred and sixty-five (365) days after the Maturity Date at such time of any then outstanding Loan or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Permitted Indebtedness; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such entity in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Distributable Income” means, at any time, the maximum amount of income distributable by a Person at such time under the laws of such Persons jurisdiction, as certified by independent certified public accountants of recognized international standing pursuant to Section 6.02(a).

“Distribution” is defined in Section 6.22(a).

“Divestiture Transaction” means the Borrower’s sale of all of the issued and outstanding shares of common stock of Mimosa to Radisys Corporation, an Oregon corporation, for an aggregate purchase price of approximately $60,000,000 in cash (subject to customary adjustments as set forth in the Mimosa Purchase Agreement) on the terms and subject to the conditions set forth in the Mimosa Purchase Agreement as in effect on March 8, 2023 and as may be amended with the prior written consent of the Administrative Agent in its sole discretion (which may be by email); provided that such transaction shall only constitute the “Divestiture Transaction” to the extent that (x) it is consummated in accordance with the requirements of Sections 2.1 and 2.2 of the Second Restatement and (y) the Consent Conditions (as defined in the Second Restatement) have been satisfied.

“Dollars,” “dollars” or use of the “$” sign means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary of Holdings organized under the laws of the United States, any state, territory or province thereof; provided that no Person that is a direct or indirect Subsidiary of a Foreign Subsidiary shall be a Domestic Subsidiary.

“EBITDA” means with respect to such Person and its consolidated Subsidiaries for any applicable period, on a consolidated basis and as determined in accordance with GAAP, (a) the gross income of such Person and its consolidated Subsidiaries for such period, minus (b) operating expenses actually paid in cash in such period, plus (c) to the extent subtracted as cash operating expenses pursuant to immediately preceding clause (b), without duplication, non-recurring costs, fees and expenses in connection with (i) the preparation and consummation of the documents related to the Divestiture Transaction and the consummation of the transactions contemplated thereby, (ii) the preparation and consummation of the Loan Documents and the consummation of the transactions contemplated thereby, and (iii) the preparation and consummation of the Note Purchase Documents and the consummation of the transactions contemplated thereby (including the issuance and reissuance of the Convertible Notes), including in each case in this clause (c) (to the extent actually paid in cash in such period) legal fees and expenses, financing fees and expenses, deal fees and expenses, and costs, fees and expenses payable in connection with SEC reporting. Unless otherwise noted herein, references to EBITDA, shall be references to the EBITDA of Holdings and its consolidated Subsidiaries. For avoidance of doubt and without duplication, to the extent not previously included in the deemed numbers set forth in the immediately preceding sentence, addbacks permitted under clause (e) above shall be permitted for the purposes of calculating historical deemed EBITDA of Holdings and its Subsidiaries on a consolidated basis.

“Eligible Assignee” means any Person (other than a natural person or a trust of which any natural person is the beneficiary) that is (i) a Lender, an Affiliate of a Lender or a Related Fund (any two (2) or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) and (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Direct Competitor (unless approved by Borrower and the Administrative Agent, acting in consultation with the Requisite Lenders) and no Loan Party or any Affiliate thereof shall be an Eligible Assignee; provided further, no consent of the Borrower shall be required if an Event of Default has occurred. “Direct Competitor” as used herein shall mean an operating business of a 5G wireless telecommunications provider.

“End of Term Fee” means an end of term fee in an amount equal to the sum of (a) two and one half percent (2.5%) of the principal balance of the Loans (other than any Delayed Draw Term Loans and Third Restatement Delayed Draw Term Loans) and any other Obligations advanced or otherwise owed hereunder (excluding Obligations arising under the Note Purchase Documents), including, without limitation, any fees, the capitalized interest, original issue discount and any Applicable Prepayment Premiums in respect thereof (but excluding any of the foregoing owed in connection with the Delayed Draw Term Loans and Third Restatement Delayed Draw Term Loans); (b) ten percent (10%) of the principal balance of all Delayed Draw Term Loans and any other Obligations advanced or otherwise owed hereunder in respect of such Delayed Draw Term Loans, including, without limitation, the capitalized interest, original issue discount and any Applicable Prepayment Premiums in respect thereof (but excluding any of the foregoing owed in connection with the Loans and other Obligations described in clauses (a) and (c)); (c) ten percent (10%) of the principal balance of all Third Restatement Delayed Draw Term Loans and any other Obligations advanced or otherwise owed hereunder in respect of such Third Restatement Delayed Draw Term Loans, including, without limitation, the capitalized interest, original issue discount and any Applicable Prepayment Premiums in respect thereof (but excluding any of the foregoing owed in connection with the Loans and other Obligations described in clauses (a) and (b)).

“End of Term Fee Event” is defined in Section 2.01(f)(i).

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any applicable Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future Laws, or any other requirements of Governmental Authorities relating to (a) environmental matters, or (b) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility owned, leased or operated by Holdings or any of its Subsidiaries.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Claim; (b) any actual, alleged or threatened non-compliance with any applicable Environmental Law or Environmental Permit; (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials; (d) any Remedial Action; or (e) any contract, agreement, or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equipment” means all present and future “equipment” as defined in the Code (or equivalent in the equivalent applicable Law of a relevant non-U.S. jurisdiction) in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities convertible into or exchangeable for shares of capital stock (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, either Borrower or any other Loan Party or ERISA Affiliate thereof from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (g) or any Foreign Plan Event.

“Event of Default” is defined in Section 8.01.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any segregated deposit account or securities account specifically and exclusively used to hold payroll and payroll taxes and other employee benefit payments, Taxes required to be collected, remitted or withheld (including sales taxes) and other funds which any Loan Party holds in trust or as an escrow or fiduciary for another third party which is not a Loan Party or its Subsidiary (including for the purposes of paying taxes in the ordinary course of business).

“Excluded Assets” means the following assets and property of any Loan Party (i) any of such Loan Party’s right, title or interest in any license, contract or agreement to which such Loan Party is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement result in the termination, a material breach of the terms of, or constitute a material default under, such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC (or equivalent) of any relevant jurisdiction or any other applicable law (including the applicable Debtor Relief Laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, provided that such security interest or lien would not itself result in the termination, material breach of the terms of a material default under such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC (or equivalent) of any relevant jurisdiction or any other applicable law (including the applicable Debtor Relief Laws) or principles of equity), (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (iii) any Excluded Accounts if and for so long as the accounts described therein as used solely for the purposes described in the definition of “Excluded Accounts”, (iv) Equity Interests issued by Dense Air Limited, Dense Air Holdco, or any of their subsidiaries and held by any Loan Party or any of their Subsidiaries, and (v) such other assets and property as to which the Collateral Agent (in its sole discretion) determines that the cost of obtaining or perfecting a security interest therein is excessive in relation to the benefits afforded to the Secured Parties by the security to be afforded thereby; provided, however, that (x) the exclusions described in clauses (i) through (v) above shall in no way be construed as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interest of the Loan Parties in or to the proceeds of, or any monies due or to become due under, any such leases, contracts, agreements, licenses, permits, equipment, Equity Interests, accounts or other assets and (y) immediately upon the effectiveness, lapse termination or waiver of any such restriction, provision or agreement, references to the Collateral shall include and the Loan Parties shall be deemed to have granted a security interest with respect to such leases, contracts, agreements, licenses, permits, equipment, Equity Interests, accounts and other assets as if such provision or restriction or agreement had never been in effect.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to such Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case,

(i) imposed as a result of a Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Term Loan Commitment pursuant to a law in effect on the date on which such Lender designates a new lending office or acquires its interests or rights under this Agreement, except, in each case, to the extent that, (x) pursuant to Section 2.03, amounts with respect to such Taxes were payable either to such Lender immediately before it changed its lending office or to such Lender’s assignor immediately before such Lender became a party hereto or (y) such assignment of a Lender’s interest under this Agreement was triggered by any Loan Party’s request; (c) Taxes attributable to a Lender’s failure to comply with Section 2.03(e); and (d) any U.S. federal withholding Taxes imposed under FATCA as a result of a Lender not being in compliance with FATCA or such Lender failing to provide the Borrower with all forms reasonably requested by the Borrower establishing an exemption from U.S. federal withholding Taxes imposed under FATCA. Any Israeli VAT required to be paid with respect to a payment made pursuant to this Agreement or any Loan Document shall not be included in the definition of “Excluded Taxes”.

“Executive Order” is defined in Section 5.22(b)(i).

“Existing Asset Security Jurisdictions” is defined in Section 6.12(c)(i).

“Existing Credit Agreement” is defined in the recitals.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under the Original Credit Agreement.

“Existing Security Agreement” means the Security Agreement dated December 30, 2020, among the Borrower, the Guarantors listed on the signature pages to the Reaffirmation and Omnibus Amendment Agreement as Grantors, and the Collateral Agent, as amended and restated by that certain Amended and Restated Security Agreement dated as of the First Restatement Effective Date and as the same may be further amended, restated, amended and restated, supplemented, or otherwise modified in accordance with the terms hereof and of the Pari Passu Intercreditor Agreement.

“Export Control Regulations” shall mean the Export Administration Act, the Arms Export Control Act, the Export Administration Regulations and the International Traffic in Arms Regulations, the Export Control Act 2002 (United Kingdom) each as amended from time to time, and any similar law applicable to the operations or activities of Holdings or any of its Subsidiaries in any jurisdiction.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors.

“Fair Share” is defined in Section 9.02

“Fair Share Contribution Amount” is defined in Section 9.02.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” means the Federal Communications Commission or any Governmental Authority substituted therefor.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977 (as amended from time to time).

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means (x) the letter agreement dated as of the Closing Date between the Borrower and Administrative Agent and (y) each other letter agreement designated by the Borrower and the Administrative Agent as a “Fee Letter” from time to time.

“FIG” is defined in Section 13.08.

“Fifth Restatement” is defined in the recitals.

“Fifth Restatement Effective Date” means the “Effective Date”, as such term is defined in the Fifth Restatement, which date is February 28, 2024.

“Fifth Restatement Fee” is defined in Section 2.02(b)(i)(H).

“Fifth Restatement Fee Payment Amount” shall mean, at the time of any Borrowing of Second Additional Third Restatement Delayed Draw Term Loans, an amount equal to (i) the portion of the Fifth Restatement Fee that has not been paid prior to such time, multiplied by (ii) the percentage of the Second Additional Third Restatement Delayed Draw Term Loans made at such time of all then outstanding or remaining Second Additional Third Restatement Delayed Draw Term Commitments.

“Financial Plan” is defined in Section 6.02(e).

“Financial Statement Delivery Date” means the earlier of the date on which the Loan Parties deliver or are required to deliver their financial statements to the Administrative Agent and the Lenders under Section 6.02(a), Section 6.02(b) or Section 6.02(c), as the case may be.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, such Lien is prior to all other Liens on such Collateral, subject to any Permitted Lien which is prior as a matter of law or agreement.

“First Restatement Effective Date” means August 13, 2021.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any SOFR Loan, which floor shall in no event be less than zero.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Plan” means (a) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to United States law, that is maintained or contributed to by any Loan Party or any of their Subsidiaries or any ERISA Affiliate and (b) any other material foreign pension in accordance to any other applicable Law and special arrangements, collective bargaining agreements and extension orders in any applicable jurisdiction that is maintained or contributed to by any Loan Party or any of their Subsidiaries or any ERISA Affiliate.

“Foreign Plan Event” means (a) with respect to any Foreign Plan, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions or payments required by applicable Law or by the terms of such Foreign Plan, (ii) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, or (iii) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan, or (b) a final determination that any Loan Party is responsible for a deficit or funding shortfall in a multi-employer pension plan as that term is defined under applicable foreign pension and benefits standards statute or regulation or other Foreign Plan administered by an entity other than a Loan Party under a collective bargaining agreement, in each case to the extent material to Holdings and Subsidiaries, taken as a whole.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Accession Requirements” is defined in Section 6.12(c)(i).

“Fortress” is defined in the preamble.

“Fortress Member” means the Agent and its respective Permitted Transferees (as defined in the IP Hold-Co Operating Agreement).

“Fourth Amendment” means that certain Fourth Amendment, Limited Waiver and Consent under Credit Agreement and Other Loan Documents, dated as of November 14, 2022, among the Borrower and the other Loan Parties party thereto, the Lenders party thereto and the Agent.

“Fourth Restatement” is defined in the recitals.

“Fourth Restatement Fee” is defined in Section 2.02(b)(i)(G).

“Fourth Restatement Effective Date” means the “Effective Date”, as such term is defined in the Fourth Restatement, which date is December 22, 2023.

“Fourth Restatement Fee Payment Amount” shall mean, at the time of any Borrowing of Additional Third Restatement Delayed Draw Term Loans, an amount equal to (i) the portion of the Fourth Restatement Fee that has not been paid prior to such time, multiplied by (ii) the percentage of the Additional Third Restatement Delayed Draw Term Loans made at such time of all then outstanding or remaining Additional Third Restatement Delayed Draw Term Commitments.

“Free Cash Flow” means, for any Person for any period, EBITDA plus cash interest income of such Person for such period, less income taxes, Capital Expenditures and Investments (to the extent made in compliance with this Agreement), Scheduled Debt Service (if any) and variations in working capital made in the ordinary course of business, with respect to such period.

“Funded Debt” means, with respect to any specified Person, any Indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent;

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

“Funding Guarantor” is defined in Section 9.02.

“GAAP” means (a) in the case of Holdings, the Borrower, IP Hold-Co and the Domestic Subsidiaries, United States generally accepted accounting principles; and (b) in the case of any Loan Party which is a Foreign Subsidiary, the generally accepted accounting principles applying to it in the country of its incorporation or in a jurisdiction agreed to by the Administrative Agent or, if adopted by the relevant Loan Party, the international accounting standards within the meaning of IAS Regulation 1606/2002 (“IFRS”), in each case, to the extent applicable to the relevant financial statements and applied on a consistent basis.

“Golden Wayford Note” means that certain Convertible Promissory Note, dated as of August 6, 2015 (as the same has been and may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Borrower and Golden Wayford Limited.

“Golden Wayford Subordination Agreement” means that certain Subordination Agreement dated August 6, 2015 and executed by Golden Wayford Limited with respect to the Borrower’s obligations under the Golden Wayford Note, as the same has been amended, amended and restated, restated, supplemented or otherwise modified from time to time pursuant to which Golden Wayford agreed to subordinate the Indebtedness evidenced by the Golden Wayford Note to the Obligations, the Agent (on its own behalf and on behalf of the Lenders holding such Loans and Obligations) being the beneficiary of such agreement as the successor in interest to PWB (the prior agent on behalf of the lenders and other secured parties and the successor by merger to Square 1 Bank).

“Governmental Authority” means any nation or government, any federal, supranational, state or other political subdivision of any of the foregoing, any ministry, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” is defined in Section 9.01.

“Guarantor” means Holdings and each Subsidiary of Holdings (other than the Borrower) listed on Schedule 1.01(b) hereto and each other Subsidiary of Holdings (other than the Borrower) organized or formed in an Initial Asset Security Jurisdiction and each other Subsidiary of Holdings that guarantees the Obligations (other than members of the Dense Air Group, Subsidiaries of Holdings organized in India or, for so long as such Subsidiaries remain Immaterial Foreign Subsidiaries, Immaterial Foreign Subsidiaries organized in non-Initial Asset Security Jurisdictions unless required to become Loan Parties pursuant to Section 6.12) and each other Person, if any, that from time to time becomes a Guarantor by executing and delivering a Guaranty, or becomes a party to this Agreement as Guarantor by joinder or otherwise.

“Guaranty” means the guaranty of each Guarantor set forth in Article IX.

“Harmful Code” is defined in Section 5.17(g).

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Contract” means any rate or currency swap, cap or collar agreement or any other agreement designed to hedge risk with respect to interest rate or currency fluctuations, whether or not pursuant to a master agreement.

“Holdings” is defined in the preamble.

“Holdings Special Committee” means the special committee of the Board of Directors of Holdings, which shall be, whether by resolution or charter (which shall be, in each case, be acceptable in form and substance to the Administrative Agent) and to the greatest extent permitted under the Delaware General Corporation Law, authorized and empowered to act on behalf of Holdings in connection with any Strategic Transaction, including, among other things, to (i) evaluate the advisability and fairness of the Strategic Transaction, (ii) review, participate and direct the formulation of the Strategic Transaction and any other activities consistent with the purposes of the Strategic Transaction, including all discussions, negotiations or proceedings with parties in interest, and (iii) approve the Strategic Transaction and, as applicable, make recommendations to the Board of Directors of Holdings or the stockholders of Holdings with respect to the Strategic Transaction (collectively, the “Holdings Special Committee Authority”).

“Holdings Special Committee Authority” has the meaning defined under the “Holdings Special Committee”.

“IFRS” means International Financial Reporting Standards.

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary of the Loan Parties that (a) does not own any Patents and has neither (i) revenues (excluding intercompany transactions and balances) for the most recently completed twelve (12) month period of more than the lesser of (x) Five Million Dollars ($5,000,000) (or its equivalent) and (y) three percent (3%) of total revenues of Holdings and its consolidated Subsidiaries for the last twelve months (as measured as of the last day of the most recently completed fiscal period for which financial statements have been delivered pursuant Section 6.02(a), Section 6.02(b), or Section 6.02(c), as applicable), nor (ii) assets or Investments having fair market value (as of the last day of the most recently completed twelve-month period) of more than Two Million Five Hundred Thousand Dollars ($2,500,000) (or its equivalent) on average as of the last day of each fiscal period ending, during such period, in each case, as determined based on the most recently completed fiscal period for which financial statements have been delivered pursuant to Section 6.02(a), Section 6.02(b), or Section 6.02(c), as applicable, for the preceding twelve (12) month period then ended (but giving pro forma effect to any material Indebtedness, Investment, Transfer or Asset Dispositions during such period).

“Immaterial Foreign Subsidiary Threshold” means for all Subsidiaries of Holdings that are not Loan Parties and Asset Security Providers (on a combined basis with all of the non-Loan Party Subsidiaries taken as a whole) (i) revenues (excluding intercompany transactions and balances) for the most recently completed twelve (12) month period of no more than the lesser of (x) Ten Million Dollars ($10,000,000) (or its equivalent) and (y) six percent (6%) of the total revenues of Holdings and its consolidated Subsidiaries for the last twelve months (as measured as of the last day of the most recently completed fiscal period for which financial statements have been delivered pursuant Section 6.02(a), Section 6.02(b), or Section 6.02(c), as applicable,), and (ii) assets or Investments (as of the last day of the most recently completed twelve-month period) of no more than Five Million Dollars ($5,000,000) (or its equivalent) on average as of the last day of each fiscal period ending during such period, in each case, as determined based on the most recently completed fiscal period for which financial statements have been delivered pursuant to Section 6.02(a), Section 6.02(b), or Section 6.02(c), as applicable, for the preceding twelve (12) month period then ended (but giving pro forma effect to any material Investment, Transfer or Asset Dispositions during such period).

“Increased-Cost Lender” is defined in Section 2.09(b).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person’s business and not overdue for more than ninety (90) days); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made (excluding surety bonds, performance bonds, bid bonds and similar obligations); (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities (other than to the extent undrawn or cash collateralized); (g) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Contracts; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all surety bonds, performance bonds, bid bonds, appeal bonds, completion guarantees and similar obligations; (j) all Contingent Obligations; (k) all Disqualified Equity Interests; and (l) all obligations referred to in clauses (a) through (k) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (l) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and applicable Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including each Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement or the other Loan Documents; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Loan Parties or any of their Subsidiaries; or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition of “Indemnified Taxes”, Other Taxes.

“Indemnitee” is defined in Section 13.02 (b).

“Indemnitee Related Party” is defined in Section 10.07.

“Independent Director” means an independent director acceptable to the Administrative Agent in its sole and absolute discretion, it being understood and agreed that the Independent Director shall not cease to be independent or disinterested as a result of any treatment, proposed treatment by, or involvement of the Lenders.

“Information Declination Notice” is defined in Section 6.03.

“Initial Asset Security Jurisdiction” means the United States, the United Kingdom, the State of Israel and Japan.

“Initial Borrower” is defined in the preamble.

“Initial Credit Agreement” is defined in the recitals.

“Initial Origination Fee” is defined in Section 2.02(b)(i)(B).

“Initial Term Loan” is defined in Section 2.01(a)(i)(A).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan. The amount of each Lender’s Initial Term Loan Commitment as of the Closing Date is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is as set forth on Appendix A. The Initial Term Loans were fully-advanced on the Closing Date.

“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender.

“Insolvency Proceeding” means any proceeding under any Debtor Relief Law.

“Intellectual Property” means collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Trademarks, Trade Secrets, Product Authorizations, Product Agreements, computer software, databases, data and documentation, know-how, inventions, manufacturing processes and techniques, research and development information data and other information included in or supporting Product Authorizations, other intellectual property or similar proprietary rights, copies and tangible embodiments of any of the foregoing (in whatever form or medium) and any and all improvements to any of the foregoing or rights or licenses to or from a third party in connection therewith.

“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the First Restatement Effective Date, by and among Holdings, the Borrower and certain Subsidiaries thereof, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Intercreditor and Subordination Agreements” means (a) the Pari Passu Intercreditor Agreement, (b) the Subordination Agreements and (c) each other intercreditor agreement and/or subordination agreement in respect of Indebtedness of Holdings and its Subsidiaries entered into from time to time; provided that each such agreement is in form and substance satisfactory to the Administrative Agent, in each case, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted in accordance with the terms hereof and/or, as applicable, the applicable intercreditor and/or subordination agreement as applicable.

“Interest Payment Date” means with respect to any Loan, (i) the last day of each calendar month ending after the Closing Date, and (ii) the Maturity Date of such Loan; provided if such date is not a Business Day, the applicable Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means, in connection with any SOFR Loan, an interest period of one (1) month or three (3) months, or such shorter other period as consented to by Administrative Agent and the Requisite Lenders, as selected by Borrower in the applicable Conversion/Continuation Notice or Notice of Borrowing, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

“Inventory” is all “inventory” as defined in the UCC in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests and other securities), (b) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding accounts receivable arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (c) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (d) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IP Hold-Co” means Airspan IP Holdco LLC, a Delaware limited liability company and a Subsidiary of Borrower which, as of the First Restatement Effective Date, has ninety nine and eight tenths percent (99.8%) of its Equity Interests owned by the Borrower and two-tenths percent (0.2%) owned by the Fortress Member and which is managed by (x) Borrower until the occurrence of a Triggering Event (as defined in the IP Hold-Co Operating Agreement), and (y) after the occurrence of a Triggering Event (as defined in the IP Hold-Co Operating Agreement), the Fortress Member (or its designee) shall become the sole manager of the IP Hold-Co.

“IP Hold-Co Documents” means the IP Hold-Co Operating Agreement, the Patent License Agreement and the Patent Assignment Agreement.

“IP Hold-Co Operating Agreement” means that certain Operating Agreement dated as of December 30, 2020 entered into by IP Hold-Co, the Borrower and the Agent in its capacity as the Fortress Member, as amended and restated by that certain Amended and Restated Operating Agreement dated as of the First Restatement Effective Date, and as the same may be further amended, restated, amended and restated, modified or supplemented from time to time with the consent of the Agent.

“IP Security Agreement” means each Intellectual Property Security Agreement or other short-form copyright, patent or trademark (as the case may be), security agreement, entered into from time to time by a Loan Party in favor of the Collateral Agent (on behalf of the Secured Parties) with such changes as approved by the Agent, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“IRS” means the United States Internal Revenue Service.

“Israeli 2023 Borrower Trademarks Fixed Charge Pledge” means the Israeli law fixed charge debenture entered into on or about the Second Restatement Effective Date in connection with the second amendment and restatement of this Agreement, among Borrower and the Collateral Agent, creating an Israeli law fixed charge over Borrower’s trademarks in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli 2023 Floating Charge Debenture” means the Israeli law floating charge debenture entered into on or about the Second Restatement Effective Date in connection with the second amendment and restatement of this Agreement, among Israeli Guarantor and the Collateral Agent, creating an Israeli law floating charge over all of Israeli Guarantor’s assets, in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli 2023 IP Hold-Co Fixed Charge Pledge” means the Israeli law fixed charge debenture entered into on or about the Second Restatement Effective Date in connection with the second amendment and restatement of this Agreement, among IP Hold-Co and the Collateral Agent, creating an Israeli law fixed charge over IP Hold-Co’s patents in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli 2023 Share Pledge” means the Israeli law share pledge agreement entered into on or about the Second Restatement Effective Date in connection with the second amendment and restatement of this Agreement, among Airspan Communications Limited and the Collateral Agent, creating an Israeli law share pledge over all of the issued and outstanding equity interests in Israeli Guarantor in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Borrower Trademarks Fixed Charge Pledge” means the Israeli law fixed charge debenture, dated December 30, 2020, among Borrower and the Collateral Agent, creating an Israeli law fixed charge over Borrower’s trademarks in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Companies Law” means the Israeli Companies Law, 1999.

“Israeli Floating Charge Debenture” means the Israeli law floating charge debenture, dated December 30, 2020, among Israeli Guarantor and the Collateral Agent, creating an Israeli law floating charge over all of Israeli Guarantor’s assets, in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Guarantee Law” is defined in Section 9.04(g).

“Israeli Guarantor” means Airspan Networks Ltd, and any other party organized under the laws of the State of Israel which joins this Agreement pursuant to the terms of Section 6.12(c).

“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018.

“Israeli IP Hold-Co Fixed Charge Pledge” means the Israeli law fixed charge debenture, dated December 30, 2020, among IP Hold-Co and the Collateral Agent, creating an Israeli law fixed charge over IP Hold-Co’s patents in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Second Amendment Borrower Trademarks Fixed Charge Pledge” means the Israeli law fixed charge debenture entered into on 25 August 2021 in connection with the amendment and restatement of this Agreement, among Borrower and the Collateral Agent, creating an Israeli law fixed charge over Borrower’s trademarks in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Second Amendment Floating Charge Debenture” means the Israeli law floating charge debenture entered into on 25 August 2021 in connection with the amendment and restatement of this Agreement, among Israeli Guarantor and the Collateral Agent, creating an Israeli law floating charge over all of Israeli Guarantor’s assets, in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Second Amendment IP Hold-Co Fixed Charge Pledge” means the Israeli law fixed charge debenture entered into on 25 August 2021 in connection with the amendment and restatement of this Agreement, among IP Hold-Co and the Collateral Agent, creating an Israeli law fixed charge over IP Hold-Co’s patents in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Second Amendment Share Pledge” means the Israeli law share pledge agreement entered into on 25 August 2021 in connection with the amendment and restatement of this Agreement, among Airspan Communications Limited and the Collateral Agent, creating an Israeli law share pledge over all of the issued and outstanding equity interests in Israeli Guarantor in favor of the Collateral Agent (on behalf of the Secured Parties).

“Israeli Security Documents” means the Israeli Floating Charge Debenture, Israeli Borrower Trademarks Fixed Charge Pledge, Israeli IP Hold-Co Fixed Charge Pledge, Israeli Share Pledge, Israeli Second Amendment Floating Charge Debenture, Israeli Second Amendment Borrower Trademarks Fixed Charge Pledge, Israeli Second Amendment IP Hold-Co Fixed Charge Pledge, the Israeli Second Amendment Share Pledge, Israeli 2023 Floating Charge Debenture, Israeli 2023 Borrower Trademarks Fixed Charge Pledge, Israeli 2023 IP Hold-Co Fixed Charge Pledge, Israeli 2023 Share Pledge, and any other Israeli law governed Collateral Documents entered into from time to time.

“Israeli Share Pledge” means the Israeli law share pledge agreement, dated December 30, 2020, among Airspan Communications Limited and the Collateral Agent, creating an Israeli law share pledge over all of the issued and outstanding equity interests in Israeli Guarantor in favor of the Collateral Agent (on behalf of the Secured Parties).

“IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) in the current conduct of the business of the Loan Parties.

“Japanese Guarantor” means Airspan Japan KK, a stock company (kabushiki kaisha) organized under the laws of Japan.

“Japanese Security Documents” means each of (a) the Assignment of Receivables from Japanese Guarantor to the Lenders and the Purchasers under the Note Purchase Agreement dated November 26, 2021; (b) the Consent to Assignment of Receivables delivered by Rakuten Mobile, Inc. on November 26, 2021 and (c) each other Japanese law governed Collateral Document entered into from time to time.

“Joinder Date” is defined in Section 6.12(c)(ii).

“Judgment Currency” is defined in Section 13.20.

“Key Customers” means Rakuten Mobile, Inc., Sprint Corporation, Reliance Jio Infocomm Limited and Gogo Business Aviation, LLC.

“Key Investors” means Oak Investments, Reliance Jio Infocomm Limited, and Softbank Group Capital Limited.

“Knowledge” means, with respect to any Person, the actual knowledge of executive officers (as defined in Rule 405 under the Securities Act) of such Person, after due inquiry.

“Laws” means, collectively, all international, foreign, supranational, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, clearances, approvals, exemptions and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person listed on the signature pages to the Initial Credit Agreement and/or any restatement thereof (including the Sixth Restatement) as a Lender, after giving effect to any Assignment Agreement, and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement.

“Liabilities” is defined in Section 13.17.

“Licenses” shall mean all licenses and any other agreement granting any right (or under which any Person agrees to refrain from exercising any right, including any covenant not to sue) with respect to any Intellectual Property (whether a Person is the grantor or grantee thereunder).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge, assignment or encumbrance or security or preferential arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest, and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security).

“Liquidation Event” has the meaning assigned to such term in the IP Hold-Co Operating Agreement.

“Loan Amendment Transactions” has the meaning assigned to such term in the Reaffirmation and Amendment Agreement, and shall mean and include for purposes of this Agreement all incidental steps and transactions further detailed in this Agreement and in the other Transaction Documents.

“Loan Documents” means this Agreement, the Amendment and First Restatement Agreement, the Intercreditor and Subordination Agreements, the Merger Consent, the Disclosure Schedules, the Board Observation Rights Letter, the Notes, the Warrants, the Reaffirmation and Omnibus Amendment Agreement, the Second Restatement, the Third Restatement, the Fourth Restatement, the Fifth Restatement, the Sixth Restatement, the Perfection Certificate, the Compliance Certificate, each Collateral Document (excluding the Convertible Notes and the Note Purchase Documents), the Patent Assignment Agreement, the Patent License Agreement, each intercreditor agreement, fee letter, subordination agreement, joinder agreement, process agent appointment letters, notice, acknowledgment and consents, powers of attorney and any and all other present or future documents, instruments, agreements, reports, deeds and certificates required to be executed and delivered by a Loan Party in connection herewith or in connection with this Agreement or otherwise designated by the Borrower and the Administrative Agent as a “Loan Document” from time to time.

“Loan Obligations” means the Obligations, excluding the Obligations arising under the Note Purchase Documents.

“Loan Parties” means each Borrower and Guarantor.

“Loan Party Agent” is defined in Section 12.07(a).

“Loans” means Initial Term Loans, Tranche 2 Term Loans, Delayed Draw Term Loans, and/or Third Restatement Delayed Draw Term Loans, as the context may require, and any increases in the principal amount of any Loans as a payment of PIK Interest pursuant to Section 2.02.

“Margin Cash Component” shall mean the portion of the Applicable Rate which may only be paid in cash.

“Margin PIK Component” shall mean the portion of the Applicable Rate which may be paid in kind.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, prospects, properties or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under the Loan Document to which it is a party; (c) a material impairment in the perfection or priority of the Collateral Agent’s Lien in and on the Collateral as a whole; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Secured Party of any Loan Document to which it is a party (as represented in, and subject to the qualifications contained in, Section 5.04).

“Material Contract” means (i) each of the contracts listed on Schedule 5.23 and (ii) each contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, (a) which is material to any Loan Party’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect; or (b) the aggregate value of which any Loan Party has a right to make or receive payments in respect thereof exceeds One Million Dollars ($1,000,000).

“Material Indebtedness” means Indebtedness of Holdings or any of its subsidiaries in an aggregate amount in excess of One Million Dollars ($1,000,000).

“Material Intellectual Property” means all (a) Assigned Patents, and (b) other Intellectual Property owned or exclusively licensed by Holdings or any Subsidiary of Holdings that is material to the business of Holdings and its Subsidiaries, taken as a whole.

“Material License” is defined in Section 5.17 (a).

“Material Real Property” means any real property with a book value (at the time of acquisition) or fair market value in excess of One Million Five Hundred Thousand Dollars ($1,500,000) owned by any Loan Party.

“Material Regulatory Permits” means any Regulatory Permits where the failure to possess or maintain such Regulatory Permits, or restrictions placed thereon, in either case, could reasonably be expected, either individually or in the aggregate, to result in either (a) a material adverse effect on any Assigned Patent or (b) a Material Adverse Effect.

“Maturity Date” means the earlier of (i) the Stated Maturity Date and (ii) the date that all Loans and other Obligations shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Maximum Note Obligations” shall mean, on any date of determination thereof, an amount equal to (i) $50,000,000 minus (x) payments actually made to and applied by the Secured Parties on or prior to such date of determination on account of the unpaid principal amount of the Obligations arising under the Note Purchase Documents and (y) such principal amounts as have been converted into Common Stock (as defined in the Convertible Notes) on or prior to such date of determination, plus (ii) the amount of all capitalized or otherwise accrued and unpaid fees (including without limitation any applicable Specified Fees) and expenses in respect of the Note Obligations plus (iii) all accrued and capitalized and all accrued but unpaid interest at any time or times due or payable in connection with such Obligations plus (iv) fifteen percent (15%) of the sum of clause (i), clause (ii) and clause (iii).

“Maximum Rate” is defined in Section 13.16.

“Merger Agreement” means that certain Business Combination Agreement dated as of March 8, 2021, by and between Holdings, Merger Sub and the Borrower, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms of this Agreement and the Merger Consent.

“Merger Consent” shall have the meaning assigned to such term in the Recitals hereto.

“Merger Sub” shall have the meaning assigned to such term in the Recitals hereto.

“Mimosa” means Mimosa Networks, Inc., a Delaware corporation.

“Mimosa Closing Date” has the meaning given to such term in the Second Restatement, which date has occurred on August 11, 2023.

“Mimosa Purchase Agreement” has the meaning given to such term in the Second Restatement.

“Monthly Amortization Commencement Date” means the first Interest Payment Date after the twelve (12) month anniversary of the Closing Date.

“Mortgage” means, collectively, the deeds of trust, trust deeds, debentures, deeds and/or other local law equivalent to secure debt and mortgages creating and evidencing a Lien on a Mortgaged Property made by any Loan Party in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties executed and delivered pursuant to Section 6.12, Section 6.24 and/or Section 6.26 as applicable.

“Mortgage Policies” is defined in clause (f) of the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” is defined in clause (f) of the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Property” means a parcel of real property owned by a Loan Party and subject to a Mortgage granted by such Loan Party in favor of the Collateral Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Transfer (other than the issuance of Equity Interests of Holdings, which is addressed under clause (b) of this definition), Asset Disposition or any insurance or condemnation award, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or condemnation awards or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when cash is actually received) received by Holdings or any Subsidiary pursuant to any such Transfer, Asset Disposition or insurance proceeds or condemnation award net of (i) the direct costs relating to such Asset Disposition (including sales commissions and legal, accounting and investment banking fees), (ii) net income taxes paid as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to any such Transfer or other Asset Disposition (other than the Loans) or required to be paid to parties (other than Affiliates of any Loan Party) having superior rights to the proceeds of any such Transfer or other Asset Disposition to the extent such superior rights are permitted hereunder; and

(b) with respect to any issuance of Equity Interests of Holdings or Indebtedness (excluding Permitted Indebtedness), the aggregate cash proceeds received by Holdings or any of its Subsidiaries pursuant to such issuance, net of the direct costs of such issuance (including reasonable and documented up-front, underwriters’ and placement fees and any related tax, legal and accounting fees) to the extent that such costs, fees and expenses are paid to non-Affiliates.

“Net EBITDA Leverage Ratio” means, with respect to Holdings and its consolidated Subsidiaries, as of any date of determination, the ratio of (a) (i) the total outstanding principal amount of the Loans less (ii) the Unrestricted Cash of the Loan Parties, to (b) the EBITDA of Holdings and its consolidated Subsidiaries for the most recently ended Test Period.

“Non-Budget Disbursement” is defined in Section 6.09.

“Non-Consenting Lender” is defined in Section 2.09(b).

“Non-Declining Holders” is defined in Section 2.01(e)(iv).

“Non-Loan Party Subsidiary” means any Subsidiary of Holdings that is not a Loan Party.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing a Loan, in the form of Exhibit B.

“Note Purchase Agreement” means that certain Senior Secured Convertible Note Purchase and Guarantee Agreement dated as of July 30, 2021, by among others, Holdings, Borrower (as successor by merger to Merger Sub) and the other guarantors party thereto from time to time, Fortress in its capacity as collateral agent thereunder, and the Purchasers (as defined therein), as the same may be amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms of this Agreement and the Pari Passu Intercreditor Agreement.

“Note Purchase Documents” means the “Note Documents” as defined in the Note Purchase Agreement and the other “Note Documents” (as defined in the Note Purchase Agreement), the Convertible Notes issued in connection therewith and the other agreements and other instruments issued in connection therewith, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto, to the extent such are effective at the relevant time, as each may be amended and restated, modified, restated, supplemented, replaced or refinanced from time to time in accordance with the terms of this Agreement and the Pari Passu Intercreditor Agreement.

“Notice of Borrowing” means a written notice of a requested Borrowing substantially in the form of Exhibit A-1 signed by an authorized signatory of the Borrower, in which the Borrower requests a Loan and specifies and certifies, amongst other things, (a) the name of the Borrower, (b) the requested date of Borrowing (which shall be a Business Day during the applicable Borrowing Period for such tranche of Loans), (c) the principal amount of the Loans to be borrowed and the tranche and Type of Loan to be requested; (d) the use of proceeds of the Loan (which must be a purpose permitted by Section 6.09 for the type of Loan requested), (e) the account to which the proceeds of the Borrowing should be directed, (f) that all conditions precedent for such Loan set forth in Section 3.02, as applicable, have been satisfied, and (g) if the Borrowing is for a date other than the Closing Date, containing a calculation of the financial covenants and attaching supporting evidence demonstrating compliance both before and after giving pro forma effect to such Borrowing based on the most recent reporting delivered to the Lenders but giving pro forma effect to any material acquisitions, Transfer, or incurrence of additional Indebtedness, or Liens occurring during such period (detailing in such calculation any such adjustments made). Except as otherwise provided herein, each such Notice of Borrowing for each Loan shall be irrevocable and the Borrower shall be bound to make such borrowings in accordance therewith.

“Oak Investments” means Oak Investment Partners XI, LP and Oak Investment Partners XIII, LP.

“Obligations” means all Indebtedness and each and every other obligation of every nature (including expense reimbursement and indemnification) of each Loan Party under the Loan Documents (other than the Warrants) and the Note Purchase Documents, whether for principal, interest, fees, expenses, prepayment premiums, any Applicable Prepayment Premium, the Specified Fees (including, in each case as defined in the Convertible Notes, any Backstop Fee, Administration Fee, Change of Control Repurchase Price, or other Applicable Prepayment Premium), regardless of how such obligation arises or by what agreement or instrument it may be evidenced, whether or not it is or may be direct, indirect, matured, unmatured, absolute, contingent, primary, secondary, liquidated, unliquidated, disputed, undisputed, joint, joint and several, legal, equitable, secured or unsecured, and whether or not any claim for such Indebtedness, liability or obligation is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of each Loan Party include (a) the obligation (irrespective of whether a claim therefor is allowed in a proceeding under any Debtor Relief Law) to pay principal, interest, fees, expenses, prepayment premiums, any Applicable Prepayment Premium, the Specified Fees and/or Attorneys’ Fees (including, in each case as defined in the Convertible Notes, any Backstop Fee, Administration Fee, Change of Control Repurchase Price, or other Applicable Prepayment Premium) and disbursements, indemnities and other amounts payable by such Person under the Loan Documents (other than the Warrants) or the Note Purchase Documents, (b) the obligation to pay all costs and expenses incurred by the Collateral Agent and/or any other Secured Party to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, including but not limited to all reasonable Attorneys’ Fees and expenses of any Secured Party to enforce any Obligations whether or not by litigation and (c) the obligation to reimburse any amount in respect of any of the foregoing that any Secured Party (in its reasonable discretion pursuant to the terms of this Agreement or any other Loan Document or Note Purchase Document) may elect to pay or advance of behalf of such Loan Party.

“Obligee Guarantor” is defined in Section 9.07.

“OFAC” is defined in Section 5.22 (b)(iv).

“Operating Expenses” means the sum of, commission fees and expenses, distributor fees and expenses, group purchasing organization fees and expenses, other network operations expenses, clinical, research and development expenses, sales and marketing expenses and general and administrative expenses of Holdings and its Subsidiaries; provided, however, that in no event shall any of the expenses, fees and costs arising from or related to the transactions contemplated by this Agreement, the Loan Documents and the other Transaction Documents, in each case to be paid on the Closing Date and identified to the Agents and Secured Parties in writing, be considered or deemed to constitute “Operating Expenses” for purposes of this Agreement.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation, the bylaws, articles of association, memorandum (where applicable), shareholders registry and directors registry, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such company’s Equity Interests, or any equivalent document of any of the foregoing; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership (or, with respect to any limited liability company incorporated under the laws of England and Wales, its certificate of incorporation, articles of association and memorandum of association), joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated as of November 20, 2018 (as amended prior to December 30, 2020), by and among Borrower, the Guarantors, and the other lenders and financial institutions party thereto and Pacific Western Bank, in its capacity as administrative agent and collateral agent.

“Original Loans” has the meaning assigned to such term in the Reaffirmation and Omnibus Amendment Agreement.

“Origination Fees” means, collectively, the Initial Origination Fee and the Second Restatement Origination Fee.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any rights under any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Material Jurisdictions” means, as of the Closing Date, India.

“Other Taxes” means all present or future stamp duty, stamp duty land tax, court or documentary, intangible, excise, sales, value added, property or franchise taxes, taxes on deemed income or other taxes, registration, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.09).

“Pacific Western Fee Letter” means that certain Agreement Regarding Success Fees, Cash Pledge Agreements and Lockbox Services dated on or about the Closing Date among certain of the Loan Parties and PWB and evidencing (i) $420,000 in Success Fees (as defined therein) payable upon the occurrence of the Borrower’s initial public offering and certain other fundamental transactions described therein and (ii) the pledge by the Borrower of certain accounts of the Borrower in order to secure existing letters of credit and other obligations owed to PWB pursuant to certain Cash Pledge Agreements (as defined therein); it being understood the Pacific Western Fee Letter shall not be amended in a manner adverse to the Secured Parties or the Loan Parties without the prior written consent of the Administrative Agent (it being understood that any increase in the quantum of the Success Fees shall be deemed to be deemed to be adverse to the Secured Parties).

“Pari Passu Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the First Restatement Effective Date, by, among others, Holdings, the Borrower, the Guarantors, and Fortress in its capacity as the Collateral Agent hereunder and as the Collateral Agent under the Note Purchase Agreement, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Pari Passu Payment” is defined in Section 2.01(e)(iv).

“Participant Register” is defined in Section 13.01(d).

“Patent Act” means (i) the United States law applicable to patents commonly referred to as the US Patent Act that is codified in 35 U.S.C. § 1 et seq., (ii) the UK law applicable to patents commonly known as the Patents Act 1977 that is codified in UK Public General Acts, 1977, c. 37, and (iii) the Israeli law applicable to patents commonly referred to as Patents Law that is codified in Patents Law 5727-1967 (up through the most recent amendment, the 10th amendment published on July 12, 2012).

“Patent Assignment Agreement” means the agreement providing for the assignment of the Assigned Patent Rights by certain of the Loan Parties (other than IP Hold-Co) in favor of IP Hold-Co dated as of the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Patent License Agreement” means a non-exclusive license agreement by and between certain of the Loan Parties (other than IP Hold-Co) and their Subsidiaries, as licensees of the Assigned Patent Rights, and IP Hold-Co, as licensor dated as of the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Patent Prosecution Allotment” means an amount not to exceed Five Hundred Thousand Dollars ($500,000) during the period from the Closing Date through the Maturity Date (which shall be in addition to the Five Hundred Thousand Dollars ($500,000) per annum currently budgeted for any maintenance, annuity, prosecution, or similar fees with regard to the Intellectual Property) designated for the Patent Prosecution Workplan, which Patent Prosecution Allotment shall be funded solely with the proceeds of the Initial Term Loans.

“Patent Prosecution Workplan” means the work plan regarding the improvement, development, enhancement and prosecution of any Intellectual Property (including the Assigned Patent Rights) developed and directed by the Loan Parties and the Administrative Agent and approved by the Administrative Agent in its reasonable business discretion.

“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances, and the right to make application for any of the foregoing, (b) all reissues, reexaminations, extensions, renewals continuations, continuations in part and divisionals thereof, (c) the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein, (d) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future infringements or other violations, and (e) the right to sue for past, present and future infringement or other violation thereof.

“PATRIOT Act” shall mean the USA PATRIOT Act, Pub. L. 107-56 (signed into law October 26, 2001), as amended by the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (as amended from time to time).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) and/or any other foreign pension plans in accordance to any other applicable Laws and special arrangements, collective bargaining agreements and extension orders in any applicable jurisdiction, in each case, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means the perfection certificate dated as of the Closing Date (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Performance Due Date” is defined in Section 6.27(b).

“Performance Milestones” means, collectively, the milestones set forth on Appendix C hereto which the Borrower and the other Loan Parties have agreed to adhere to within the time limits specified on such Appendix C (as such time limits may be extended in writing by the Administrative Agent in its sole discretion).

“Periodic Term SOFR Determination Day” is defined in clause (a) of the definition of “Term SOFR”.

“Permitted Indebtedness” means:

(i) the Loan Obligations;

(ii) (i) unsecured Indebtedness of any Loan Party to any other Loan Party; (ii) unsecured Indebtedness of any Loan Party owing to a Subsidiary which is not a Loan Party; (iii) unsecured Indebtedness of any Subsidiary which is not a Loan Party to any Loan Party in an aggregate amount collectively not to exceed One Million Dollars ($1,000,000) outstanding at any time and (iv) unsecured Indebtedness of any Subsidiary which is not a Loan Party to any other Subsidiary which is not a Loan Party; provided that all such Indebtedness shall be in form and substance satisfactory to the Collateral Agent and such shall be subject to the Intercompany Subordination Agreement and, where required by the Agent, shall be delivered to the Collateral Agent (together with such documents and instruments as may be requested by Administrative Agent pursuant to the terms of this Agreement, the Intercompany Subordination Agreement or any of the other Loan Documents);

(iii) obligations under the Warrants and any warrants issued in connection with the De-SPAC Transaction, in each case, to the extent constituting Indebtedness;

(iv) (A) unsecured Indebtedness incurred by Holdings or any of its Subsidiaries in the ordinary course of business arising from agreements not for borrowed money providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds or similar reimbursed type obligations incurred in the ordinary course of business and securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with dispositions permitted by Section 7.01 or permitted dispositions of any business, assets of Holdings, the Borrower or any of its Guarantor Subsidiaries in accordance with this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by clause (B) of this clause and (B) (i) Indebtedness consisting of unsecured guaranties by any Loan Party of the Indebtedness and lease and other contractual obligations (including, without limitation, guaranties of any License entered into in the ordinary course of business by a Loan Party), in each case, of any other Loan Party, to the extent permitted under this Agreement, solely to the extent that, if any such Indebtedness of a Loan Party is Subordinated Indebtedness, any such guarantee of such Subordinated Indebtedness is contractually subordinated to the Obligations, on terms and conditions acceptable to the Agent;

(v) Indebtedness evidenced by the Softbank Loan Documents in a principal amount not to exceed (A) the amount of Indebtedness on the Closing Date plus any accrued and capitalized interest earned thereon at the interest rate set forth therein on the Closing Date solely to the extent such Indebtedness is contractually subordinated to the Obligations pursuant to a Subordination Agreement on terms acceptable to the Agent and (x) does not mature and is not subject to scheduled amortization, mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is 365 days after the Maturity Date (other than any provision requiring an offer (i) to purchase or redeem such Indebtedness or the payment of any cash amount as a result of a change of control, asset sale or similar provision so long as any right of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar provision shall be subject to the prior repayment in full of the Obligations under the Loan Documents, (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in Holdings), (y) does not provide for cash payment of interest in excess of the rate per annum set forth in the Softbank Loan Documents on the Closing Date, and (z) shall not have the benefit of any security other than as described in the Softbank Loan Documents in effect on the Closing Date (other than the Dense Air Group) or direct or indirect obligors who are not also obligors and security providers on the Loans and (B) any Permitted Refinancing (as hereinafter defined) thereof so long as such Permitted Refinancing complies with clauses (x) through (z) above;

(vi) unsecured Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts incurred in the ordinary course of business; provided however that such Indebtedness is extinguished within ten (10) Business Days of incurrence and/or in respect of cash management obligations provided by such bank or other financial institution, such Indebtedness is unsecured or has been subordinated to the Obligations in a manner reasonably acceptable to the Collateral Agent;

(vii) [Reserved];

(viii) Indebtedness described in Schedule 7.09 on the First Restatement Effective Date, but not any extensions, renewals or replacements of such Indebtedness (each a “Refinancing”) except (x) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the First Restatement Effective Date, and (y) Refinancing of any such Indebtedness if (A) the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced, renewed, extended or replaced (“Refinanced” and such Indebtedness, “Refinanced Indebtedness”), (B) the average life to maturity thereof is greater than or equal to that of the Indebtedness being Refinanced, (C) such Refinanced Indebtedness shall not require any scheduled principal payments due prior to the Maturity Date in excess of or prior to the scheduled principal payments for the Indebtedness being refinanced due prior to such Maturity Date, (D) if the Indebtedness being Refinanced is unsecured or subordinated to the Obligations under this Agreement, such Refinancing shall be unsecured or subordinated to such Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being Refinanced, respectively, (E) with respect to any such Refinancing of any subordinated Indebtedness, such Refinancing does not mature and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is one hundred and eighty-one (181) days after the Maturity Date at the time such Refinancing is incurred (other than any provision requiring an offer (i) to purchase such Indebtedness or the payment of any cash amount as a result of a change of control, fundamental change, asset sale, put right or similar provision so long as any right of the holders thereof shall be subject to the prior repayment in full of the Obligations under the Loan Documents or (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in Holdings), (F) no Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced and the priority of any security shall be the same or junior to the Indebtedness being refinanced, and (G) at the time thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom (a Refinancing meeting all of the requirements of this clause (y), a “Permitted Refinancing”);

(ix) Indebtedness in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time with respect to (A) Capitalized Leases and (B) purchase money Indebtedness to finance the acquisition of fixed or capital assets (including any Indebtedness acquired in connection with a disposition permitted by Section 7.01); provided, that no Default or Event of Default shall exist at the time of incurrence and in the case of clause (A), that any such Indebtedness shall be secured only by the asset subject to such Capitalized Lease, and, in the case of clause (B), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and provided further that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of any such Indebtedness incurred to finance the acquisition of assets containing information relating to Intellectual Property, licensing arrangements or financial information to enter into an intercreditor agreement with the Agent on terms satisfactory to the Agent;

(x) [Reserved];

(xi) overdue trade payables incurred in the ordinary course of business in an aggregate amount not to exceed at any time Ten Million Dollars ($10,000,000) (it being understood that for purpose of calculating such amount, trade payable amounts which are overdue because they are being contested in good faith and by appropriate proceedings diligently conducted shall not be included in such Ten Million Dollars ($10,000,000) limit (and shall be permitted) for so long as such amounts remain disputed provided that during the pendency of such dispute adequate reserves to make such payments if and when due shall have been established in accordance with GAAP on the books of Holdings, the Borrower or, as applicable, such Subsidiary);

(xii) Indebtedness incurred as a result of endorsing negotiable instruments for deposit or collection received in the ordinary course of business;

(xiii) Indebtedness incurred in the ordinary course of business consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar arrangements or arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices and not for speculative purposes, provided the potential total liability thereon does not at any time exceed the amount permitted for such Investments pursuant to clause (xii) of the definition of Permitted Investments;

(xiv) Indebtedness evidenced by the Golden Wayford Note and other Indebtedness subordinated to the Obligations pursuant to a subordination agreement described in clause (iv) of the definition of Subordination Agreement; provided that (i) such Indebtedness is subordinated on terms satisfactory to the Administrative Agent and (ii) the aggregate amount of such Indebtedness does not at any time exceed (A) the amount of such Indebtedness existing on the Closing Date plus (B) accrued and capitalized interest in respect thereof (provided that any such interest shall be paid in kind and at no time shall the all-in rate of interest on such Indebtedness (including any capitalized amount) exceed twelve percent (12%) per annum);

(xv) Indebtedness arising from the financing of insurance premiums over a period not extending beyond the term of the related insurance policy, in a total amount not to exceed One Million Four Hundred Thousand Dollars ($1,400,000);

(xvi) the Priority Lien Obligations as in effect on the Sixth Restatement Effective Date (other than the Loan Obligations) and as the same may be amended from time to time in accordance with the terms of the Note Purchase Documents and the Pari Passu Intercreditor Agreement, provided that (A) such Priority Lien Obligations are subject to the Pari Passu Intercreditor Agreement and (B) such Priority Lien Obligations (other than the Loan Obligations) do not exceed the Maximum Note Obligations; and

(xvii) other unsecured Indebtedness of Holdings or any Subsidiary of Holdings other than the types listed in (i) through (xvi) above, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed One Million Dollars ($1,000,000) in the aggregate at any time.

“Permitted Intercompany Investments” is defined in the definition of “Permitted Investments.”

“Permitted Investments” means:

(i) Investments consisting of Cash and Cash Equivalents in the ordinary course of business;

(ii) the Loan Parties and their Subsidiaries may own the Equity Interests of their respective Subsidiaries or Subsidiaries created or acquired in accordance with this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another clause of this definition);

(iii) (i) advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business and (ii) Investments in the ordinary course of business of consisting of (A) deposits made to secure the performance of leases or (B) endorsements of negotiable instruments for collection or deposit and customary trade arrangements with customers, suppliers, franchisee and licensees consistent with past practices;

(iv) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and to the extent consistent with past practice Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent necessary in order to prevent or limit loss; (ii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and (iii) Investments consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(v) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries; provided, that such Investments are outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in other Loan Parties, (iii) Investments made by any Non-Guarantor Subsidiaries in the Loan Parties so long as they are subject to the Intercompany Subordination Agreement and any Investments in the form of Indebtedness are permitted under clause (ii) of the definition of “Permitted Indebtedness”, (iv) Investments by any Non-Guarantor Subsidiaries in any other Non-Guarantor Subsidiaries and (v) Investments by any Loan Party and its Subsidiaries in Non-Guarantor Subsidiaries constituting (A) non-monetary Investments consisting of the acquisition or formation and ownership of the Equity Interests thereof to the extent permitted pursuant to another clause of this definition and (B) so long as no Default or Event of Default has occurred and is continuing or would result therefrom at the time of such Investment, additional Investments made in the ordinary course of business by any Loan Party in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding (“Permitted Intercompany Investments”); provided that (x) any Investments made after the Closing Date in or by Airspan Networks (Beijing) Co. Ltd (“Airspan China”) shall not be Permitted Intercompany Investments pursuant to this clause (v) and (y) if incurred pursuant to another clause of this definition, Airspan China must become a party to the Intercompany Subordination Agreement prior to giving effect to such Investment;

(vi) Investments existing on the First Restatement Effective Date set forth on Schedule 7.05, but not any additional Investment in respect thereof unless otherwise independently permitted under another clause of this definition;

(vii) (a) loans and advances to employees of Holdings and its Subsidiaries consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (b) loans to employees, officers or directors the proceeds of which are used for the purchase of equity securities of the Loan Parties pursuant to employee stock purchase plan agreements approved by the Board of Directors of the Loan Parties in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000);

(viii) Investments made in connection with dispositions permitted by Section 7.01;

(ix) Investments consisting of deposit accounts in which the Secured Parties have a perfected security interest to the extent required hereunder;

(x) To the extent constituting Investments, the Transactions including the assignment of the Assigned Patent Rights by the Loan Parties (other than IP Hold-Co) in favor of IP Hold-Co pursuant to the terms of the Patent Assignment Agreement and the execution of the Patent Licenses Agreement;

(xi) Investments acquired in the ordinary course of business consisting of interest rate, currency or commodity swap agreement, interest rate cap or collar agreements or arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, in a total amount not to exceed One Million Dollars ($1,000,000) in any fiscal year; and

(xii) other Investments in an aggregate amount not to exceed Five Million Dollars ($5,000,000) per annum; so long as (i) no Default or Event of Default has occurred and is continuing either immediately before or after giving effect to such Investment and (ii) on or prior to such Investment, the Borrower delivers a certificate to the Administrative Agent (in form and substance satisfactory to the Administrative Agent) certifying that the following conditions have been satisfied and attaching supporting evidence demonstrating pro forma compliance with each of the financial covenants set forth in Section 7.16 both (x) as of the date of such Investment and (y) pro forma for the six (6) month period thereafter (in each case, calculated based on the most recent financial statements delivered to Administrative Agent pursuant to Section 6.02, but giving pro forma effect to the Investment).

“Permitted Liens” means:

(i) Liens in favor of Collateral Agent for the benefit of the Secured Parties granted to secure the Obligations (including for the avoidance of doubt any Liens assigned to the Agent pursuant to the terms of the Resignation Agreement and the Foreign Security Documents referred to therein); provided that all such Liens shall be subject to the terms of the Pari Passu Intercreditor Agreement;

(ii) non-exclusive licenses of software to customers for use with purchased products, and non-exclusive licenses to patents and trademarks to manufacturers and other vendors to allow them to manufacture and supply to Holdings and its Subsidiaries portions or all of one or more of their products and other intellectual property rights, in each case granted by Holdings or any of its Subsidiaries in the ordinary course of business and not adversely affecting the value of the Collateral or interfering in any respect with the ordinary conduct of the business of Holdings or such Subsidiary or the rights and remedies of the Secured Parties under the Loan Documents;

(iii) Liens for taxes, fees, assessments or other government charges or levies, either (a) not due and payable or (b) that are being contested in good faith by appropriate proceedings diligently conducted and for which Holdings and/or its Subsidiaries maintains adequate reserves on its books in conformity with GAAP or IFRS, as applicable; provided that no notice of any such Lien has been filed or recorded under the Code (or equivalent);

(iv) Liens incurred in the ordinary course of business in order to secure payment of workers’ compensation, unemployment insurance, old-age pensions and other types of social security;

(v) any interest or title of a lessor or sublessor under any lease or sublease granted in the ordinary course of Holdings’ and its Subsidiaries’ business, including in connection with the lease or sublease of premises or of tangible real property granted in the ordinary course of business;

(vi) the Patent License Agreement;

(vii) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 8.01(j);

(viii) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, government contracts, bank obligations, statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business;

(ix) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances or minor title deficiencies incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case detract from the value of the property subject thereto or materially interfere with the ordinary course of business;

(x) deposits (other than in respect of borrowed money) made in the ordinary course of business to in connection with workers compensation, unemployment insurance, social security and other like laws or to secure the performance of statutory obligations;

(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xiii) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(xiv) the filing of UCC financing statements (or equivalents) solely as a precautionary measure in connection with operating leases or consignment of goods in the ordinary course of business;

(xv) Liens existing as of the First Restatement Effective Date listed on Schedule 7.04 and Liens to secure any Permitted Refinancing of the Indebtedness with respect thereto; provided, that each Loan Party hereby agrees and acknowledges on its own behalf and on behalf of its Subsidiaries that any Liens in favor of such Loan Party or Subsidiary on the assets of any other Loan Party or Subsidiary shall be deemed to be subordinated to the Liens granted to the Agents, for the benefit of the Secured Parties, to secure the Obligations hereunder and under the Loan Documents;

(xvi) purchase money security interests in specific items of Equipment and Liens to secure any Indebtedness permitted under clause (ix) of the definition of Permitted Indebtedness and Permitted Refinancing with respect thereto; provided that such Lien on the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and such Liens shall attach only to the assets acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties or their Subsidiaries;

(xvii) Liens securing the Priority Lien Obligations permitted by clause (xvi) of the definition of Permitted Indebtedness and any Permitted Refinancing Indebtedness in respect thereof; provided that (A) such Liens are subject to the Pari Passu Intercreditor Agreement and (B) such Indebtedness has the benefit of the same guarantees and the same Collateral as the Loan Obligations hereunder and such Liens do not secure Indebtedness on a Priority Lien basis in excess of the Maximum Note Obligations (it being understood that any Liens permitted pursuant to this clause must be pari passu or junior to the Liens granted in connection with the Loan Documents);

(xviii) [Reserved];

(xix) pledges of cash in existence as of the Closing Date (including the Liens described in the Pacific Western Fee Letter in respect of the Cash Pledge Agreements described therein), to secure obligations in connection with existing letters of credit for the account of the Borrower and its Subsidiaries, which shall not at any time exceed an aggregate amount of One Million Dollars ($1,000,000) for Holdings and its Subsidiaries collectively;

(xx) Liens securing Indebtedness permitted under clause (xv) of the definition of Permitted Indebtedness, so long as such Liens encumber only Holdings’ or a Subsidiary’s interest in proceeds of the insurance policies financed with such Permitted Indebtedness and do not impair any rights of any Agent or Secured Party as a loss payee or additional insured thereunder;

(xxi) [Reserved];

(xxii) Liens granted by Airspan Communications Limited or any other Affiliate of Airspan Communications Limited on five percent (5%) of the Equity Interest in Dense Air Holdco (or any Subsidiary of Dense Air Holdco) as may be required pursuant to the terms of the Softbank Loan Documents (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time);

(xxiii) to the extent constituting Liens, Liens on the Equity Interests of Holdings reserved for the issuance of Qualified Equity Interests for the prepayment, purchase, redemption, defeasance, or other acquisition or retirement of the Convertible Notes in exchange for Qualified Equity Interests in accordance with the terms thereof;

(xxiv) to the extent constituting Liens, prior to the consummation of the Divestiture Transaction, the conditional sale terms of the Mimosa Purchase Agreement as in effect on March 8, 2023 and as may be amended with the prior written consent of the Administrative Agent in its sole discretion (which may be by email); and

(xxv) other Liens on assets other than the Collateral and other than the types listed in clause (i) through (xxiv) of this definition of “Permitted Liens” securing Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding.

“Permitted Refinancing” is defined in the definition of “Permitted Indebtedness.”

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Information” refers to data that, separately or when combined with other data, can be used to identify an individual person, such as name, address, email address, photograph, internet protocol address, and unique device identifier.

“PIK Interest” means interest on the Loan Obligations due on any Interest Payment Date, which, at the election of Borrower is paid in kind by increasing the principal amount of the outstanding Loans.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Post-Closing Obligations” is defined in Section 6.28.

“Post Third Restatement Effective Date Obligations” is defined in Section 6.30.

“Post Restatement Obligations” is defined in Section 6.26.

“Prepayment Event” means the occurrence of any of the following events prior to the applicable Loan’s Stated Maturity Date: (a) any of the principal balance of the applicable Loans is refinanced, repaid, prepaid (including, without limitation, pursuant to Section 2.01 (e)) or replaced or modified by operation of law or reduced for any reason, and/or the Delayed Draw Term Loan Commitments and/or Third Restatement Delayed Draw Term Commitments, as applicable, are permanently reduced or terminated (in each case whether before or after the occurrence of an Event of Default or the commencement of any proceeding under Debtor Relief Laws), (b) any Loans are satisfied as a result of a foreclosure sale, deed in lieu or by any other means, (c) the relevant Loan Obligations are accelerated in accordance with Article VIII or by operation of law (including, without limitation, as a result of any proceeding under Debtor Relief Laws), (d) an Event of Default has occurred and is continuing under Section 8.01(h) or (i), (e) there is a foreclosure or enforcement of any Lien on the Collateral pursuant to the Loan Documents, (f) there is a sale of the Collateral in any proceeding under Debtor Relief Laws (whether or not such sale constitutes an Asset Disposition) or (g) there is a restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any proceeding under Debtor Relief Laws. Solely for purposes of calculating the Applicable Prepayment Premium, if a Prepayment Event occurs under clause (c), (d), (e) or (f) of the immediately-preceding sentence, the entire then-outstanding principal amount of the Loans shall be deemed to have been voluntarily prepaid on the date on which such Prepayment Event occurs (notwithstanding the acceleration of such Obligations, the occurrence of the Maturity Date, and/or the lack of an actual voluntary prepayment by the Loan Parties).

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, the Agents and each Lender.

“Priority Lien” means a Lien granted, or purported to be granted, by a Collateral Document to the Collateral Agent, at any time, upon any property of the Loan Parties and/or their Subsidiaries to secure Priority Lien Obligations.

“Priority Lien Collateral Documents” means each Collateral Document creating (or purporting to create) a Lien upon Collateral of the Loan Parties and their Subsidiaries in favor of the Collateral Agent, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Loan Documents and the related Pari Passu Intercreditor Agreement.

“Priority Lien Debt” means:

(1) the Loan Obligations;

(2) the Funded Debt evidenced by the Note Purchase Documents up to the Maximum Note Obligations and provided that such Funded Debt and Priority Liens are to be incurred pursuant to the terms of the Pari Passu Intercreditor Agreement; and

(3) any Funded Debt that is permitted to be incurred and permitted to be secured by a Priority Lien under each applicable Priority Lien Document; provided, that, in the case of this clause (3), all relevant requirements set forth in the Loan Documents and the related Pari Passu Intercreditor Agreement are complied with.

“Priority Lien Documents” means, collectively, the Note Purchase Documents, the Loan Documents and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred, and the Priority Lien Collateral Documents.

“Priority Lien Holder” means each of the Lenders and each of the other holders of Priority Lien Obligations.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt including without limitation any post-petition interest whether or not allowable, together with any guarantees of any of the foregoing.

“Priority Lien Representative” means:

(1) in the case of the Convertible Notes, the Collateral Agent; and

(2) in the case of this Agreement, the Agent.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (i) the Initial Term Loan Exposure of that Lender, by (ii) the aggregate Initial Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Tranche 2 Term Loan of any Lender, the percentage obtained by dividing (i) the Tranche 2 Term Loan Exposure of that Lender, by (ii) the aggregate Tranche 2 Term Loan Exposure of all Lenders, (c) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (i) the Delayed Draw Term Loan Exposure of that Lender, by (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders, and (d) with respect to all payments, computations and other matters relating to the Third Restatement Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (i) the Third Restatement Delayed Draw Term Loan Exposure of that Lender, by (ii) the aggregate Third Restatement Delayed Draw Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, the Tranche 2 Term Loan Exposure, the Delayed Draw Term Loan Exposure and the Third Restatement Delayed Draw Term Loan Exposure, by (B) an amount equal to the sum of the aggregate Delayed Draw Term Loan Exposure and Third Restatement Delayed Draw Term Loan Exposure of all Lenders.

“Process Agent” is defined in Section 12.05.

“Product” means and any current or future product developed, manufactured, licensed, marketed, sold or otherwise commercialized by Holdings or any of its Subsidiaries, including any such product in development or which may be developed.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one (1) or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one (1) or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, distributors, or any other Person related to any such entity.

“Product Authorizations” means any and all approvals, including applicable supplements, amendments, pre- and post-approvals, clearances, licenses, notifications, registrations, certifications or authorizations of any Governmental Authority, any Standard Body necessary for the manufacture, development, distribution, use storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction.

“Product Development and Commercialization Activities” means, with respect to the Product, any combination of research, development, manufacture, import, use, sale, go-to market plans, the development of customer and revenue projections, financing plans pricing strategy, product positioning, board-approved operating budgets, Product Authorizations, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment or financing in respect of any of the foregoing, or like activities and plan (each in form and substance satisfactory the Administrative Agents and the Lenders), the purpose of which is to commercially exploit such Product.

“PWB” means Pacific Western Bank.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 13.25(a).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Reaffirmation and Omnibus Amendment Agreement” means that certain Reaffirmation and Omnibus Amendment Agreement dated as of December 30, 2020, by and among the Borrower, the Guarantors listed on the signature pages thereto, the Lenders party thereto, and the Agents which, among other things, amended and restated the Original Credit Agreement and replaced it with the Existing Credit Agreement and the Security Agreement.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Recipient” means each Agent and any Lender and any other recipient of any payment by or on account of any Obligation of any Loan Party under any Loan Document.

“Reciprocal License” means any license associated with what is commonly known as “open source” software license terms including licenses that require as a condition of use, modification, distribution of, or linking to, such software subject to such license, that such software or other Intellectual Property relating to or combined with, distributed with, and/or linked to, such software be: (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

“Refinancing” is defined in the definition of “Permitted Indebtedness.”

“Register” is defined in Section 13.01(c).

“Regulation” is defined in Section 5.29.

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product or the business of the Loan Parties, including without limitation the FCC, and all similar agencies or Governmental Authorities in any applicable jurisdictions.

“Regulatory Permit” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, certifications, licenses and permits granted by, submitted to, required by, or filed with any Regulatory Agencies related to the Assigned Patents, the Products or Product Development and Commercialization Activities, including all Product Authorizations.

“Reinvestment Period” is defined in Section 2.01(e)(i)(B).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, representatives investors and potential investors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Jurisdiction” means in relation to a Loan Party or any of its Subsidiaries (as applicable):

(a) its jurisdiction of incorporation;

(b) the jurisdiction whose laws govern the perfection of any Collateral or Security Document (as applicable) entered into by it; and

(c) any jurisdiction where it conducts its business.

“Relevant Party” is defined in Section 2.03(g)(ii).

“Remedial Action” means any action (a) to correct or address any actual, alleged or threatened non-compliance with any applicable Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Replacement Lender” is defined in Section 2.09(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Requisite Lenders” means one (1) or more Lenders having or holding Initial Term Loan Exposure, Tranche 2 Term Loan Exposure, Delayed Draw Term Loan Exposure and Third Restatement Delayed Draw Term Loan Exposure and representing more than fifty percent (50%) of the sum of (a) the aggregate Initial Term Loan Exposure of all Lenders, (b) the aggregate Tranche 2 Term Loan Exposure, (c) the aggregate Delayed Draw Term Loan Exposure of all Lenders and (d) the aggregate Third Restatement Delayed Draw Term Loan Exposure of all Lenders; provided if there is more than one Lender (Lenders that are Affiliates of one another shall be deemed to be one Lender for purposes hereof), then any vote or other action requiring the Requisite Lenders must include Fortress for so long as Fortress holds any Initial Term Loan Exposure, Tranche 2 Term Loan Exposure, Delayed Draw Term Loan Exposure or Third Restatement Delayed Draw Term Loan Exposure hereunder.

“Resignation Agreement” has the meaning assigned to such term in the Reaffirmation and Omnibus Amendment Agreement.

“Responsible Officer” means any of the Chief Executive Officer, or Chief Financial Officer of Borrower or, as applicable, the equivalent officer of another Loan Party.

“Sanctions” is defined in Section 5.22(b)(iv).

“Scheduled Debt Service” means, for any period, with respect to any Person, the amount of all payments of principal of and interest on all Indebtedness of such Person (other than with respect to the Loan Parties, the Loan Obligations under the Loan Documents) paid or payable by such Person on a regularly scheduled payment date during such period.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority in the country of organization of a Foreign Subsidiary.

“Second Additional Third Restatement Borrowing Period” means the period beginning on the Third Restatement Effective Date and ending on the earliest of:

(i) the Second Additional Third Restatement Delayed Draw Outside Date;

(ii) the date on which the Second Additional Third Restatement Delayed Draw Term Loan Commitments are permanently reduced to zero by the making of Second Additional Third Restatement Delayed Draw Term Loans; and

(iii) the date of the termination of the Second Additional Third Restatement Delayed Draw Term Loan Commitments pursuant to Section 8.01(a) or otherwise.

“Second Additional Third Restatement Delayed Draw Outside Date” means March 17, 2024, or such later date as agreed in writing by the Lenders holding the Second Additional Third Restatement Delayed Draw Term Loan Commitments in their sole discretion.

“Second Additional Third Restatement Delayed Draw Term Loan” means a loan made by a Lender pursuant to Section 2.01 (a)(iii) and the Fifth Restatement.

“Second Additional Third Restatement Delayed Draw Term Loan Commitment” means the commitment of a Lender as of the Fifth Restatement Effective Date to make or otherwise fund any Second Additional Third Restatement Delayed Draw Term Loan. The amount of each Lender’s Second Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Fifth Restatement or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Second Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fifth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Seven Hundred Fifty Thousand Dollars ($750,000).

“Second Additional Third Restatement Delayed Draw Term Loan Commitment Termination Date” means, for any Second Additional Third Restatement Delayed Draw Term Loan Commitment, the last day of the applicable Borrowing Period for such Second Additional Third Restatement Delayed Draw Term Loan Commitment.

“Second Restatement” is defined in the recitals.

“Second Restatement Effective Date” means May 18, 2023.

“Second Restatement Fee” is defined in Section 2.02(b)(i)(E).

“Second Restatement Origination Fee” is defined in Section 2.02(b)(i)(C).

“Secured Parties” means (a) the Lenders, (b) the holders of the Convertible Notes, (c) the Agents, (d) any Receiver or Delegate (each as defined in the Security Trust Deed), (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document or Note Purchase Document (including, without limitation, the Collateral Agent (as defined in the Note Purchase Agreement)) and (f) the successors and assigns of each of the foregoing.

“Securities Account” means any “securities account” within the meaning of Article 8 of the UCC (or equivalent).

“Securitization” is defined in Section 13.17.

“Securitization Parties” is defined in Section 13.17.

“Security Agreement” means the Existing Security Agreement as amended and restated by that certain Amended and Restated Security Agreement dated as of the First Restatement Effective Date by, among others, the Loan Parties and the Collateral Agent, acting on its own behalf and on behalf of the other Secured Parties, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Security Documents” means the Security Agreement, the UK Security Documents, any IP Security Agreement, the Israeli Security Documents, the Japanese Security Documents and all other security documents delivered after the Closing Date by the Loan Parties to the Collateral Agent for the benefit of the Secured Parties granting a Lien on their respective assets to secure any of the Obligations or to secure any guarantee of any such Obligations.

“Security Trust Deed” means the security trust deed dated as of the Closing Date appointing the Collateral Agent as trustee for the Secured Parties.

“Series H Investment” means the purchase of up to $20,000,046 of Series H Preferred Stock on the terms and subject to the conditions set forth in the Series H Investment Documents.

“Series H Investment Documents” means the Preferred Stock Purchase Agreement, dated on or about December 14, 2020, by and among Borrower and the other parties named therein, and the Second Amended and Restated Investors’ Rights Agreement, dated as of the December 14, 2020, by and among the Borrower and the other parties named therein.

“Sixth Restatement” is defined in the recitals.

“Sixth Restatement Effective Date” means the “Effective Date”, as such term is defined in the Sixth Restatement, which date is March 7, 2024.

“Sixth Restatement Fee” is defined in Section 2.02(b)(i)(I).

“Sixth Restatement Fee Payment Amount” shall mean, at the time of any Borrowing of Third Additional Third Restatement Delayed Draw Term Loans, an amount equal to (i) the portion of the Sixth Restatement Fee that has not been paid prior to such time, multiplied by (ii) the percentage of the Third Additional Third Restatement Delayed Draw Term Loans made at such time of all then outstanding or remaining Third Additional Third Restatement Delayed Draw Term Commitments.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SoftBank” means Softbank Group Corp.

“Softbank Group” means any Person controlling, controlled by or under common control with SoftBank and/or any other direct owner of FIG, that is not also controlled by FIG (for purposes of this definition, “control” means the power, through ownership of securities, contract or otherwise, to direct the policies of the applicable person or entity).

“Softbank Loan Agreement” means that certain Term Loan Agreement dated as of February 9, 2016 between Borrower and Softbank Group International Limited (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the Softbank Subordination Agreement).

“Softbank Loan Documents” means the “Loan Documents” as defined in the Softbank Loan Agreement as in effect on the Closing Date and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the Softbank Subordination Agreement.

“Softbank Subordination Agreement” means that certain Intercreditor and Subordination Agreement dated as of the Closing Date (as amended on the Closing Date and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, including by the supplement dated as of the First Restatement Effective Date) by, among others, Softbank Group Capital Limited, as subordinated agent, and the Agent, as senior agent, on behalf and for the benefit of the Secured Parties which subordinates the Indebtedness evidenced by the Softbank Loan Documents or on terms satisfactory to the Agent.

“Solvency Certificate” means the solvency certificate in the form attached hereto as Exhibit L.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC” means a newly formed special purpose acquisition entity, which (i) has been formed with the purpose of raising capital, (ii) has completed an initial public offering resulting in the Equity Interests of such entity being listed on a United States national securities exchange, and (iii) does not conduct any material business or maintain any material assets other than cash.

“SPAC Transaction” means an acquisition, merger or other business combination between Borrower and a SPAC, provided that (i) the surviving entity shall be Borrower, (ii) the transaction shall result in Borrower or a class or series of Borrower’s Equity Interests being listed on a United States national securities exchange, and (iii) Borrower shall have provided twenty (20) Business Days prior written notice of the transaction to Administrative Agent, and the Administrative Agent shall have received copies of the material documents entered into to effect the SPAC Transaction, as Administrative Agent or any Lender may reasonably request, together with any documents that Administrative Agent or any Lender may reasonably request to maintain Agent’s security interest and other rights with respect to Loan Parties and the Collateral pursuant to this Agreement, including the right of the Administrative Agent and the Lenders to consent to any such Business Combination.

“Specified Fees” means, collectively, the End of Term Fee, the Third Amendment Fee, the Waiver Fee, the Second Restatement Fee, the Third Restatement Fee, the Fourth Restatement Fee, the Fifth Restatement Fee, the Sixth Restatement Fee, the Administration Fee and the Origination Fees.

“Specified Immaterial Foreign Subsidiary” means Airspan Solutions Limited, a company organized under the laws of Israel, for so long as Airspan Solutions Limited remains an inactive Subsidiary of Holdings that does not hold any assets, conduct any business operations, generate any revenue or carry Indebtedness, or make Investments.

“Specified Person” is defined in the definition of “Affiliate.”

“Specified Recipient” is defined in Section 2.03(g)(ii).

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards or licenses for the Products, including without limitation the FCC and OnCom.

“Stated Maturity Date” means December 30, 2024.

“Strategic Financial Advisor” means VRS Restructuring Services, LLC, or any other accounting, appraisal or investment banking firm or consultant or other advisor that is acceptable to the Administrative Agent in its sole and absolute discretion.

“Strategic Transaction” means any transaction to restructure the Borrower’s business operations and raise additional capital, including but not limited to any acquisition, merger, restructuring, recapitalization or other similar transaction.

“Subordinated Indebtedness” means, with respect to the Obligations, any unsecured Indebtedness of Loan Parties which is issued prior to the consummation of the subject financing and is contractually subordinated to the Obligations (including, in the case of a Guarantor, Obligations of such Guarantor under its Guaranty), on terms and conditions and subject to a subordination agreement acceptable to the Administrative Agent (acting at the direction of the Requisite Lenders acting reasonably).

“Subordination Agreement” shall mean each of (i) the Intercompany Subordination Agreement, (ii) the Softbank Subordination Agreement, (iii) the Golden Wayford Subordination Agreement and (iv) each other subordination agreement or other evidence of subordination of Indebtedness of Holdings and its Subsidiaries entered into from time to time; provided that each such agreement is in form and substance satisfactory to the Administrative Agent, in each case, such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted in accordance with the terms hereof and the applicable Subordination Agreement.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, unlimited liability company, association or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For the purposes of this definition, “controlled”, as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person, whether through the ownership of voting securities or by contract or otherwise.

“Subsidiary” shall mean any subsidiary of Holdings and shall in any event include any other Person whose revenues and expenses are included in the consolidated financial statements of the Loan Parties, but unless specified otherwise shall not be a reference to and shall not include Dense Air Limited, Dense Air Holdco or any of their subsidiaries.

“Subsidiary Accession Requirements” means the execution and delivery of a joinder to this Agreement as a Guarantor and all other actions required to provide a First Priority Lien on and security interest in the Equity Interests of each such Subsidiary and its assets substantially similar in scope and granting and perfecting in the same types and classes of assets as the Liens granted by the existing Loan Parties in the existing Asset Security Jurisdictions under the existing Collateral Documents by executing and delivering to Collateral Agent for the benefit of the Secured Parties such guarantees and share charges or pledges (as applicable) over Equity Interests and other asset security of the same types entered into by the existing Asset Security Provider either by delivering a supplement or joinder to the existing Collateral Documents where possible or entering into new Collateral Documents to create and perfect the Collateral Agent’s Liens over all of such Persons assets of each such type or category of assets and if at the time of accession, a particular Person does not own assets of a particular category at the time it enters into the Collateral Document(s) in respect of assets of one or more types but a pledge over future assets can be effected by a composite Collateral Document that also secures assets it owns at the time it enters into the Collateral Documents, it will also grant under such composite Collateral Document a Lien on such future classes of assets and entering into such other Collateral Documents as necessary or desirable to perfect, protect or evidence its security interest in the Collateral or as otherwise reasonably requested by the Collateral Agent.

“Supplier” is defined in Section 2.03(g)(ii).

“Supported QFC” is defined in Section 13.25(a).

“Survey” shall mean an American Land Title Association/American Congress of Surveying and Mapping (ALTA/CSM) form of survey (or non-US equivalent) of any Mortgaged Property by a duly licensed land surveyor for which all necessary fees have been paid which is (i) dated (or redated) not earlier than six (6) months prior to the date of delivery unless there shall have occurred within six (6) months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty (20) days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (ii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the title company issuing the Mortgage Policies, (iii) complying in all material respects with the minimum detail requirements of the American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) (or non-US equivalent), and (iv) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies relating to such Mortgaged Property or otherwise reasonably acceptable to the Collateral Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, VAT or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, in each case, whether disputed or not.

“Term Loan Commitments” means the Initial Term Loan Commitments, Tranche 2 Term Loan Commitments, the Delayed Draw Term Loan Commitments and the Third Restatement Delayed Draw Term Loan Commitments.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation with respect to an Base Rate Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:

0.10%

SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.10%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” is defined in Section 2.09(b).

“Test Period” shall mean, as of any date of determination, (a) the period of three (3) consecutive months (taken as one accounting period) of Holdings (i) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.02(a) or Section 6.02(b) or (ii) in the case of any calculation pursuant to Section 7.16, ended on the last date of the fiscal quarter in question, and (b) solely with respect to the calculation of the Net EBITDA Leverage Ratio, the period of twelve (12) consecutive months (taken as one accounting period of Holdings) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.02(a) or Section 6.02(b).

“Third Additional Third Restatement Borrowing Period” means the period beginning on the Third Restatement Effective Date and ending on the earliest of:

(i) the Third Additional Third Restatement Delayed Draw Outside Date;

(ii) the date on which the Third Additional Third Restatement Delayed Draw Term Loan Commitments are permanently reduced to zero by the making of Third Additional Third Restatement Delayed Draw Term Loans; and

(iii) the date of the termination of the Third Additional Third Restatement Delayed Draw Term Loan Commitments pursuant to Section 8.01(a) or otherwise.

“Third Additional Third Restatement Delayed Draw Outside Date” means March 24, 2024, or such later date as agreed in writing by the Lenders holding the Third Additional Third Restatement Delayed Draw Term Loan Commitments in their sole discretion.

“Third Additional Third Restatement Delayed Draw Term Loan” means a loan made by a Lender pursuant to Section 2.01(a)(iii) and the Sixth Restatement.

“Third Additional Third Restatement Delayed Draw Term Loan Commitment” means the commitment of a Lender as of the Sixth Restatement Effective Date to make or otherwise fund any Third Additional Third Restatement Delayed Draw Term Loan. The amount of each Lender’s Third Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Sixth Restatement or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Third Additional Third Restatement Delayed Draw Term Loan Commitments as of the Sixth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Eighteen Million Dollars ($18,000,000).

“Third Additional Third Restatement Delayed Draw Term Loan Commitment Termination Date” means, for any Third Additional Third Restatement Delayed Draw Term Loan Commitment, the last day of the applicable Borrowing Period for such Third Additional Third Restatement Delayed Draw Term Loan Commitment.

“Third Amendment” means that certain Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, among the Borrower and the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Third Amendment Fee” shall have the meaning assigned to the term “Amendment Fee” as such term is defined in the Third Amendment.

“Third Restatement” is defined in the recitals.

“Third Restatement Borrowing Period” means the period beginning on the Third Restatement Effective Date and ending on the earliest of:

(i) the Third Restatement Delayed Draw Outside Date;

(ii) the date the Third Restatement Delayed Draw Term Loan Commitments are permanently reduced to zero by the making of Third Restatement Delayed Draw Term Loans; and

(iii) the date of the termination of the Third Restatement Delayed Draw Term Loan Commitments pursuant to Section 8.01(a) or otherwise.

“Third Restatement Delayed Draw Funding Conditions” means, on or prior to funding of any Third Restatement Delayed Draw Term Loans, the Administrative Agent shall have received a Notice of Borrowing in form and substance satisfactory to the Administrative Agent and the Lenders funding such Third Restatement Delayed Draw Term Loans in their sole discretion, including evidence and attaching and certifying (subject to waiver by the Administrative Agent of any of the following, in its sole discretion) that:

(i) the Holdings Special Committee has been reconstituted to consist of (i) Thomas S. Huseby, (ii) Michael Flynn and (iii) the Independent Director to be appointed upon the appointment of such Independent Director to the Board of Directors of Holdings. The Holdings Special Committee, whether by resolution or charter (which, in each case, shall be acceptable in form and substance to the Administrative Agent), shall be authorized and empowered to act on behalf of Holdings to the greatest extent permitted under the Delaware General Corporate Law, in connection with any Strategic Transaction; provided that the composition of Holdings Special Committee, its charter and Holdings Special Committee Authority shall not be modified without consent of the Administrative Agent in its sole discretion.

(ii) no Loan Party and no Subsidiary of any Loan Party has made or entered into non-ordinary course payments, transfers (whether of assets, by imposition of liens, or otherwise), agreements or transactions involving insiders and/or any material businesses, assets or agreements of the Borrower or any of its Affiliates within 90 days prior to the Third Restatement Effective Date; provided that any payment, transfer, agreement or transaction, as applicable, shall be permitted so long as such payment, transfer, agreement or transaction has been disclosed in writing to the Administrative Agent prior to the Third Restatement Effective Date and approved by the Administrative Agent (which approval may be given by approving a Budget which includes an itemized description of such payment, transfer, agreement or transaction, as applicable);

(iii) the Third Restatement, the Fourth Restatement, the Fifth Restatement and the Sixth Restatement, as applicable, and other documentation in connection therewith have been entered in form and substance satisfactory to the Administrative Agent;

(iv) all fees and expenses accrued in connection with the Existing Credit Agreement, the Third Restatement, the Fourth Restatement, the Fifth Restatement, the Sixth Restatement and this Agreement have been paid to the Administrative Agent or as directed by the Administrative Agent; provided that, for the avoidance of doubt, to the extent the Administrative Agent defers or does not seek payment of any such fees or expenses, such amounts shall remain fully due and owing and shall be payable in accordance with the applicable Loan Documents;

(v) no Default or Event of Default then exists or would result after giving pro forma effect to such Borrowing of the Third Restatement Delayed Draw Term Loans;

(vi) each of the Third Restatement Performance Milestones (as amended and restated from time to time) required to be satisfied by each applicable Third Restatement Performance Due Date has been satisfied; provided that, the Administrative Agent shall have received supporting evidence with respect thereto, in each case, in form and substance satisfactory to the Administrative Agent;

(vii) the then available Third Restatement Delayed Draw Term Loan Commitments after giving effect to such Loans is greater than or equal to $0;

(viii) the use of proceeds for such Loans and the use of such proceeds complies with the most recent Budget approved by the Administrative Agent; and

(ix) such other evidence, requirements or information requested by the Administrative Agent or the Lenders funding such Third Restatement Delayed Draw Term Loans in connection with such proposed Borrowing.

“Third Restatement Delayed Draw Outside Date” means December 14, 2023, or such later date as agreed in writing by the Lenders holding the Third Restatement Delayed Draw Term Loan Commitments in their sole discretion.

“Third Restatement Delayed Draw Term Loan” means a loan made by a Lender pursuant to Section 2.01(a)(iii), the Third Restatement, the Fourth Restatement, the Fifth Restatement or the Sixth Restatement. For the avoidance of doubt, Third Restatement Delayed Draw Term Loans shall include any Additional Third Restatement Delayed Draw Term Loans made on or after the Fourth Restatement Effective Date, any Second Additional Third Restatement Delayed Draw Term Loans made on or after the Fifth Restatement Effective Date and any Third Additional Third Restatement Delayed Draw Term Loans made on or after the Sixth Restatement Effective Date.

“Third Restatement Delayed Draw Term Loan Commitment” means the commitment (including, for the avoidance of doubt, the Additional Third Restatement Delayed Draw Term Loan Commitments, the Second Additional Third Restatement Delayed Draw Term Loan Commitments and the Third Additional Third Restatement Delayed Draw Term Loan Commitments) of a Lender to make or otherwise fund a Third Restatement Delayed Draw Term Loan, and “Third Restatement Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s (i) Third Restatement Delayed Draw Term Loan Commitment, if any, as in effect prior to the Fourth Restatement Date is set forth on Exhibit B of the Third Restatement or in the applicable Assignment Agreement, (ii) Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Fourth Restatement or in the applicable Assignment Agreement, (iii) Second Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Fifth Restatement or in the applicable Assignment Agreement, and (iv) Third Additional Third Restatement Delayed Draw Term Loan Commitment, if any, is set forth on Exhibit B of the Sixth Restatement or in the applicable Assignment Agreement, in each case, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fourth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Ten Million Dollars ($10,000,000). The aggregate amount of the Second Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fifth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Seven Hundred Fifty Thousand Dollars ($750,000). The aggregate amount of the Third Additional Third Restatement Delayed Draw Term Loan Commitments as of the Sixth Restatement Effective Date and prior to giving effect to any Borrowing on such date is Eighteen Million Dollars ($18,000,000).

“Third Restatement Delayed Draw Term Loan Commitment Termination Date” means, for any Third Restatement Delayed Draw Term Loan Commitment, the last day of the applicable Borrowing Period for such Third Restatement Delayed Draw Term Loan Commitment.

“Third Restatement Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, the sum of that Lender’s unused Third Restatement Delayed Draw Term Loan Commitment and the aggregate outstanding principal amount of the Delayed Draw Term Loans of that Lender.

“Third Restatement Delayed Draw Term Loan Lender” means each Lender holding a Third Restatement Delayed Draw Term Loan Commitment or a Third Restatement Delayed Draw Term Loan.

“Third Restatement Effective Date” means the “Effective Date”, as such term is defined in the Third Restatement, which date is November 14, 2023.

“Third Restatement Fee” is defined in Section 2.02(b)(i)(F).

“Third Restatement Fee Payment Amount” shall mean, at the time of any Borrowing of Third Restatement Delayed Draw Term Loans, an amount equal to (i) the portion of the Third Restatement Fee that has not been paid prior to such time, multiplied by (ii) the percentage of the Third Restatement Delayed Draw Term Loans made at such time of all then outstanding or remaining Third Restatement Delayed Draw Term Commitments.

“Third Restatement Performance Due Date” is defined in Section 6.29(b).

“Third Restatement Performance Milestones” means, collectively, the milestones set forth on Appendix D (as amended and restated as of the Fourth Restatement Effective Date) hereto which the Borrower and the other Loan Parties have agreed to adhere to within the time limits specified on such Appendix D (as such time limits may be extended in writing by the Administrative Agent in its sole discretion).

“Trade Secrets” means all of the following: (a) trade secrets and other proprietary or confidential business information, including inventions, invention disclosures, discoveries, know how, systems, processes, methods, data, business and marketing plans, and customer and vendor lists, (b) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future misappropriation or other violation, and (c) the right to sue for past, present and future misappropriation or other violation thereof.

“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, trade names, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future infringements or other violations, and (d) the right to sue for past, present and future infringement, dilution or other violation thereof.

“Tranche 2 Term Loan” is defined in Section 2.01(a)(i)(A).

“Tranche 2 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche 2 Term Loan. The amount of each Lender’s Tranche 2 Term Loan Commitment as of the Closing Date is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The Tranche 2 Term Loans were fully-advanced on the Closing Date.

“Tranche 2 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche 2 Term Loan of such Lender.

“Transaction Documents” means the IP Hold-Co Documents, the Series H Investment Documents, the Warrants and the Note Purchase Documents.

“Transactions” shall mean, collectively, (a) the transactions that occurred pursuant to the Loan Documents and the Transaction Documents on or about the Closing Date, including (i) the execution and delivery of the Reaffirmation and Omnibus Amendment Agreement and the Transaction Documents and the initial Borrowings hereunder, (ii) the consummation of the Series H Investment, (iii) the issuance of Series H Equity Interests to the initial Lenders, (iv) the assignments and other transactions with respect to the Existing Indebtedness and the Loan Amendment Transactions described in the Reaffirmation and Omnibus Amendment Agreement, this Agreement, (v) the formation of the IP Hold-Co and execution of the IP Hold-Co Documents, including the assignment of the Assigned Patent Rights by the Loan Parties (other than IP Hold-Co) in favor of IP Hold-Co pursuant to the terms of the Patent Assignment Agreement and the execution of the Patent License Agreement, (vi) all other reasonable incidental steps and actions required to facilitate the transactions described in clauses (a)(i) though (a)(v) above; (b) the transactions that occurred pursuant to or as contemplated by the Existing Credit Agreement on or about the First Restatement Effective Date, (c) the transactions that occurred pursuant to or as contemplated by the Second Restatement on or about the Second Restatement Effective Date, consisting of (i) the execution and delivery of the Second Restatement and the Borrowings of Delayed Draw Term Loans on the Second Restatement Effective Date, (ii) the issuance of Warrants to the Lenders or their designees or affiliates, (iii) all other reasonable incidental steps and actions required to facilitate the transactions described in clauses (c)(i) and (c)(ii) above, (d) the transactions that occurred pursuant to or as contemplated by the Third Restatement on or about the Third Restatement Effective Date, consisting of (i) the execution and delivery of the Third Restatement and the Borrowings of Third Restatement Delayed Draw Term Loans on the Third Restatement Effective Date and (ii) all other reasonable incidental steps and actions required to facilitate the transactions described in clauses (d)(i) above, (e) the transactions that occurred pursuant to or as contemplated by the Fourth Restatement on or about the Fourth Restatement Effective Date, consisting of (i) the execution and delivery of the Fourth Restatement and the Borrowings of Additional Third Restatement Delayed Draw Term Loans on the Fourth Restatement Effective Date and (ii) all other reasonable incidental steps and actions required to facilitate the transactions described in clauses (e)(i) above, (f) the transactions that occurred pursuant to or as contemplated by the Fifth Restatement on or about the Fifth Restatement Effective Date, consisting of (i) the execution and delivery of the Fifth Restatement and the Borrowings of Second Additional Third Restatement Delayed Draw Term Loans on the Fifth Restatement Effective Date and (ii) all other reasonable incidental steps and actions required to facilitate the transactions described in clause (f)(i) above, (g) the transactions that occurred pursuant to or as contemplated by the Sixth Restatement on or about the Sixth Restatement Effective Date, consisting of (i) the execution and delivery of the Sixth Restatement and the Borrowings of Third Additional Third Restatement Delayed Draw Term Loans on or after the Sixth Restatement Effective Date and (ii) all other reasonable incidental steps and actions required to facilitate the transactions described in clause (g)(i) above, and (h) the payment of fees and expenses in connection with the foregoing.

“Transfer” means to sell, exchange, transfer (including any effective transfer of assets by way of division), assign, license, lease, sub-lease, convey hypothecate, pledge or make a gift or dispose of all or any part of any Loan Party’s business, assets or properties of any kind, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereinafter acquired, including the Equity Interests of any Loan Party.

“Treasury Rate” means, as of any date of voluntary or mandatory prepayment of the Loans, the weekly average yield on actually traded Unites States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) business days prior to such date (or, if such statistical release is no longer published, any publicly available source of similar market data)).

“Type” means a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York, except as such term may be used in connection with the perfection of a security interest in the Collateral, in which case, the Uniform Commercial Code (or similar or equivalent legislation) of the applicable jurisdiction with respect to the affected Collateral shall apply.

“UK Guarantor” means Airspan Communications Limited, and any other party incorporated and registered under the laws of England and Wales which joins this Agreement pursuant to the terms of Section 6.12(c).

“UK Security Documents” means (a) the English law governed security agreement in relation to substantially all of the assets of the Airspan Communications Limited dated as of the Closing Date, (b) the English law governed share charge over shares in Airspan Communications Limited by the Initial Borrower, dated as of the Closing Date, (c) the Security Trust Deed, (d) the first supplemental English law governed law security agreement in relation to substantially all of the assets of the Airspan Communications Limited dated as of August 20, 2021, (e) the first supplemental English law governed share charge over shares in Airspan Communications Limited by the Initial Borrower, dated as of August 20, 2021, (f) “UK Security Documents” as defined in the Note Purchase Agreement (g) the second supplemental English law governed law security agreement in relation to substantially all of the assets of the Airspan Communications Limited dated on or about the Second Restatement Effective Date, (h) the second supplemental English law governed share charge over shares in Airspan Communications Limited by the Initial Borrower, dated on or about the Second Restatement Effective Date, and (i) any other English law governed Collateral Documents entered into from time to time.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash” means, on any date of determination, all Cash and Cash Equivalents owned by Holdings and its Loan Party Subsidiaries (or a non-Loan Party Subsidiary that has granted a first priority perfected Lien in such Account and the cash therein subject to the “control” (as defined in the UCC) of the Collateral Agent) and held in any Controlled Account in the United States, the United Kingdom, or otherwise subject to the “control” and a first priority perfected Lien in favor of Collateral Agent, in each case, on the date of determination (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including any revolving loans); provided that amounts included under this definition shall (x) be included only to the extent such amounts are not subject to any consensual Lien or other restriction or encumbrance of any kind (other than Liens in favor of Collateral

Agent) and (y) exclude any amounts held by Holdings or any of its Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of a client, borrower or customer of Holdings, its Subsidiaries or any of their respective Affiliates.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” is defined in Section 13.25(a).

“U.S. Tax Compliance Certificate” is defined in Section 2.03(e)(ii)(B)(3).

“VAT” means, as applicable (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (b) any value added tax imposed by the Value Added Tax Act 1994 (United Kingdom); (c) any other tax of a similar nature, whether imposed in a member state of the European Union or the United Kingdom in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere; and (d) value added tax as defined in the Israeli Value Added Tax Law, 1975.

“Waiver Fee” has the meaning assigned to such term in the Fourth Amendment.

“Warrant” and “Warrants” means, collectively, each of the warrants executed by Holdings on the Second Restatement Effective Date in favor of each of the Lenders holding Delayed Draw Term Loan Commitments on such date (or their respective designees or Affiliates), a form of which is attached as Exhibit N hereto.

“Withdrawal Liability” means aggregate liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other Person required by applicable Law to withhold or deduct amounts from a payment made by or on account of any Obligation.

Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “hereto”, “herein”,

“hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (d) all references in a Loan Document to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; (e) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time; and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible, real and personal, assets and properties, including cash, securities, accounts and contract rights.

(b) Any reference to Debtor Relief Laws, insolvency, bankruptcy, liquidation, receivership, administration, reorganization, dissolution, winding-up, relief of debtors, or similar proceedings hereunder shall also include proceedings under the laws of the jurisdiction in which a company or corporation is incorporated or any jurisdiction in which a company or corporation carries on business, including the seeking of or decision or order relating to: (i) liquidation, winding-up, dissolution, administration or an arrangement (“Hesder”) with creditors, as such terms are understood under the Israeli Companies Law and the Israeli Insolvency Law; (ii) the appointment of a receiver or trustee or other authorized functionary (“baal tafkid”), as such term is understood under the Israeli Insolvency Law; (iii) adjustment, reorganization, freeze order (or other similar remedy), stay of proceedings order (“Ikuv Halichim”) (or other similar remedy), protection from creditors, relief of debtors, an order for commencing proceedings (“Tzav Ptichat Halichim”), an order for financial rehabilitation (“Hafala Leshem Shikum Calcali”) or an order for liquidation (“Tzav Piruk”); or (iv) the recognition of a foreign proceeding with respect to an insolvency of a company (“Hakara be Halich Zar”), as such term is understood under the Israeli Insolvency Law.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Accounting Terms.

(i) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Loan Document shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. For the avoidance of doubt, for purposes of Sections 6.02. and 6.03(b), references to the prior periods for financial statements and other items contained in the audited financial statements described in clause (x) of the definition of Audited Financial Statements for such initial periods after the First Restatement Effective Date shall mean references to the comparative data and the prior comparative periods for Borrower and its Subsidiaries until such time as comparable financial statements and information for Holdings and its Subsidiaries are available for the purposes of providing comparative data and information for use in such comparisons.

(ii) Changes in GAAP. If at any time any change in GAAP or IFRS, as applicable (an “Accounting Change”), would affect the computation of any financial ratio or requirement set forth in any Loan Document, the Administrative Agent, on behalf of the Lenders, and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change; provided that, until so amended (i) such ratio or requirement shall continue to be computed in accordance with GAAP or IFRS, as applicable, prior to such change therein and (ii) the Borrower, or as the context may require, Holdings shall provide to the Administrative Agent and each Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change. The Loan Parties and Secured Parties agree that notwithstanding any Accounting Change after the Closing Date, any lease that is or would be treated as an operating lease on the Closing Date shall continue to be treated as an operating lease and shall not constitute Indebtedness for purposes of this Agreement regardless of whether or not such operating lease would be required to be reflected as a liability on the balance sheet of the lessee as a result of such Accounting Change.

Section 1.03 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.04 Divisions. For all purposes under the Loan Documents, in connection with any division or plan division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.05 Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents, to the extent that any Lender extends the maturity date of, or exchanges, replaces, renews or refinances all or any portion of its then-existing Loans with loans incurred under a new or amended and restated facility or any similar transaction permitted by the terms of this Agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender or similar settlement mechanism, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or in any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any similar requirement.

Section 1.06 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Adjusted Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07 Currencies. Any amount in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of: (i) if the amount is to be calculated on the last day of a financial period of Holdings and its Subsidiaries, the relevant rates of exchange used by such Person in, or in connection with, its financial statements for that period; or (ii) otherwise, the spot rate of exchange of an internationally recognized bank selected by the Administrative Agent for this purpose for the purchase of Dollars in the London foreign exchange market with the relevant currency at or about 11.00 a.m. on the day the relevant amount falls to be calculated.

Article II
LOANS AND TERMS OF PAYMENT

Section 2.01 Term Loans

(a) Loans. Loans may be Base Rate Loans or SOFR Loans (and, for the avoidance of doubt, with respect to the Tranche 2 Term Loan, the interest then due shall be payable in kind), as further provided herein.

(i) Closing Date Term Loans.

(A) Closing Date Term Loan Commitments. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, certain Lenders made (x) an Initial Term Loan to Borrower on the Closing Date in an amount equal to such Lender’s Initial Term Loan Commitment (the “Initial Term Loan”) and (y) a Tranche 2 Term Loan in an amount equal to such Lender’s Tranche 2 Term Loan Commitment (the “Tranche 2 Term Loan,” and together with the Initial Term Loan, the “Closing Date Term Loans”). Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be re-borrowed. Subject to Section 2.01(b), Section 2.01(c), and Section 2.01(d) all amounts owed hereunder with respect to the Closing Date Term Loans shall be paid in full no later than the Maturity Date. Upon funding the Closing Date Term Loans on the Closing Date, each Lender’s Initial Term Loan Commitment and Tranche 2 Term Loan Commitment was automatically reduced to zero.

(B) Procedure for the Advance of the Closing Date Term Loans. The Closing Date Term Loans were fully-advanced to the Borrower on the Closing Date.

(ii) Delayed Draw Term Loans.

(A) Delayed Draw Term Loan Commitments. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender in its sole discretion may agree to make Delayed Draw Term Loans to Borrower during the Borrowing Period for such Delayed Draw Term Loans in an aggregate amount not exceeding its respective Delayed Draw Term Loan Commitment for such Delayed Draw Term Loans; provided however, no Lender shall be required to make any Delayed Draw Term Loans unless the Borrower has delivered a Notice of Borrowing in accordance with the procedure for set forth in Section 2.01(a)(ii)(B), and such Lender is satisfied that all of the conditions precedent for such Loan set forth in Section 3.02 have been satisfied or waived in writing. Amounts borrowed under this Section 2.01(a)(ii)(A) and repaid or prepaid may not be reborrowed. Subject to Section 2.01 (b), Section 2.01 (c) and Section 2.01 (d), all amounts and other Obligations owed under the Loan Documents with respect to the Delayed Draw Term Loans shall be paid in full not later than the Maturity Date.

(B) Procedure for Advance of Delayed Draw Term Loans.

(1) The issuance of Delayed Draw Term Loans on the Second Restatement Effective Date shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) and thereafter, each issuance of Delayed Draw Term Loans shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or, if less, the remaining amount of the Delayed Draw Term Loan Commitments. The parties hereby agree that (x) there shall not be more than four (4) borrowings of Delayed Draw Term Loans hereunder and (y) each such funding of Delayed Draw Term Loans shall be subject to the sole discretion of the applicable Lenders advancing such Loans and the satisfaction of the Administrative Agent and such Lenders that each of the applicable Delayed Draw Funding Conditions for such tranche have been satisfied; provided that notwithstanding the foregoing, the fourth (4th) tranche of Delayed Draw Term Loans shall only be available for a Borrowing to the extent the Divestiture Transaction has not closed by July 31, 2023. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Delayed Draw Term Loans shall be funded after the Delayed Draw Outside Date.

(2) The Borrower shall give the Administrative Agent an initial draft Notice of Borrowing no later than ten (10) Business Days prior to the applicable Credit Date (or such later date as may be agreed by the Administrative Agent) (the “DDTL Notice Date”), requesting that the Lenders make the Loan if Borrower has delivered to the Administrative Agent the information specified in the Delayed Draw Funding Conditions and requesting that the applicable Lenders and the Agent confirm any additional information to be requested pursuant to clause (v) thereof. The Lenders holding Delayed Draw Term Loan Commitments shall have five (5) Business Days from the Applicable DDTL Notice Date to request any additional information necessary for their commitments to make a Delayed Draw Term Loan on the anticipated Credit Date. The Borrower shall then deliver to the Administrative Agent a fully assembled and irrevocable Notice of Borrowing not later than 1:00 p.m. (New York Time) on the date that is five (5) Business Days prior to the anticipated Credit Date (or such later date agreed with the Administrative Agent), and if such Loan is a SOFR Loan, the Borrower shall have also delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the applicable Lenders in the manner set forth in Section 2.02(f) of this Agreement. Upon receipt of a duly executed and completed Notice of Borrowing from the Borrower in form and substance satisfactory to the Administrative Agent, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 p.m. (New York time) on the Credit Date; provided that such Lender is satisfied that each of the conditions precedent for such Loan set forth in Section 3.02 have been satisfied or waived in writing, then each such Lender will make available to the Administrative Agent for the account of Borrower, at the Principal Office in immediately available funds, the amount of the Loan to be made by such Lender on such Credit Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(3) Upon funding on any Credit Date, each funding Lender’s Delayed Draw Term Loan Commitment for such tranche of Loans so advanced shall automatically be reduced concurrently with, and in the principal amount of, each Delayed Draw Term Loan made by such Lender, and any remaining unfunded Delayed Draw Term Loan Commitments shall automatically terminate on the applicable Delayed Draw Term Loan Commitment Termination Date. Any funded Delayed Draw Term Loan shall be deemed a “Loan” for all purposes of this Agreement. Each Delayed Draw Term Loan shall rank pari passu in right of payment, and shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.

(iii) Third Restatement Delayed Draw Term Loans.

(A) Third Restatement Delayed Draw Term Loan Commitments. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender in its sole discretion may agree to make Third Restatement Delayed Draw Term Loans to Borrower during the Third Restatement Borrowing Period for such Third Restatement Delayed Draw Term Loans (or, in the case of Additional Third Restatement Delayed Draw Term Loans, the Additional Third Restatement Borrowing Period, or in the case of Second Additional Third Restatement Delayed Draw Term Loans, the Second Additional Third Restatement Borrowing Period, or, in the case of Third Additional Third Restatement Delayed Draw Term Loans, the Third Additional Third Restatement Borrowing Period) in an aggregate amount not exceeding its respective Third Restatement Delayed Draw Term Loan Commitment for such Third Restatement Delayed Draw Term Loans; provided however, no Lender shall be required to make any Third Restatement Delayed Draw Term Loans unless the Borrower has delivered a Notice of Borrowing in accordance with the procedure for set forth in Section 2.01(a)(iii)(B), and such Lender is satisfied that all of the conditions precedent for such Loan set forth in Section 3.02 have been satisfied or waived in writing. Amounts borrowed under this Section 2.01(a)(iii)(A) and repaid or prepaid may not be reborrowed. Subject to Section 2.01(b), Section 2.01(c) and Section 2.01(d), all amounts and other Obligations owed under the Loan Documents with respect to the Third Restatement Delayed Draw Term Loans shall be paid in full not later than the Maturity Date.

(B) Procedure for Advance of Third Restatement Delayed Draw Term Loans.

(1) (i) The issuance of Third Restatement Delayed Draw Term Loans on the Third Restatement Effective Date shall be in an aggregate amount equal to Three Million Dollars ($3,000,000); (ii) the second issuance of Third Restatement Delayed Draw Term Loans shall be in an aggregate amount equal to Two Million Dollars ($2,000,000); (iii) the issuance of Additional Third Restatement Delayed Draw Term Loans on the Fourth Restatement Effective Date shall be in an aggregate amount equal to Five Million Dollars ($5,000,000); (iv) thereafter, each issuance of Additional Third Restatement Delayed Draw Term Loans shall be in an amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000); (v) the issuance of Second Additional Third Restatement Delayed Draw Term Loans on the Fifth Restatement Effective Date shall be in an aggregate amount equal to Seven Hundred Fifty Thousand Dollars ($750,000); (vi) the issuance of Third Additional Third Restatement Delayed Draw Term Loans on the Sixth Restatement Effective Date shall be in an aggregate amount equal to Eight Million Dollars ($8,000,000) and (vii) thereafter, the issuance of Third Additional Third Restatement Delayed Draw Term Loans shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or, if less, the remaining amount of the Third Additional Third Restatement Delayed Draw Term Loan Commitments. The parties hereby agree that (x) there shall not be more than two(2) borrowings of Third Additional Third Restatement Delayed Draw Term Loans hereunder except as otherwise acceptable to the Administrative Agent in its sole discretion and (y) each such funding of Third Restatement Delayed Draw Term Loans shall be subject to the sole discretion of the applicable Lenders advancing such Loans and the satisfaction of the Administrative Agent and such Lenders that each of the applicable Third Restatement Delayed Draw Funding Conditions for such funding have been satisfied. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Third Restatement Delayed Draw Term Loans shall be funded after the Third Restatement Delayed Draw Outside Date (or, in the case of the Additional Third Restatement Delayed Draw Term Loans, the Additional Third Restatement Delayed Draw Outside Date, or in the case of Second Additional Third Restatement Delayed Draw Term Loans, the Second Additional Third Restatement Borrowing Period, or in the case of Third Additional Third Restatement Delayed Draw Term Loans, the Third Additional Third Restatement Borrowing Period).

(2) The Borrower shall give the Administrative Agent an initial draft Notice of Borrowing no later than one (1) Business Day prior to the applicable Credit Date (or such later date as may be agreed by the Administrative Agent) (the “Third Restatement DDTL Notice Date”), requesting that the Lenders make the Loan if Borrower has delivered to the Administrative Agent the information specified in the definition of Third Restatement Delayed Draw Funding Conditions and requesting that the applicable Lenders and the Agent confirm any additional information to be requested pursuant to clause (v) thereof. Upon receipt of a duly executed and completed Notice of Borrowing from the Borrower in form and substance satisfactory to the Administrative Agent, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 p.m. (New York time) on the Credit Date; provided that such Lender is satisfied in its sole and absolute discretion that each of the conditions precedent for such Loan set forth in Section 3.02 have been satisfied or waived in writing, then each such Lender may, in its sole and absolute discretion, make available to the Administrative Agent for the account of Borrower, at the Principal Office in immediately available funds, the amount of the Loan to be made by such Lender on such Credit Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(3) Upon funding on any Credit Date, each funding Lender’s Third Restatement Delayed Draw Term Loan Commitment for such tranche of Loans so advanced shall automatically be reduced concurrently with, and in the principal amount of, each Third Restatement Delayed Draw Term Loan made by such Lender, and any remaining unfunded Third Restatement Delayed Draw Term Loan Commitments shall automatically terminate on the Third Restatement Delayed Draw Term Loan Commitment Termination Date (or, in the case of Additional Third Restatement Delayed Draw Term Loans, the Additional Third Restatement Delayed Draw Term Loan Commitment Termination Date, or in the case of Second Additional Third Restatement Delayed Draw Term Loans, the Second Additional Third Restatement Borrowing Period, or in the case of Third Additional Third Restatement Delayed Draw Term Loans, the Third Additional Third Restatement Borrowing Period). Any funded Third Restatement Delayed Draw Term Loan shall be deemed a “Loan” for all purposes of this Agreement. Each Third Restatement Delayed Draw Term Loan shall rank pari passu in right of payment and shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.

(b) Scheduled Payments/Principal Repayment.

(i) Commencing on the Monthly Amortization Commencement Date and continuing thereafter monthly on each Interest Payment Date (other than any Interest Payment Date that occurs during the Amortization Holiday Period) through and including the Maturity Date, in addition to the payment of cash pay interest as described in Section 2.02, the Borrower shall also make monthly principal payments in respect of the Loans, each such monthly payment in an amount equal to one percent (1%) of the principal amount of the Loans funded (which amount may be readjusted by the Lenders from time to time to give effect to any prepayments of the Loans pursuant to Section 2.01 (c), Section 2.01 (d) and Section 2.01 (e) as applicable and/or the incurrence of the Delayed Draw Term Loans and the Third Restatement Delayed Draw Term Loans).

(ii) Notwithstanding the foregoing, the unpaid principal of the Loans, together with all other accrued and unpaid interest, fees (including the Specified Fees (in the case of any Administration Fee or Origination Fee, to the extent then-earned under this Agreement)), premiums and other amounts owed under the Loan Documents, shall, in any event, be paid in full in cash in immediately available funds no later than the Maturity Date.

(iii) The Loans may only be prepaid in accordance with Section 2.01(c), Section 2.01(d), and Section 2.01(e); provided, however, that nothing in this Section 2.01(b)(iii) shall impair the Secured Parties’ right to recover any Applicable Prepayment Premium or Specified Fees if the Obligations are accelerated or otherwise become due prior to the Stated Maturity Date (whether following the occurrence and during the continuation of an Event of Default, by operation of law or otherwise).

(c) Mandatory Payment Upon Acceleration. If the Loan Obligations are accelerated (whether or not following the occurrence and during the continuation of an Event of Default, by operation of law or otherwise, and whether or not any proceeding under the Debtor Relief Laws is then pending), the Loan Parties shall immediately pay to the Lenders an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest; plus (ii) the Specified Fees (in the case of any Administration Fee and Origination Fees, to the extent then-earned and unpaid); plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate and, to the extent applicable, any Applicable Prepayment Premium. The parties expressly acknowledge and agree that any End of Term Fee or Applicable Prepayment Premium triggered by this Section 2.01(c) shall be subject to Section 2.01(f) and Section 2.02(b) and shall be due and payable based on the deemed voluntary prepayment (solely for purposes of calculating such End of Term Fee and Applicable Prepayment Premium) of the applicable Obligations notwithstanding the acceleration of such Obligations, the occurrence of the Maturity Date, and/or the lack of an actual voluntary prepayment by the Loan Parties.

(d) Permitted Prepayment of Loans/Commitment Reductions.

(i) Voluntary Prepayments. At any time and from time to time, subject to Section 2.01 (d)(iii), Section 2.01 (d)(iv), Section 2.01 (f) and Section 2.02(b) below, the Borrower shall have the option to prepay all or part of the Loans; provided, that Borrower (x) provides written notice to the Administrative Agent and the Lenders of its election to prepay such Loans at least five (5) Business Days prior to such prepayment (or upon such lesser notice period as the Administrative Agent may permit in its sole discretion), and (y) pays, on the date of such prepayment (A) such outstanding principal plus accrued and unpaid interest for the portion of the Loans specified for prepayment in the written notice provided pursuant to clause (x); (B) the End of Term Fee and each other Specified Fee on the principal portion of the Loans repaid; and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts and any Applicable Prepayment Premium (if any), as further described in Section 2.01 (d)(iii), Section 2.01 (d)(iv), Section 2.01 (f) and/or Section 2.02(b), below. Each partial prepayment shall be applied ratably across all Classes of the Loans then outstanding pro rata to the remaining principal payments on such Loans.

(ii) Voluntary Commitment Reductions.

(A) At any time after the first anniversary of the Closing Date, the Borrower may, upon not less than five (5) Business Days’ prior written notice to Administrative Agent (which written notice Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part any unused portion of the Delayed Draw Term Loan Commitments and Third Restatement Delayed Draw Term Loan Commitments; provided, any such partial reduction of the Delayed Draw Term Loan Commitments and Third Restatement Delayed Draw Term Loan Commitments, as applicable, shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount or, if less, the remaining amount of the Delayed Draw Term Loan Commitments and Third Restatement Delayed Draw Term Loan Commitments, as applicable.

(B) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments and/or Third Restatement Delayed Draw Term Loan Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Delayed Draw Term Loan Commitment and/or Third Restatement Delayed Draw Term Loan Commitments, as applicable, of each Lender proportionately to its pro rata share of the Type of Delayed Draw Term Loans and/or Third Restatement Delayed Draw Term Loans, as applicable, so reduced.

(iii) [Reserved].

(iv) Applicable Prepayment Premium. If a Prepayment Event (other than pursuant to Section 2.01(e)(i)(B) or Section 2.01(e)(i)(D)) occurs after the twelve (12) month anniversary of the Closing Date but on or before the thirty six (36) month anniversary of the Closing Date, the Borrower shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of the Affected Principal Amount, a prepayment premium (the “Applicable Prepayment Premium”) on the Affected Principal Amount as follows:

Relevant period (number of calendar months elapsed since the Closing Date)	Applicable Prepayment Premium as a percentage of the Affected Principal Amount
on or after twelve (12) month anniversary and until the twenty-four (24) month anniversary	5.00%
on or after the twenty-four (24) month anniversary and until the thirty-six (36) month anniversary	3.00%
on or after the thirty-six (36) month anniversary	0.00%

(e) Mandatory Prepayment Upon Certain Events.

(i) The Borrower shall make a prepayment of the Loans (in each case, without premium or penalty except as otherwise expressly provided in Section 2.01 (d)(iii), Section 2.01 (d)(iv), Section 2.01 (f), Section 2.02(b) or Section 2.02 (f)) upon the occurrence of any of the following at the following times and in the following amounts:

(A) Asset Dispositions. Within five (5) Business Days after the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from any Asset Disposition, in an amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided that (x) no such prepayment shall be required unless and until the total aggregate amount of such Net Cash Proceeds received by Holdings and its Subsidiaries in any fiscal year (and not paid to the Administrative Agent as a prepayment of the Loans) exceeds One Hundred Thousand Dollars ($100,000) (and to the extent prepayment is required, the required amount of such prepayment shall only be the Net Cash Proceeds in excess of the amount thereof) and (y) solely with respect to the Divestiture Transaction, the requirement to prepay the Obligations shall not include a requirement to apply the Company Retained Net Cash Proceeds (as defined in the Second Restatement) of such Asset Disposition provided that all Company Retained Net Cash Proceeds are deposited into a Controlled Account.

(B) Insurance/Condemnation Proceeds. Within five (5) Business Days after the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds of insurance or condemnations awards, an amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided however, (i) that no such prepayment shall be required unless and until the total aggregate amount of such Net Cash Proceeds received by Holdings and its Subsidiaries in any fiscal year (and not paid to the Administrative Agent as a prepayment of the Loans) exceeds One Hundred Thousand Dollars ($100,000) (and to the extent prepayment is required, the required amount of such prepayment shall only be the Net Cash Proceeds in excess of the amount thereof) and (ii) if the Borrower notifies the Administrative Agent and Lenders of Holdings or any Subsidiary of Holdings’ intent to reinvest such Net Cash Proceeds on or prior to the fifth day after such receipt of Net Cash Proceeds then so long as (x) no Default or Event of Default shall have occurred or be continuing at the time of such notice, at the time of reinvestment or at any time in between (and if any Default or reinvestment is pending, the Net Cash Proceeds will be promptly applied to repay the Loan Obligations) and (y) the proceeds of such insurance or condemnation award are held in a Controlled Account, the Borrower shall have the option, directly or through one or more of the Loan Parties or its Subsidiaries, to use such Net Cash Proceeds to reinvest in similar productive assets of the business, in each case, (x) that are used or useful in the business of Holdings and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise disposed of was Collateral, within one hundred and eighty (180) days of receipt of such Net Cash Proceeds (subject to, if Holdings or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one hundred and eighty (180) day period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within one hundred eighty (180) days, an extension for a period of up to an additional one hundred eighty (180) days from the end of such one hundred and eighty (180) day period) (the “Reinvestment Period”) Any amounts not previously repaid or reinvested during the Reinvestment Period, must immediately be repaid pursuant to this Section 2.01 (e) on the last day of the applicable Reinvestment Period.

(C) Issuance of Indebtedness. Substantially concurrently with the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from any issuance of any Indebtedness of Holdings or any of its Subsidiaries (excluding Permitted Indebtedness), including, without limitation, in any proceeding under Debtor Relief Laws, in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

(D) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any fiscal year of Holdings and its Subsidiaries (commencing with the fiscal year ending December 31, 2021), Borrower shall, no later than the earlier of (i) one hundred and eighty five (185) days after the end of such fiscal year and (ii) five (5) days after the date of delivery by the Borrower of the financial statements described in Section 6.02(a), prepay the Loans and/or the applicable Term Loan Commitments shall be permanently reduced as set forth in Section 2.01(d) in an aggregate amount equal to fifty percent (50%) of such Consolidated Excess Cash Flow. Any amounts prepaid pursuant to this Section 2.01(e) with respect to any Fiscal Year in excess of fifty percent (50%) of Consolidated Excess Cash Flow shall be treated as voluntary prepayments made pursuant to Section 2.01(d).

(E) Issuance of Equity Securities. On the date of receipt by Holdings of any cash, Cash Equivalents or other proceeds from any capital contributions to, or issuances or other sales of or transactions with respect to any Equity Interests of Holdings or any of its Subsidiaries resulting in gross proceeds in excess of Seventy-Five Million Dollars ($75,000,000) in the aggregate in any six (6) month period after (but not including) the First Restatement Effective Date other than Equity Interests issued (i) pursuant to any employee stock or stock option compensation plan, or (ii) for purposes approved in writing by Administrative Agent, Borrower shall prepay the Loans and/or the applicable Term Loan Commitments shall be permanently reduced as set forth in Section 2.01(d) in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Notwithstanding the foregoing, no prepayment shall be required as a result of (x) the Equity Contribution (as described in the Merger Consent) upon the consummation of the De-SPAC Transaction, or (y) the issuance of Qualified Equity Interests of Holdings in accordance with the terms of the Note Purchase Agreement and the Convertible Notes and the Warrants (in each case as in effect on the date hereof or as amended from time to time to the extent permitted by the Pari Passu Intercreditor Agreement) and the Pari Passu Intercreditor Agreement to purchase, redeem, convert or otherwise exchange the Convertible Notes solely for Qualified Equity Interests of Holdings.

(ii) Prepayments pursuant to Section 2.01 (e)(i) shall be applied ratably across all Classes of Loans then outstanding and the portion applied to principal shall be applied to the principal balance of such Loans in inverse order of maturity. For the avoidance of doubt, amounts attributable to payments of interest, End of Term Fees, Specified Fees, and Prepayment Premiums that are due and payable, and other amounts due and payable as a result of such prepayments pursuant to Section 2.01(e)(i) shall be allocated and paid from the amount of the prepayments required to be made pursuant to Section 2.01(e)(i) and shall not be payable in addition to such required prepayment amounts.

(iii) Notwithstanding any of the foregoing, any Lender may elect by prior written notice to the Administrative Agent prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section 2.01(e) (any such Lender, a “Declining Lender”).

(iv) For so long as any Priority Lien Obligations (other than the Loan Obligations) remain outstanding, to the extent that the Loan Parties are required under the other Priority Lien Documents to offer to make a payment of the types described in Section 2.01(d)(i) or Section 2.01(e)(i)(A)-(E) above (a “Pari Passu Payment”), then provided that such payments are required to be made on a pro rata and pari passu basis with the Loan Obligations, the proceeds available for repayment to the Lenders shall equal the Lenders’ allocable share of all such payments then required to be made or offered. In the case that a Declining Lender, or any other Priority Lien Holder that would also be offered or entitled to a Pari Passu Payment, declines its share of such payment (any such amounts, “Declined Proceeds” and any such declining Priority Lien Holder, a “Declining Holder” and all other holders of Priority Lien Obligations, “Non-Declining Holders”), then such Declined Proceeds shall be offered and paid to the Non-Declining Holders in accordance with their pro rata share of the Priority Lien Obligations until all of the remaining Declined Proceeds have been depleted. It being understood that such Declined Proceeds shall be treated in the same manner as the proceeds which required the original payment pursuant to Section 2.01(d)(i) or Section 2.01(e)(i)(A)-(E) above, but for the purposes of determining when such Declined Proceeds are required to be paid by a Loan Party, the date of receipt of such proceeds shall be the first Business Day after the last day that a Declining Holder under any Priority Lien Obligation has the right to decline their share of such proceeds (for example, if a Priority Lien Holder has a right to accept or decline such proceeds of an Asset Disposition for five (5) days under this Agreement and sixty (60) days under other Priority Lien Obligations, then the first day that such Declined Proceeds would be required to be offered to the other non-Declining Holders would be the first Business Day after the sixty (60) day period allowed under the other Priority Lien Obligations). For the avoidance of doubt, nothing in this Section 2.01(e)(iv) shall confer on any Lender the option to elect to decline all or any portion of any voluntary payment of its Loans under Section 2.01(d) of this Agreement.

(f) End of Term Fee; Payment of Applicable Prepayment Premiums.

(i) Notwithstanding anything herein to the contrary, upon the earliest to occur of: (A) the Maturity Date, (B) payment, repayment, redemption or prepayment or deemed payment, repayment, redemption of prepayment, in each case in full of the principal amount of Loans and other Loan Obligations upon the occurrence of a Prepayment Event, and (C) a termination of this Agreement for any other reason (the occurrence of any of the events set forth in the foregoing clauses (A) through (C), the “End of Term Fee Event”), Borrower shall pay to the Administrative Agent (for further distribution to the Lenders in accordance with their pro rata share of each Class of the Loans and Commitments) as an inducement for making the Loans (and not as a penalty) an amount equal to the End of Term Fee, which End of Term Fee shall be fully earned, and due and payable, on the date of such End of Term Fee Event, and non-refundable when made.

(ii) Notwithstanding anything herein to the contrary, if a Prepayment Event occurs (other than pursuant to Section 2.01(e)(i)(B) or Section 2.01(e)(i)(D)), Borrower shall pay the Lenders as an inducement for making the Loans (and not as a penalty) an amount equal to the Applicable Prepayment Premium (if any) then due and owing, which Applicable Prepayment Premium shall be fully earned, and due and payable, on the date of such Prepayment Event, and non-refundable when made.

(iii) Any cancellation, prepayment or repayment, whether voluntary or involuntary, of the Loans upon the occurrence of any End of Term Fee Event or Prepayment Event shall be accompanied by all accrued interest on the principal amount prepaid or repaid, together with the End of Term Fee and/or the Applicable Prepayment Premium, as applicable, and shall be subject to Section 2.02(b). Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or any Loan Documents, it is understood and agreed that if the Loan Obligations are accelerated or otherwise become due prior to the Stated Maturity Date for any reason, including because of an Event of Default or the commencement of any proceeding under Debtor Relief Laws or by operation of law or otherwise, (x) the End of Term Fee will be due and payable as though the aggregate principal amount of all Loans was outstanding as of such date and (y) any Applicable Prepayment Premium will be due and payable as though the aggregate principal amount of all Loans outstanding as of such acceleration or due date were voluntarily prepaid (regardless of whether (a) any Loan Obligations have been accelerated or the Maturity Date has occurred prior to such deemed voluntary prepayment, (b) such deemed voluntary prepayment would be permitted under this Agreement, and/or (c) the Loans are actually voluntarily prepaid by the Loan Parties) as of such acceleration or due date.

(iv) Each Loan Party expressly acknowledges and agrees it would be impractical and extremely difficult to ascertain the actual amount of the Lenders’ damages as a result of an End of Term Fee Event or Prepayment Event, and that the End of Term Fee and any Applicable Prepayment Premium payable under this Agreement shall be presumed to be the liquidated damages sustained by each Lender as a result of the applicable End of Term Fee Event and/or Prepayment Event, as applicable.

Section 2.02 Interest; Fees; Evidence of Debt; Payments.

(a) Interest.

(i) (A) Interest Rate. Subject to Section 2.02 (a)(i)(C), the outstanding principal balance of each Loan shall bear interest on and after the date so borrowed (or deemed borrowed) at the then Applicable Rate, which interest shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including the final Maturity Date.

(B) PIK Interest. On each Interest Payment Date, unless a Default or Event of Default then exists, the Borrower shall pay (1) with respect to the Initial Term Loan, the Delayed Draw Term Loan, and Third Restatement Delayed Draw Term Loan, five and one half percent (5.5%) of the interest then due in cash and the remainder of the outstanding interest then due in kind, i.e. by adding such outstanding interest to the aggregate principal amount of the Loans and (2) with respect to the Tranche 2 Term Loan, the interest then due in kind. Interest must be paid in cash for any period for which a Default or Event of Default exists. On any applicable Interest Payment Date each Lender will be entitled to receive an amount equal to their pro rata share of the cash interest then due and owing, as well as any such PIK Interest then due and owing on each Class of Loans held by such Lender.

(C) Default Rate. Immediately upon the occurrence of an Event of Default described in Section 8.01(h) or 8.01(i), and in all other cases, upon the election of the Requisite Lenders, upon the occurrence and during the continuation of a Default or Event of Default, the outstanding principal balance of the outstanding Loan Obligations shall bear interest at the Default Rate and shall be payable in cash on demand. Any election made pursuant to this Section 2.02(a)(i) may be made retroactive to the date of the occurrence of the applicable Event of Default.

(ii) Interest Computation. All interest hereunder shall be computed on the basis of a year of three-hundred and sixty (360) days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of three-hundred and sixty-five (365) days (or three-hundred and sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). The applicable Base Rate and SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(iii) Interest Elections; Borrowings.

(A) Each Borrowing initially shall be of the Type specified in the Notice of Borrowing and, in the case of a SOFR Loan, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Loan, may elect Interest Periods therefor, all as provided in this Section 2.02(a)(iii). The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing.

(iv) To make an election pursuant to this Section 2.02(a)(iv), the Borrower shall notify the Administrative Agent of such election by telephone not later than 12 p.m. (New York time), five (5) Business Days before the effective date of the proposed election. Each such telephonic Conversion/Continuation Notice shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Conversion/Continuation Notice signed by the Borrower.

(v) Each telephonic and written Conversion/Continuation Notice shall specify the following information:

(A) the Borrowing to which such Conversion/Continuation Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (C) and (D) below shall be specified for each resulting Borrowing);

(B) the effective date of the election made pursuant to such Conversion/Continuation Notice, which shall be a Business Day;

(C) whether the resulting Borrowing is to be a Base Rate Loan or a SOFR Loan; and

(D) if the resulting Borrowing is a SOFR Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If the Borrower fails to deliver a Conversion/Continuation Notice with respect to a SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such SOFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such SOFR Borrowing shall automatically be continued as a SOFR Borrowing with an Interest Period of one (1) month at the end of such Interest Period.

(vi) Promptly following receipt of a Conversion/Continuation Notice, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(vii) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Requisite Lenders, so notifies Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Loan and (ii) unless repaid, each SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(viii) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(ix) In connection with the use or administration of Adjusted Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Term SOFR.

(b) Fees.

(i) The Borrower agrees to pay the following fees:

(A) to the Administrative Agent, an administration fee in an amount equal to Fifty Thousand Dollars ($50,000.00) per annum, which fee shall be fully earned, and due and payable, annually in advance on the Closing Date and thereafter on each anniversary of the Closing Date (the “Administration Fee”);

(B) to the Administrative Agent for further distribution to the Lenders in accordance with their pro rata share of the Loans so advanced prior to the Second Restatement Effective Date, an origination fee (the “Initial Origination Fee”) in an amount equal to two percent (2.00%) of the amount of the Loans so advanced upon any Credit Date occurring prior to the Second Restatement Effective Date, which fees were fully earned, and due and paid, on the date such Loans were advanced;

(C) to the Administrative Agent for further distribution to the applicable Lenders holding Delayed Draw Term Loan Commitments as of the Second Restatement Effective Date in accordance with their pro rata share of such Delayed Draw Term Loan Commitments, an origination fee (the “Second Restatement Origination Fee”) in an amount equal to five percent (5.00%) of the amount of the Delayed Draw Term Loans so advanced upon any Credit Date occurring on or after the Second Restatement Effective Date, which fees shall be fully earned, and due and payable, on the date such Loans are advanced;

(D) to the Administrative Agent for further distribution to the Lenders in accordance with their pro rata share of the Loans, each of the Third Amendment Fee and the Waiver Fee;

(E) to the Administrative Agent for further distribution to the Lenders in accordance with their pro rata share of the Loans, a fee (the “Second Restatement Fee”) in an amount equal to $2,157,751.26. The Second Restatement Fee shall be fully earned, and capitalized and added to the principal balance of the Loans, as of the Second Restatement Effective Date;

(F) upon each Borrowing of any portion of the Third Restatement Delayed Draw Term Loans, to the Administrative Agent for further distribution to the applicable Lenders holding Third Restatement Delayed Draw Term Loan Commitments as of the Third Restatement Effective Date in accordance with their pro rata share of such Third Restatement Delayed Draw Term Loan Commitments a fee (the “Third Restatement Fee”) in an aggregate amount equal to $4,000,000. The Third Restatement Fee shall be earned in full on the Third Restatement Effective Date, on account of the Third Restatement, the limited waivers and other agreements set forth therein, the Third Restatement Delayed Draw Term Loan Commitments as of the Third Restatement Effective Date and the other aggregate Loans and Commitments held by the applicable Lenders. Any portion of the Third Restatement Fee shall be paid in kind to such Lenders by increasing the principal amount of the outstanding principal balance of the Third Restatement Delayed Draw Term Loans on the date of such Borrowing in an amount equal to the Third Restatement Fee Payment Amount payable on such date. As of the Fourth Restatement Date, the Third Restatement Fee has been paid in full;

(G) upon each Borrowing of any portion of the Additional Third Restatement Delayed Draw Term Loans, to the Administrative Agent for further distribution to the applicable Lenders holding Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fourth Restatement Effective Date in accordance with their pro rata share of such Additional Third Restatement Delayed Draw Term Loan Commitments a fee (the “Fourth Restatement Fee”) in an aggregate amount equal to $4,000,000. The Fourth Restatement Fee shall be earned in full on the Fourth Restatement Effective Date, on account of the Fourth Restatement, the limited waivers and other agreements set forth therein, the Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fourth Restatement Effective Date and the other aggregate Loans and Commitments held by the applicable Lenders. Any portion of the Fourth Restatement Fee shall be paid in kind to such Lenders by increasing the principal amount of the outstanding principal balance of the Additional Third Restatement Delayed Draw Term Loans on the date of such Borrowing in an amount equal to the Fourth Restatement Fee Payment Amount payable on such date;

(H) upon each Borrowing of any portion of the Second Additional Third Restatement Delayed Draw Term Loans, to the Administrative Agent for further distribution to the applicable Lenders holding Second Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fifth Restatement Effective Date in accordance with their pro rata share of such Second Additional Third Restatement Delayed Draw Term Loan Commitments a fee (the “Fifth Restatement Fee”) in an aggregate amount equal to $300,000. The Fifth Restatement Fee shall be earned in full on the Fifth Restatement Effective Date, on account of the Fifth Restatement and agreements set forth therein, the Second Additional Third Restatement Delayed Draw Term Loan Commitments as of the Fifth Restatement Effective Date and the other aggregate Loans and Commitments held by the applicable Lenders. Any portion of the Fifth Restatement Fee shall be paid in kind to such Lenders by increasing the principal amount of the outstanding principal balance of the Second Additional Third Restatement Delayed Draw Term Loans on the date of such Borrowing in an amount equal to the Second Additional Third Restatement Fee Payment Amount payable on such date; and

(I) upon each Borrowing of any portion of the Third Additional Third Restatement Delayed Draw Term Loans, to the Administrative Agent for further distribution to the applicable Lenders holding Third Additional Third Restatement Delayed Draw Term Loan Commitments as of the Sixth Restatement Effective Date in accordance with their pro rata share of such Third Additional Third Restatement Delayed Draw Term Loan Commitments a fee (the “Sixth Restatement Fee”) in an aggregate amount equal to $3,600,000. The Sixth Restatement Fee shall be earned in full on the Sixth Restatement Effective Date, on account of the Sixth Restatement and agreements set forth therein, the Third Additional Third Restatement Delayed Draw Term Loan Commitments as of the Sixth Restatement Effective Date and the other aggregate Loans and Commitments held by the applicable Lenders. Any portion of the Sixth Restatement Fee shall be paid in kind to such Lenders by increasing the principal amount of the outstanding principal balance of the Third Additional Third Restatement Delayed Draw Term Loans on the date of such Borrowing in an amount equal to the Third Additional Third Restatement Fee Payment Amount payable on such date.

(ii) In addition to the foregoing, the Borrower agrees to pay to the Agents and the Lenders the Specified Fees and any other fees and expense reimbursements set forth in any Fee Letter or other Loan Document or as otherwise separately agreed by the parties, in such amounts and at such times so specified.

(iii) The parties hereby agree that the Second Restatement Fee, the Third Restatement Fee, the Fourth Restatement Fee, the Fifth Restatement Fee, the Sixth Restatement Fee and any similar fee due hereunder shall be added, at the time each such fee is earned, to the principal amount of the applicable Loans and treated as original issue discount.

(iv) Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or any Loan Documents, it is understood and agreed that if the Loan Obligations are accelerated or otherwise become due prior to the Stated Maturity Date for any reason, including because of an Event of Default or the commencement of any proceeding under Debtor Relief Laws or by operation of law or otherwise, the End of Term Fee, the Waiver Fee, the Third Amendment Fee, the Second Restatement Fee, the Third Restatement Fee, the Fourth Restatement Fee, the Fifth Restatement Fee, the Sixth Restatement Fee and any Applicable Prepayment Premium, if any, along with any then-earned and unpaid Administration Fee and Origination Fees, in each case determined as of such acceleration or due date (and, in the case of any End of Term Fee or Applicable Prepayment Premium, determined as set forth in Section 2.01(f)(iii)), will be due and payable as of such acceleration or due date and shall constitute part of the Loan Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH LOAN PARTY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING SPECIFIED FEES OR ANY APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE LOANS AND THE RELATED OBLIGATIONS PURSUANT TO ANY PROCEEDING UNDER ANY DEBTOR RELIEF LAW OR PURSUANT TO A PLAN OF REORGANIZATION. The Specified Fees and the Applicable Prepayment Premium, if any, shall also be payable in the event the Loan Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means, or reinstated pursuant to section 1124 of the Bankruptcy Code. THE LOAN PARTIES EXPRESSLY AGREE THAT (I) EACH OF THE SPECIFIED FEES AND ANY APPLICABLE PREPAYMENT PREMIUM IS REASONABLE AND IS THE PRODUCT OF AN ARM’S LENGTH TRANSACTION BETWEEN SOPHISTICATED BUSINESS PEOPLE, ABLY REPRESENTED BY COUNSEL, (II) THE SPECIFIED FEES AND ANY APPLICABLE PREPAYMENT PREMIUM SHALL BE PAYABLE NOTWITHSTANDING THE THEN PREVAILING MARKET RATES AT THE TIME PAYMENT IS MADE, (III) THERE HAS BEEN A COURSE OF CONDUCT BETWEEN THE LENDERS AND THE LOAN PARTIES GIVING SPECIFIC CONSIDERATION IN THIS TRANSACTION FOR SUCH AGREEMENT TO PAY THE SPECIFIED FEES AND ANY APPLICABLE PREPAYMENT PREMIUM, (IV) THE SPECIFIED FEES AND ANY APPLICABLE PREPAYMENT PREMIUM ARE NOT INTENDED TO ACT AS OR CONSTITUTE A PENALTY OR PUNISH BORROWER OR ANY OTHER LOAN PARTY FOR ANY PREPAYMENT OR REPAYMENT, (V) THE LOAN PARTIES’ AGREEMENT TO PAY THE SPECIFIED FEES AND ANY APPLICABLE PREPAYMENT PREMIUM IS A MATERIAL INDUCEMENT TO THE LENDERS TO MAKE THE LOANS, (VI) NO PORTION OF ANY SPECIFIED FEE OR APPLICABLE PREPAYMENT PREMIUM REPRESENTS “UNMATURED INTEREST” WITHIN THE MEANING OF 11 U.S.C. § 502(b), AND (VII) THE LOAN PARTIES SHALL BE ESTOPPED HEREAFTER FROM CLAIMING DIFFERENTLY THAN AS AGREED TO IN THIS SECTION 2.02(b)(iv). Each Loan Party expressly acknowledges that its agreement to pay the Specified Fees and any Applicable Prepayment Premium to the Lenders as herein described is a material inducement to the Lenders to enter into the Credit Agreement, provide the Term Loan Commitments, make the Loans and provide any applicable waiver or other consideration agreed to in connection therewith. Each Loan Party further expressly acknowledges and agrees that, prior to executing the Second Restatement, the Third Restatement, the Fourth Restatement, the Fifth Restatement and the Sixth Restatement, it has had the opportunity to review, evaluate, and negotiate the Specified Fees and any Applicable Prepayment Premium and the calculations thereof with its advisors, and that the Specified Fees and any Applicable Prepayment Premium are a good faith, reasonable approximation of Lenders’ liquidated damages upon the applicable triggering events, taking into account all of the circumstances, including the costs of funds, the opportunity cost of capital, the relative risk of the investment, and the operational benefits for the Loan Parties from continued use of funds as a result of the Lenders’ agreement to accept the Specified Fees and any Applicable Prepayment Premium in lieu of additional up-front fees.

(v) The Loan Parties agree that, once earned, all of the Specified Fees and other fees described herein or in any other Loan Document or any part thereof payable hereunder will not be refundable under any circumstances and are in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement or the other Loan Documents. Borrower shall reimburse Agent and each such Lender for such costs and expenses as provided in Credit Agreement. Except as expressly provided herein, all such fees will be paid in US dollars and in immediately available funds. All such payments shall be made without setoff, counterclaim or deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority. All or any portion of the fees received by Fortress hereunder may be allocated to any affiliate of Fortress, the Administrative Agent or any other Lender or be shared among Fortress, the Administrative Agent and their respective affiliates.

(c) Evidence of Debt; Lenders’ Books and Records; Notes.

(i) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Loan Parties, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(ii) Notes. If so requested by any Lender by written notice to Borrower at least two (2) Business Days prior to the Credit Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.01) on the Credit Date (or, if such notice is delivered after the Credit Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

(d) Payments. Interest on the Loan Obligations shall be payable on each Interest Payment Date provided that (i) interest accrued pursuant to Section 2.02 (a)(i)(C) shall be payable in cash on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Except where interest is permitted to be paid in kind, all payments under the Loan Documents shall be made in immediately available funds in Dollars. Accrued interest payable on any Loans which is paid in the form of PIK Interest shall be added to the outstanding principal amount of the applicable Class of Loans as of the applicable Interest Payment Date. All payments (including prepayments) to be made by the Loan Parties under any Loan Document shall be made without setoff or counterclaim. Payments received after 2:00 p.m. New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. Each payment made by a Loan Party under a Loan Document is in addition to any payment or distribution to which the Lenders may be entitled or may receive pursuant to such Loan Party’s Organization Documents, and nothing in any Loan Document shall be construed as limiting, reducing or in any way diminishing any payment or distribution to which the Lenders may be entitled or may receive under or with respect to such Loan Party’s Organization Documents.

(e) Application of Payments. The Borrower shall have no right to specify the order or the accounts to which the Lenders shall allocate or apply any payment required to be made by the Borrower or any Loan Party to any Secured Party or otherwise received by a Secured Party under this Agreement or any Loan Document when any such allocation or application is not specified elsewhere in this Agreement or such Loan Document.

(f) Compensation for Losses. Notwithstanding anything herein to the contrary, in the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.09(b), then, in any such event, Borrower shall compensate each Lender for any loss, cost and expense substantiated by such Lender and attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable (but excluding a loss of anticipated profits). A certificate of the applicable Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate upon receipt thereof.

(g) Inability to Determine Rates. Subject to Section 2.05 of this Agreement, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Requisite Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

(h) Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.02. Subject to Section 2.05 hereto, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 2.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Loan Parties. Without limiting the provisions of Section 2.03(a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnification. The Loan Parties shall jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by the applicable Recipient shall be conclusive absent manifest error. If any Loan Party fails to timely pay to the appropriate Governmental Authority any Taxes payable under this Section 2.03, such Loan Party shall indemnify the applicable Recipient for any incremental taxes, interest or penalties that may become payable by such Recipient as a result of any such failure.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Withholding Agent to a Governmental Authority as provided in this Section 2.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lender. (i) If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as prescribed by applicable Laws and reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrower or the Administrative Agent, such Lender shall deliver such other documentation prescribed by applicable Law and reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.03(e)(ii)(A), Section 2.03(e)(ii)(B), and Section 2.03(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or if such Lender is legally prohibited from completing, executing or submitting such documentation or cannot obtain, using best efforts and following a good faith effort to do so, any information requested by the Borrower.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower or of Holdings within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign

Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.03(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.03 (including by the payment of additional amounts pursuant to this Section 2.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the indemnifying party, upon the request of such indemnified party, agrees to repay such indemnified party the amount paid over to the indemnifying party pursuant to this Section 2.03(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.03(f), in no event will the indemnified party be required to pay any amount to any Loan Parties pursuant to this Section 2.03(f), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.03(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) VAT. Notwithstanding anything in this Section 2.03 to the contrary:

(i) All amounts expressed to be payable under a Loan Document by any Loan Party to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any Loan Party under a Loan Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that Loan Party).

(ii) If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Specified Recipient”) under a Loan Document, and any Loan Party other than the Specified Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Specified Recipient in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Specified Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Specified Recipient receives from the relevant tax authority which the Specified Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Specified Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Specified Recipient, pay to the Specified Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Specified Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Secured Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.03(g) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(v) In relation to any supply made by a Secured Party to any Loan Party under a Loan Document, if reasonably requested by such Lender, that Loan Party must promptly provide such Secured Party with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Secured Party’s VAT reporting requirements in relation to such supply.

(h) Survival. Each party’s obligations under this Section 2.03 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.04 Ratable Sharing; Pro Rata Shares; Availability of Funds.

(a) Ratable Sharing; Pro Rata Shares. Except as otherwise expressly provided in this Agreement, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of fees payable to the Lenders, each reduction of Commitments and each conversion to or continuation of any Loan shall be allocated pro rata among the Lenders of all Classes of Loans then held by the Lenders and entitled to such payment in accordance with their respective Commitments (or, if the Commitments shall have expired or been terminated, pro rata in accordance with the respective principal amounts of the outstanding Loans) held by the Lenders (unless a given Lender or Class of Loans has elected to receive a lesser allocation). The Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code of the United States, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of letter of credit fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.04(a) shall not be construed to apply to (1) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by any Lender as consideration for the origination of a new Class of Loans or Commitments or an assignment or sale of a participation in any of its Loans or other Obligations owed to it.

(b) Availability of Funds. Unless Administrative Agent shall have been notified in writing by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.04(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Loan Parties may have against any Lender as a result of any default by such Lender hereunder. It being understood, however, unless and until a Lender has determined, in its sole discretion, that all conditions precedent for a particular Loan have been satisfied, such Lender shall have no obligation to advance any particular Loan.

Section 2.05 Benchmark Replacement Settings. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Replacing Future Benchmarks. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) No Hedging Contract or swap agreement shall constitute a “Loan Document” for purposes of this Section 2.05.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.05(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.05(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.05(c).

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.06 Increased Costs; Capital Requirements.

(a) Compensation For Increased Costs. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Loans made by, or participations in letters of credit held by such Lender, to a level below that which such Lender such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

Section 2.07 Application of Prepayments/Reductions.

(a) Subject to the terms of the Pari Passu Intercreditor Agreement, which shall govern the payments on account of the Obligations and any other Priority Lien Obligations from time to time, after any voluntary or mandatory prepayments or repayments of Loans pursuant to Section 2.01 or the exercise of remedies provided for in Section 8.02 (or after the Loan Obligations (including, without limitation, any Applicable Prepayment Premium) have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Loan Obligations (including, without limitation, any Applicable Prepayment Premium) shall be applied by the Administrative Agent in the following order:

first, to the payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Section 2.02(b), Section 2.03, Section 2.05, Section 2.06 and Section 13.02) payable to the Agents;

second, to the payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lenders and amounts payable under Section 2.02(b), Section 2.03, Section 2.05, Section 2.06 and Section 13.02 (other than any Applicable Prepayment Premium or End of Term Fee)) payable to the Lenders;

third, to payment of indemnities and other amounts (other than principal, interest and fees) payable to the Lenders, ratably among them in proportion to the amounts described in this clause third payable to them;

fourth, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on the Loans, premiums (including, without limitation, any Applicable Prepayment Premium) and fees (excluding any End of Term Fee) other than those previously paid pursuant to clause “second” above, ratably among the Lenders in proportion to the respective amounts described in this clause fourth payable to them;

fifth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause fifth held by them;

sixth, except in connection with any waivable prepayment of the type described in Section 2.01(e)(iii) and Section 2.01(e)(iv), to prepay Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied in inverse order of maturity to reduce the remaining scheduled installments of principal of the Loans;

seventh, to the payment of that portion of the Loan Obligations constituting any End of Term Fee payable to the Lenders;

eighth, to the payment in full of all other Loan Obligations then owing, ratably among the Secured Parties in proportion to the respective amounts described in this clause eighth held by them; and

ninth, the balance, if any, after all of the Loan Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by applicable Law.

Subject to clauses “first” through “ninth” preceding, Administrative Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Loan Obligations.

Section 2.08 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and as set forth in Section 13.05(b):

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.15 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Term Loan Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive the Administration Fee described in Section 2.02(b)(i)(A) or the Initial Origination Fee described in Section 2.02(b)(i)(B) or the Second Restatement Origination Fee described in Section 2.02(b)(i)(C) or the Third Restatement Fee described in Section 2.02(b)(i)(F) or the Fourth Restatement Fee described in Section 2.02(b)(i)(G) or the Fifth Restatement Fee described in Section 2.02(b)(i)(H) or the Sixth Restatement Fee described in Section 2.02(b)(i)(I) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.09 Mitigation of Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.05, 2.06(a) or 2.06(b), or requires the Loan Parties to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.03 or 2.06 as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is entitled to receive payments under Section 2.03 or 2.06, (ii) the circumstances which have caused such Lender to be entitled to receive such payments shall remain in effect, (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal and (iv) such Lender has declined or is unable to designate a different lending office in accordance with Section 2.09(b); or (b) (i) any Lender shall become a Defaulting Lender, (ii) the

Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.05(b), the consent of Administrative Agent shall have been obtained but the consent of one (1) or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Borrower to remove such Increased-Cost Lender), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign and delegate its outstanding Loans and its Term Loan Commitments, if any, in full to one (1) or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 13.01 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.01(d)(i), Section 2.01(f) and Section 2.02(b); (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.03 or Section 2.06; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. In the event that the Terminated Lender fails to execute an Assignment Agreement pursuant to Section 13.01 within five (5) Business Days after receipt by the Terminated Lender of notice of replacement pursuant to this Section 2.09(b) and presentation to such Terminated Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 2.09(b), the Terminated Lender shall be deemed to have executed and delivered such Assignment Agreement, and upon the execution and delivery of Assignment Agreement by the Replacement Lender and Administrative Agent, shall be effective for purposes of this Section 2.09(b) and Section 13.01. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. For the avoidance of doubt, all fees that would otherwise be due and payable to any Non-Consenting Lender, including, without limitation, any Applicable Prepayment Premium, shall continue to be due and payable to such Non-Consenting Lender.

Article III
CONDITIONS Precedent to the LOANs

Section 3.01 Conditions to the Closing Date and Closing Date Term Loans. In addition to the conditions precedent set forth in Schedule 2 of the Reaffirmation and Omnibus Amendment Agreement, each Lender’s obligation to fund the Closing Date Term Loans was also subject to its satisfactory completion of due diligence prior to Loan Parties entering into this Agreement with such Lender (including financial due diligence conducted by a service provider of such Lender’s choosing) and it having received evidence in form and substance satisfactory to it of the satisfaction of each of the following conditions precedent prior to or contemporaneously with the making of the Closing Date Term Loans and the consummation of the Loan Amendment Transactions (or such Lender agreeing to waive such condition):

(a) Documentation. The Agent and each Lender received, in form and substance satisfactory to it and its counsel, each of the following duly executed and delivered:

(i) each of the Loan Documents and Transaction Documents to be executed on the Closing Date (except in each case, any Loan Document or Transaction Document delivery of which was a Post-Closing Obligation (as defined in the Existing Credit Agreement));

(ii) from each Loan Party which is a party to any Loan Documents other than the UK Guarantor, a certificate dated as of the Closing Date executed by two (2) authorized officers, or as the context may require, two (2) directors of such Loan Party (or, with respect to the Japanese Guarantor and the Israeli Guarantor, one such officer or director) certifying and attaching: (A) copies of the Organization Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified (except in respect of the Israeli Guarantor) as of a recent date not more than thirty (30) days prior to the Closing Date by an appropriate official of the jurisdiction of organization of such Loan Party which set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) a copy of the resolutions or written consents (1) of such Loan Party authorizing the borrowings hereunder and the transactions contemplated by the Transaction Documents and the Transaction Documents to which such Loan Party is or will be a party, and (2) of such Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document and Transaction Documents to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, including, without limitation, in the case of the Borrower, the “Warrants” (as such term was defined in the Initial Credit Agreement), (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document and Transaction Document (in the case of a Borrower, including, without limitation, Notices of Borrowing and all other notices under the Existing Credit Agreement and the other Loan Documents and Transaction Documents) to which such Loan Party is or will be a party and the other documents executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers, (D) [Reserved], (E) with respect to the Borrower and the Loan Parties that are Subsidiaries organized in the United States or the District of Columbia, a certificate of the Secretary of State or other appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, in each U.S. state of foreign qualification of such Loan Party certifying as of a recent date not more than fifteen (15) days prior to the Closing Date as to the existence or subsistence in good standing of such Loan Party in such jurisdictions, in each case to the extent generally available in such jurisdictions and (F) in the case of the Israeli Guarantor, a certification from the board of directors that pursuant to sections 256(d) and 282 of the Israeli Companies Law, that all approvals, as required under the Israeli Companies Law (including, without limitation, under sections 255, 270-272 and Section 277 thereof) and the Organization Documents of Israeli Guarantor, had been duly obtained for, amongst other things, the transactions contemplated by the Loan Documents and the Transaction Documents;

(iii) with respect to the UK Guarantor, a certificate dated as of the Closing Date executed by a director in usual and customary format in the context of loan transactions in the U.K. as agreed between counsel to the Administrative Agent and counsel to the Borrower certifying and attaching: (A) resolutions of its Board of Directors then in full force and effect (i) authorizing the execution, delivery and performance of each Loan Document and the UK Security Documents to which it is party, (ii) authorizing a specified person or persons on its behalf to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents and the UK Security Documents to which it is a party; and (iii) certifying that the guaranteeing of the obligations of the Borrower would not cause any guaranteeing or similar limit binding on it to be exceeded; (B) a specimen signature of each person authorized by the resolution referred to at (A); (C) resolutions of the Borrower as the shareholder of UK Guarantor, approving the execution, delivery and performance of each Loan Document and the UK Security Documents to which UK Guarantor is party; (D) resolution of the Board of Directors of the Borrower as the shareholder of UK Guarantor, approving the resolutions of shareholders referred to at (C); and (E) true, complete and up-to-date copies of the constitutional documents of the UK Guarantor.

(iv) evidence of the insurance coverage and endorsements required by Section 6.13 and the terms of the Collateral Documents and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request;

(v) [Reserved];

(vi) evidence of the third-party consents listed on Schedule 5.03 to the Existing Credit Agreement;

(vii) a customary legal opinion from

(A) Dorsey & Whitney LLP, as United States counsel to the Loan Parties;

(B) City-Yuwa Partners, as Japanese counsel to the Loan Parties;

(C) Herzog Fox & Neeman, as Israeli counsel to the Loan Parties; and

(D) Reed Smith LLP, as counsel to the Administrative Agent in England and Wales.

(viii) the audited financial statements of Borrower and its Subsidiaries for the fiscal year ending December 31, 2019; and

(ix) such other documents, evidence and information as the Administrative Agent reasonably required.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) [Reserved].

(i) Solvency Certificate. The Administrative Agent and each Lender’s receipt of a Solvency Certificate from the chief financial officer of the Borrower dated as of the Closing Date and addressed to Administrative Agent and the Lenders, and in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions that (A) each of Borrower and each of the other Loan Parties that are Persons organized in a state of the United States or the District of Columbia was and would be Solvent, and (B) that the Borrower and each of its Subsidiaries, on a consolidated basis, were and would be Solvent.

(j) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of the Lenders, a valid, perfected security interest in the personal property Collateral, the Agent and the Lenders received (in form and substance satisfactory to them):

(i) evidence satisfactory to Collateral Agent and the Lenders of the compliance by each Loan Party with their obligations under the Collateral Documents and the other Loan Documents (including, without limitation, (A) their obligations to authorize or execute, as the case may be, and deliver UCC financing statements (or their equivalent), (B) a copy of all notices required to be sent under the UK Security Documents executed by the UK Guarantor and (where required by the UK Security Documents) duly acknowledged by the addressee, (C) all share certificates, transfers and stock transfer forms or equivalent duly executed by the applicable Loan Party in blank, (D) intellectual property filings (including IP Security Agreements to be filed with the Copyright Office, or the Patent and Trademark Office or any other equivalent foreign office of competent jurisdiction in Israel or England and Wales), and (E) originals of securities, instruments and chattel paper and any Control Agreements, notice or agreements governing deposit and/or securities accounts as provided therein);

(ii) a completed Perfection Certificate dated as of the Closing Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC amendment or termination statements (or similar documents), where applicable, duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to amend, or as the context may require, terminate any effective UCC financing statements (or equivalent filings in such other jurisdictions) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) [Reserved];

(iv) [Reserved];

(v) [Reserved];

(vi) [Reserved];

(vii) a copy of an excerpt from a search against the Israeli Guarantor at the Israeli Companies Registrar, and a copy of an excerpt from a search against Borrower, Airspan Communication Limited and IP Hold-Co at the Israeli Pledges Registrar, in each case, evidencing that there were no outstanding Liens over its assets, save as permitted under this Agreement;

(viii) [Reserved];

(ix) [Reserved]; and

(x) a resolution of the shareholders of Israeli Guarantor approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and the amendment of its articles of association to include substantially the following provision: “Notwithstanding anything to the contrary herein or in any shareholders agreement including, without limitations, Articles 12.1, 12.2 and 12.4(c) of these Articles of Association: (a) any: (i) creation of a charge or other security interest over the shares of the Company; or (ii) any transfer of shares of the Company to any person, in each case by way of realization of a charge or other security interest granted in favor of the Collateral Agent on behalf of the Secured Parties under or in connection with that certain Credit Agreement dated as of December 30, 2020, among, inter alia, Airspan Networks Inc., a Delaware corporation, the Lenders and DBFIP ANI LLC as administrative agent and collateral agent for the Secured Parties and the other parties listed therein, as may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time, shall not require approval of the Board under these Articles of Association or any such shareholders agreement or otherwise be restricted in any manner; (b) the registration of any such share transfer(s) in the shareholders registry of the Company or the exercise of any rights, preferences, privileges and powers attached to such shares or conferred upon the holders thereof under law or by virtue of these Articles of Association or any contract shall not be limited or restricted in any manner and shall not require approval of the Board under these Articles of Association; (c) the registration of a liquidator, trustee, receiver or other authorized functionary (“baal tafkid”) in the shareholders register of the Company in connection with the realization of a charge or other security interest granted in favor of the Secured Party in connection with the Credit Agreement shall not require approval of the Board under these Articles of Association; and (d) the company may grant a guarantee, charge or other security interest, in favor of the Secured Party, to guarantee or otherwise secure the Obligations of any obligor under the Credit Agreement and the other Loan Documents. The Secured Party (and its beneficiaries and permitted assigns) and any receiver shall be third party beneficiaries of the provisions of this Article and no waiver, amendment or modification of this Article may be made without the prior written consent of the Secured Parties.”

(k) Formation of IP Hold-Co. Administrative Agent received evidence of the formation of the IP Hold-Co with Organization Documents in form and substance satisfactory to the Administrative Agent and the Lenders and duly executed copies of the IP Hold-Co Documents delivered in escrow to the Administrative Agent;

(l) Control Agreements. Administrative Agent and Lenders received, in form and substance reasonably satisfactory to it, a duly executed and delivered Control Agreement for each of the U.S. Loan Parties’ deposit accounts other than the Excluded Accounts and the accounts excluded from requirement to enter into a Control Agreement under the terms of the Collateral and Guarantee Requirements and notice and acknowledgement of the notice of assignment relating to accounts charged under the UK Security Documents;

(m) Qualified Equity Interest Issuance. Administrative Agent and Lenders received evidence, in form and substance satisfactory to them (in their sole discretion), that the Borrower received (or received substantially simultaneously with the Closing Date) Net Cash Proceeds from the issuance of common stock or other Qualified Equity Interests of the Borrower in an amount not less than Ten Million Dollars ($10,000,000);

(n) Appointment of Process Agent. All documents or evidence requested by the Administrative Agent, in its sole discretion, to effect the appointment of the Borrower as Process Agent in accordance with the terms of Section 12.05 have been delivered to the Administrative Agent.

(o) [Reserved].

(p) [Reserved].

(q) Softbank Subordination Agreement. Administrative Agent and Lenders have received, in form and substance satisfactory to them (in their sole discretion) a duly executed copy of the Softbank Subordination Agreement.

(r) [Reserved].

(s) [Reserved].

(t) Miscellaneous. Administrative Agent and the Lenders’ receipt of (i) formal approval of the transactions contemplated in the Existing Credit Agreement by such Lender’s Investment Committee, (ii) satisfactory review of all Material Contracts, (iii) satisfactory management background investigation results, (iv) copies of any other third-party due diligence reports conducted by Borrower or its Subsidiaries, (v) appropriate documentation of all proceedings in connection with the making of the initial Loans and the other transactions contemplated by the Existing Credit Agreement and the other Transaction Documents, and all documents incidental hereto and thereto (vi) copies of each of the other closing deliverables described in the closing checklist attached as Exhibit E to the Reaffirmation and Omnibus Amendment Agreement and such other documents and information as the Administrative Agent and the Lenders reasonably required and such counterpart originals or certified or other copies of such documents.

Section 3.02 Conditions to all Loans after the Closing Date. The obligation of any Lender to fund a Delayed Draw Term Loan or a Third Restatement Delayed Draw Term Loan after the Closing Date or the Administrative Agent to assist the Borrower in such extension of credit, is subject to it having received evidence in form and substance satisfactory to it of the satisfaction of each of the following conditions precedent prior to or contemporaneously with the making of such Loan (or such Lender agreeing to waive such condition in writing):

(a) Borrowing Notice. The Administrative Agent and Lenders shall have received (in form and substance satisfactory to them) a fully executed, assembled Notice of Borrowing (including any attachments, calculations or other supporting information and specifying a permitted use for the proceeds of the Loan).

(b) Representations and Warranties. The representations and warranties of each Loan Party and Subsidiary which is a party to any Loan Documents contained in each Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided, that such materiality qualifier shall not be applicable to those representations and warranties qualified or modified by materiality in the text thereof) on and as of the date of such credit extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. The Secured Parties shall not have become aware of any material adverse new or inconsistent information or other matter which was not previously disclosed to the Secured Parties.

(c) Absence of Default. No Default or Event of Default exists or would result from the proposed credit extension or the application of the proceeds thereof and no event or circumstance exists that could reasonably be expected to have a Material Adverse Effect.

(d) Conditions for the Third Restatement Delayed Draw Term Loans. Solely with respect to the funding of a Third Restatement Delayed Draw Term Loan, the Third Restatement Delayed Draw Funding Conditions shall have been satisfied.

(e) Fees. Evidence that all fees required to be paid to the Agents and Lenders pursuant to Section 2.02 (b) or any fee letter on or before the date of such credit extension, shall have been paid and all other fees and expenses required to be paid to the Lenders or the Agents (including all out-of-pocket expenses of the Agents and the Lenders (including the reasonable fees, charges and disbursements of counsel to the Secured Parties) required to be paid or reimbursed by the Loan Parties) on or before or substantially concurrently with the applicable credit extension shall have been paid (or the Administrative Agent shall have received evidence in form and substance satisfactory to it that such fees will be paid substantially concurrently with the extension of credit).

(f) Financial Condition. There is no event or circumstance that has occurred since the date of the most recently delivered financial statements delivered pursuant to Section 6.02(a) that could reasonably be expected to have a Material Adverse Effect.

(g) Conditions for the Delayed Draw Term Loans. Solely with respect to the funding of a Delayed Draw Term Loan, the Delayed Draw Funding Conditions shall have been satisfied.

(h) Officer’s Certificate. The Secured Parties’ receipt of an officer’s certificate of Borrower certifying that each of the conditions specified in this Section 3.02 have been satisfied.

(i) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans shall have been obtained and shall be in full force and effect.

(j) Miscellaneous. Any Agent or Lender shall be entitled, but not obligated to, request and receive, prior to any Credit Date, any additional information, approvals, documents or opinions reasonably satisfactory to the requesting party as such Agent or Lender may reasonably request or that it reasonably deems necessary to confirm its satisfaction with any of the conditions set forth in this Section 3.02.

(k) Fees of Davis Polk & Wardwell LLP. Evidence that all fees (including all out-of-pocket expenses, reasonable fees, charges and disbursements) incurred and invoiced by Davis Polk & Wardwell LLP on or before the date of such credit extension shall have been paid.

Each Lender, by funding a Loan on a Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each condition precedent, Loan Document and each other document or evidence required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on such date.

Article IV
WARRANT

Section 4.01 Warrant to Purchase Shares. In connection with the Second Restatement, the Second Restatement Effective Date and the Delayed Draw Term Loan Commitments, pursuant to the terms and conditions of the Warrants, Holdings has authorized the issue and sale of Equity Interests and grants each of the Lenders that hold Delayed Draw Term Loan Commitments on the Second Restatement Effective Date, or a designated Affiliate of any such Lender, the right to purchase Equity Interests in Borrower as more specifically set forth in such Warrant and in Holding’s Organization Documents.

Section 4.02 Tax Treatment. For U.S. federal income tax purposes, the Loan Parties, the Agents and the Lenders acknowledge and agree that the Delayed Draw Term Loan advanced pursuant to Section 2.01 hereof and the Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code. Each party hereto further acknowledges and agrees that the fair market value of the Warrants and the “issue price” and “original issue discount” of each of the Delayed Draw Term Loans issued on the Second Restatement Effective Date for purposes of Section 1273(b) of the Code, will be determined in good faith by Fortress after the Second Restatement Effective Date (subject to the review and approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed) as required by Section 1273(c)(2)(B) of the Code and Treasury Regulations Section 1.1273-2(h).

(b) The Loans are intended to be treated as indebtedness for U.S. federal income tax purposes and shall not be treated as “contingent payment debt instruments” governed by the rules under Treasury Regulations Section 1.1275-4. The calculation by the Borrower of the amount of original issue discount for any accrual period of the Loans shall be subject to the review and approval of Fortress, which shall not be unreasonably withheld, conditioned or delayed. Each of the Loan Parties shall provide any information reasonably requested from time to time by any Lender regarding the original issue discount associated with the Loans for U.S. federal income tax purposes.

(c) The Loan Parties and the Lenders agree to use the issue price and fair market values as so determined pursuant to this Section 4.02 for all U.S. federal income tax purposes, shall file all Tax returns, reports and declarations consistent with the provisions of this Section 4.02, and shall not take any tax position that is inconsistent with such intended tax treatment or determination of fair market value or issue price. The inclusion of this Section 4.02 is not an admission by any Lender that it is subject to United States taxation.

Article V
REPRESENTATIONS AND WARRANTIES

In order to induce Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to Agents and the Lenders, on the Closing Date, the First Restatement Effective Date, the Second Restatement Effective Date, the Third Restatement Effective Date, the Fourth Restatement Effective Date, the Fifth Restatement Effective Date, the Sixth Restatement Effective Date and on each Credit Date, that the following representations are true, complete and correct:

Section 5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof, as of the Sixth Restatement Effective Date, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization as identified in Schedule 5.13; (b) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business; and (ii) execute, deliver and perform its obligations under the Loan Documents and Transaction Documents to which it is a party; (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license in each case except to the extent any failure would not reasonably be expected to have a Material Adverse Effect; and (d) Israeli Guarantor is not a “company in breach” (“hevrah meferah”), as such term is defined in the Israeli Companies Law 1999, and neither has received a notice that it is expected to be registered as such. Schedule 5.13 also correctly sets forth a fully diluted capitalization table of each Subsidiary of Holdings and their respective subsidiaries showing all Equity Interests held in each subsidiary as of the Third Restatement Effective Date.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and Transaction Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of its Organization Documents or conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under: (i) any material Contractual Obligation to which it is a party or affecting it or its properties or any of its Subsidiaries; (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (iii) violate any applicable Law, in each case except to the extent any failure would not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. Except as set forth in Schedule 5.03 and other than actions to perfect security interests, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document. No grants, funds or benefits (including, but not limited to, tax benefits actually applied) from the Israel Innovation Authority (formerly known as, the National Authority for Technological Innovation) or any other Governmental Authority were received by any Loan Party and any Loan Party is not obligated to pay any royalties or any other payments to the Israel Innovation Authority or any other Governmental Authority. The transactions contemplated under any Loan Document (including the Transactions occurring on the First Restatement Effective Date, the Second Restatement Effective Date, the Third Restatement Effective Date, the Fourth Restatement Effective Date, the Fifth Restatement Effective Date and the Sixth Restatement Effective Date) are not subject to any right and do not require the approval of the Israel Innovation Authority.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 5.05 Financial Statements; No Material Adverse Effect. The Audited Financial Statements (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (b) fairly present the financial condition of (x) prior to the First Restatement Effective Date, Borrower and its Subsidiaries, and (y) with respect to any Audited Financial Statements for a period after the First Restatement Effective Date, Holdings and its Subsidiaries, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (c) show all material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases, Indebtedness and other unusual forward or long-term commitments), direct or contingent, of such Person and its Subsidiaries as of the date thereof. Since March 16, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed to the Secured Parties in Schedule 5.05.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the Knowledge of Holdings or any of its Subsidiaries, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby which would be adverse to the Loan Parties or the Secured Parties in any material respect. Neither Holdings nor any of its Subsidiaries, nor any director or officer thereof, is or since December 31, 2019 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Holdings or any Subsidiary under the Securities Act and Exchange Act, as applicable.

Section 5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default or event of default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property; Liens; Permits.

(a) Holdings and each of its Subsidiaries has, in all material respects, good, indefeasible and merchantable title to and ownership of its property, and is the beneficial owner of all Equity Interests in its Subsidiaries and other Persons purported to be owned by such Person, free and clear of all Liens, except Permitted Liens.

(b) Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each property or asset or business currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization, approval, entitlement or accreditation necessary to the operation of the business of the Loan Parties as it is currently operated, and, to the Knowledge of the Loan Parties, there is no claim that any thereof is not in full force and effect.

Section 5.09 Environmental Compliance. Except as set forth on Schedule 5.09, (i) no Loan Party or any of its Subsidiaries is in material violation of any applicable Environmental Law, (ii) each Loan Party and its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any material Environmental Claim or Environmental Liability; (iii) to the knowledge of the Loan Parties or its Subsidiaries, there has been no Release of Hazardous Materials at any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (iv) neither any Loan Party nor any of its Subsidiaries has received written notice of any pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any material Environmental Claim or Environmental Liability; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits, and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

Section 5.10 Insurance. The properties of Holdings and its Subsidiaries are insured with insurance companies that are not Affiliates of the Loan Parties that, to their Knowledge, are financially sound and reputable, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as Holdings or applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.

Section 5.11 Taxes. Holdings and each Subsidiary (a) have properly prepared and timely filed all material Tax returns and reports required to have been filed by them with all appropriate Governmental Authority and (b) have fully and timely paid all Taxes required to be paid by them, other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided and reflected in Holdings and its Subsidiaries’ financial statements in accordance with the applicable GAAP. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of Taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Holdings or any Subsidiary nor, to Holdings’ or any Subsidiary’s Knowledge, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority. All Taxes and other assessments and levies that Holdings or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due. There are no Tax liens or claims pending or threatened against Holdings or any Subsidiary or any of their respective assets or property other than Permitted Liens. Neither the Holdings nor any of its Subsidiaries is a party to any Tax sharing agreement or other similar arrangement.

Section 5.12 ERISA and Foreign Plans Compliance; Pensions

(a) (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Foreign Plan is in material compliance with applicable Law and regulations, special arrangements, collective bargaining agreements and extension orders in any applicable jurisdiction. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or, with respect to a prototype or volume submitter plan, can rely on an opinion letter from the IRS to the document sponsor, to the effect that such Plan is so qualified and, to the Knowledge of Holdings and its Subsidiaries, nothing has occurred which would prevent, or cause the loss of, such qualification. Holdings and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the Knowledge of Holdings or its Subsidiaries, threatened claims, actions or lawsuits, or action by any Governmental Authority. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) (or equivalent Law in a non-U.S. jurisdiction with respect to a Foreign Plan); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan (or equivalent Law in a non-U.S. jurisdiction); and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA (or equivalent Law in a non-U.S. jurisdiction).

(d) To the best of its Knowledge, no Loan Party nor any of its Affiliates is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (ii) ‘connected’ with or an ‘associate’ of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

Section 5.13 Subsidiaries; Equity Interests. Holdings has no Subsidiaries other than those specifically disclosed in Schedule 5.13 or as disclosed to the Administrative Agent in writing pursuant to Section 6.12(a), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party, free and clear of all Liens other than Permitted Liens. IP Hold-Co has no equity investments in any other corporation or entity. All of the outstanding Equity Interests in the Holdings and its Subsidiaries have been validly issued and, where applicable, are fully paid and nonassessable. As of the Third Restatement Effective Date and after giving effect to the transactions occurring as of the Third Restatement Effective Date, Schedule 5.13 sets forth (a) the name and jurisdiction of organization of Holdings and each Subsidiary, (b) sets forth the ownership interests of each of the Subsidiaries of Holdings and each of its Subsidiaries, including the percentage and classes of such Equity Interests on a fully diluted basis and (c) identifies each Person the Equity Interests of which are required to be pledged on the Third Restatement Effective Date pursuant to the Collateral and Guarantee Requirements.

Section 5.14 Margin Regulations; Investment Company Act. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. No Loan Party nor any of their Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, as such terms are defined in the Investment Company Act of 1940. Neither the making of any Loan nor the use of proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board.

Section 5.15 Disclosure.

(a) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about the Loan Parties’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(b) All projections have been prepared in good faith on a basis that is believed by the Loan Parties to be, and based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such projections were furnished to the Agents, and no Loan Party is aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect; it being understood that projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control and actual results may differ materially from the projections and such variations may be material.

Section 5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is and has been in compliance in all respects with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or properties, except to the extent any noncompliance would not be reasonably expected to adversely affect Holdings and its Subsidiaries taken as a whole or the Obligations in any material respect.

Section 5.17 Intellectual Property; Licensing.

(a) Schedule 5.17(a) sets forth a complete and accurate list of all: (i) issuances, registrations and applications for Intellectual Property owned or exclusively licensed by Holdings or a Subsidiary, indicating for each, as applicable, the title, jurisdiction, record owner, and application or registration number; and (ii) Licenses to which Holdings or any of its Subsidiaries is a party or otherwise bound that are material to the conduct of the business of Holdings or any Subsidiary or that involve any Assigned Patent, excluding for the avoidance of doubt, any commercially available ‘off-the-shelf’ software or open source software licenses used in the business of Holdings or any Subsidiary, or any licenses granted to customers, distributors or agents of Holdings or any Subsidiary for the purpose of testing, demonstrating, using, installing, maintaining, updating, repairing, decommissioning and otherwise exploiting the Products (each, a “Material License”).

(b) Except as set forth on the Disclosure Schedule, Holdings and each Subsidiary exclusively own all right, title and interest in and to, or have a valid and enforceable right to use, free and clear of any Lien other than any Permitted Liens, all Intellectual Property necessary for the conduct of its business as presently conducted. Except as set forth in Schedule 5.17(b), within the three (3) years preceding the Closing Date, no claim has been brought, is pending, or, to the knowledge of the Loan Parties, has been threatened, by any Person (i) alleging that the conduct of the business of Holdings or a Subsidiary infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person or (ii) challenging or questioning the validity, enforceability, ownership, use, registrability or patentability of any Material Intellectual Property. To the knowledge of the Loan Parties, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of Holdings or any Subsidiary.

(c) Other than as set forth on Schedule 5.17(c), no Foreign Subsidiary owns any registrations or applications to register any Material Intellectual Property. To the knowledge of the Loan Parties, all registrations and pending applications for Material Intellectual Property listed in accordance with paragraph (a) are (i) subsisting and have not been adjudged invalid or unenforceable, in whole or part, and (ii) valid and in full force and effect. Holdings and each Subsidiary has taken commercially reasonable steps to maintain, enforce and protect its Intellectual Property, including by requiring each employee, consultant and independent contractor involved in the creation, development or authorship of any Intellectual Property to execute an agreement pursuant to which such Person (x) agrees to protect the confidential information of Holdings and each Subsidiary and (y) assigns to Holdings or a Subsidiary, as applicable, all rights in any Intellectual Property created in the course of his, her or its employment or other engagement with Holdings or a Subsidiary.

(d) Except as disclosed to the Administrative Agent in writing prior to the Sixth Restatement Effective Date, the Loan Parties have obtained and properly recorded previously executed assignments from inventors and all other Persons for the Assigned Patents as necessary to fully perfect their rights and title therein in accordance with applicable Law in each respective jurisdiction. All inventors named on the Assigned Patents are true and correct.

(e) Except as may be set forth on Schedule 5.17(e), there is no obligation imposed by a standards-setting organization with respect to any of the Assigned Patents. No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property assets, or any other products or services of Holdings or its Subsidiaries.

(f) Except as set forth in Schedule 5.17(f), none of the Assigned Patents has ever been found invalid, unpatentable, or unenforceable for any reason in any proceeding and Holdings and its Subsidiaries have no Knowledge of and has not received any notice or information of any kind suggesting that the Assigned Patents may be invalid, unpatentable, or unenforceable. If any of the Assigned Patents are terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Assigned Patents. To the extent “small entity” fees were paid to the United States Patent and Trademark Office for any Assigned Patent, such reduced fees were then appropriate because the payor qualified to pay “small entity” fees at the time of such payment and specifically had not licensed rights in any Assigned Patent to an entity that was not a “small entity”.

(g) Holdings and each Subsidiary has taken all reasonable and necessary steps to maintain and enforce the Material Intellectual Property and Material Licenses and to preserve the confidentiality of all trade secrets and proprietary information included in the set of Material Intellectual Property, including by requiring Persons having access thereto to execute binding, written non-disclosure agreements or otherwise effectively obligate themselves with respect to non-disclosure and non-use. Neither Holdings or any of its Subsidiaries, including their employees, and to the knowledge of the Loan Parties, their agents and contractors, has disclosed any trade secrets or other proprietary, confidential or personal information in which the Holdings or any of its Subsidiaries or any other Person has (or purports to have) any right, title, or interest (or any tangible embodiment thereof) to any Person without having the recipient thereof execute a written agreement regarding the non-disclosure and non-use thereof or otherwise effectively obligate themselves with respect to non-disclosure and non-use. All use, disclosure, or appropriation of any trade secret or other proprietary, confidential or personal information not owned by Holdings or any of its Subsidiaries has been pursuant to the terms of a written agreement between Holdings or one or its Subsidiaries and the owner of such trade secret or proprietary, confidential or personal information, or otherwise with such owner’s express written consent. Neither Holdings nor any of its Subsidiaries has received any notice in the past two (2) years from any Person that there has been an unauthorized use or disclosure of any trade secrets or other proprietary, confidential or personal information by Holdings or any of its Subsidiaries, or any of their employees, agents, or contractors. No escrow agents or other Persons other than Holdings or any of its Subsidiaries, and their employees and independent contractors who are subject to written obligations of confidentiality, have access to or otherwise possess any source code, or any current or contingent rights of any kind to any source code, included in the set of Material Intellectual Property, nor has Holdings or any of its Subsidiaries granted access or any current or contingent rights of any kind to any source code that is part of the Intellectual Property owned or controlled by Holdings or any of its Subsidiaries. To the knowledge of Holdings and the Loan Parties, no product, system, program or software module designed, developed, distributed or otherwise made available by Holdings or any of its Subsidiaries to any Person, including products and services, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user (“Harmful Code”).

(h) Schedule 5.17(h) delivered to the Agent on or before the Second Restatement Effective Date is a complete and correct list of the following: (i) each open source software module by name and version number that is associated with a Reciprocal License that is incorporated in, linked to, or used in relation to, any product or service sold or distributed by the business of Holdings or any of its Subsidiaries; (ii) the Reciprocal License applicable to each such open source software module and a reference to where the terms of such Reciprocal License may be found (e.g., a link to a site that has the applicable Reciprocal License); (iii) whether Holdings or any of its Subsidiaries has modified any such open source software module, and (iv) whether such open source software module has been, or is expected to be, distributed by Holdings or any of its Subsidiaries or only used internally by Holdings or any of its Subsidiaries. Holdings’ and its Subsidiaries’ use or distribution of each component of software subject to a Reciprocal License complies with the applicable Reciprocal License governing such software, including all notice and attribution requirements. Neither Holdings nor any of its Subsidiaries has used any materials subject to a Reciprocal License in any manner that would (A) require the disclosure or distribution in source code form, (B) require the license thereof for the purpose of making derivative works, (C) impose any restriction on the consideration to be charged for distribution of any Material Intellectual Property, or (D) impose any restriction on Holdings or any of its Subsidiaries, from asserting its rights in relation to any Material Intellectual Property or the Collateral Agent or any Secured Party in exercising its rights hereunder.

(i) Neither Holdings nor any Subsidiary, or to Holdings’ or its Subsidiaries’ Knowledge, any counterparty, is in material breach of or default under the provisions of any of the Material Licenses, or has received written notice of any such breach or default or the intention of the other party to terminate such License, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a material conflict, breach, default or event of default under, any of the foregoing.

(j) Except as set forth in Schedule 5.17(j), none of the Intellectual Property has been or is currently involved in any reexamination, supplemental examination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.

(k) Except as set forth in Schedule 5.17(b), none of the Loan Parties nor any of their respective Subsidiaries has received any notices alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) infringes any Intellectual Property of any third party, and to the Knowledge of the Loan Parties, the conduct of the business of the Loan Parties and their respective Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not infringe any Intellectual Property of any third party.

(l) No Loan Party nor any Subsidiary is a party to any agreement that conflicts with the security interest in the Intellectual Property of Holdings or any Asset Security Provider granted under the Collateral Documents, and no license agreement with respect to any such Intellectual Property diminishes in any material respect the value of the any Intellectual Property Holdings or any Subsidiary or interferes with the security interest granted to the Administrative Agent pursuant to the terms of the Loan Documents. No material Intellectual Property of Holdings or any of its Subsidiaries is included in the set of Excluded Assets of the Loan Parties. The consummation of the transactions contemplated hereby and the exercise by the Administrative Agent or the Lenders of any right or protection set forth in the Transaction Documents will not constitute a breach or violation of, or otherwise affect the enforceability of, any licenses of any Intellectual Property owned or licensed by any Loan Party or Subsidiary.

(m) Holdings and its Subsidiaries have or had, as appropriate, complete, valid and enforceable rights to use a complete and correct copy of all data, data sets and databases used in, held for use in, or necessary for the conduct of the business of Holdings and its Subsidiaries (including their products), as currently conducted and as had been conducted in the past (collectively, “Company Data and Data Sets”), and all such material Company Data and Data Sets are or were, as appropriate, either (i) owned by Holdings or one of its Subsidiaries, (ii) used under valid, enforceable licenses to Holdings or one of its Subsidiaries, or (iii) otherwise used without encroaching on the rights of any third party.

(n) All IT Systems of the business of Holdings and its Subsidiaries are in good working condition and are sufficient for the operation of such business as currently conducted. In the past twelve (12) months, other than as disclosed in Schedule 5.17(n), there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack or other impairment of the IT Systems that has resulted or is reasonably likely to result in the introduction of any Harmful Code into its products or any other material disruption or damage to Holdings or any of its Subsidiaries. Holdings and its Subsidiaries have been, and is, in compliance in all material respects with all contractual obligations concerning the security and privacy of the IT Systems and information contained therein (including Intellectual Property and personal data, and other information subject to confidentiality obligations). Holdings and its Subsidiaries have taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the IT Systems of Holdings and its Subsidiaries, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements. Other than as set forth on Schedule 5.17(n) neither of the business of Holdings nor any of its Subsidiaries has suffered any security breaches in the past twelve (12) months that have resulted in a third party obtaining access to any proprietary or confidential information of Holdings or any of its Subsidiaries or any third parties. Holdings and its Subsidiaries have implemented and maintained, consistent with commercially reasonable practices and its obligations to third persons, security, disaster recovery, business continuity plans, procedures, and facilities, and other measures adequate to protect computers, networks, software, and systems used by Holdings or any of its Subsidiaries to store, process, or transmit information or content from unauthorized access, use or modification.

(o) Holdings and its Subsidiaries have complied with, and are in compliance with, in each case in all material respects, all applicable Laws (including privacy Laws), rules, and regulations governing the collection and use of personal information and such collection and use is in accordance in all material respects with such member of Holdings’ and each Subsidiaries’ privacy policy. There are not, and have not been in the past two (2) years, any investigations, allegations, claims or occurrences pertaining to an actual or potential security or privacy breach. Holdings and its Subsidiaries have implemented industry standard or better information and data security policies and procedures that safeguard the confidential information of Holdings and its Subsidiaries (including the confidential information of Holdings’ and its Subsidiaries’ customers), as well as all Personal Information collected by Holdings and its Subsidiaries both on its own behalf and on behalf of third parties. In the past two (2) years, neither Holdings nor any of its Subsidiaries has (i) experienced any actual, alleged, or suspected unauthorized access, use, or disclosure of, or data breach or other security incident involving Personal Information in its possession or control, or (ii) been subject to or received any notice of any proceeding by any Governmental Authority or other Person concerning Holdings’ or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of Personal Information or any actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and there are no facts or circumstances that could reasonably be expected to give rise to any such proceedings.

Section 5.18 Rights in Collateral; Priority of Liens. Each Loan Party owns the property granted by it as Collateral under the Loan Documents, free and clear of any and all Liens in favor of third parties other than Permitted Liens. Upon the proper filing and registration (as applicable) of the UCC financing statements or the equivalent thereof in any other country, the Liens in the Collateral granted to the Collateral Agent on behalf of the and for the benefit of the Secured Parties pursuant to the Loan Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral, subject only to the Pari Passu Intercreditor Agreement and Permitted Liens.

Section 5.19 Solvency. Holdings and each of the Loan Parties which are Domestic Subsidiaries are and will be Solvent both before and after giving effect to the transactions occurring on the Second Restatement Effective Date and, on the date of each Credit Extension made prior to the Third Restatement Effective Date. Holdings and its Subsidiaries, on a consolidated basis, are and will be Solvent both before and after giving effect to the transactions occurring on the Second Restatement Effective Date and, on the date of each Credit Extension made prior to the Third Restatement Effective Date. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the Transactions, the De-SPAC Transactions, the Divestiture Transaction and the other transactions contemplated by this Agreement or the other Loan Documents or IP Hold-Co Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Section 5.20 Business Locations; Taxpayer Identification Number. Set forth in Schedule 5.20 are the list of all of each Loan Party’s locations and all locations where any Collateral is kept and each Loan Party’s chief executive office, exact legal name, U.S. taxpayer identification number and organizational identification number as of the Second Restatement Effective Date. Except as set forth in Schedule 5.20, no Loan Party has during the five (5) years preceding the Sixth Restatement Effective Date (i) changed its legal name; (ii) changed its state of formation; or (iii) been party to a merger, consolidation or other change in structure (other than the De-SPAC Transactions).

Section 5.21 [Reserved].

Section 5.22 PATRIOT Act; Sanctions; Export Controls; FCPA.

(a) To the extent applicable, Holdings and each of its Subsidiaries is in compliance, in all material respects, with the PATRIOT Act.

(b) Each Loan Party represents that neither Holdings nor any of its Subsidiaries nor any director, officer or employee thereof, nor, to its knowledge, any agent, affiliate or representative of Holdings or any Subsidiary, is an individual or entity that is a Person that is:

(i) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(ii) prohibited from dealing or otherwise engaging in any transaction by any domestic or applicable foreign laws with respect to terrorism or money laundering;

(iii) engaged in “terrorism” as defined in the Executive Order or in any applicable foreign laws;

(iv) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, the State of Israel or Her Majesty’s Treasury (collectively, “Sanctions”); or

(v) located, organized or resident in a country or territory that is the subject of comprehensive, territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and, as of February 21, 2022, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each a “Designated Jurisdiction”).

(c) Each Loan Party represents and covenants that it and its Subsidiaries will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business (x) of or with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (y) in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive, territorial Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including the Lenders or other party hereto).

(d) To the extent applicable, each of Holdings and its Subsidiaries is in compliance with the Export Control Regulations. Each Loan Party represents that neither it nor any of its Subsidiaries have engaged in transactions with, or exported any products, services or associated technical data: (i) into (or to a national or resident of) Crimea, Cuba, Iran, North Korea, Syria and, as of February 21, 2022, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other country or territory to which the United States had embargoed exports or with which the United States had proscribed economic transactions as of the date of such export or transaction; or (ii) to any person or entity included on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or the Denied Persons List maintained by the U.S. Department of Commerce as of the date of such transaction or export; or (iii) that would otherwise constitute or give rise to a violation of the Export Control Regulations. Each Loan Party further represents that it and its Subsidiaries have instituted policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the Export Control Regulations and with the representation and warranty contained herein.

(e) Each Loan Party represents that neither it nor any of its Subsidiaries nor any director, officer or employee thereof, has taken any action, directly or indirectly, that would result in a violation by any of the foregoing of the FCPA and the rules and regulations thereunder or any other applicable domestic or foreign anti-corruption law in any material respect. Each Loan Party represents that to its knowledge, no agent, affiliate, representative or any other Person acting on behalf of Holdings or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by any of the foregoing of the FCPA and the rules and regulations thereunder or any other applicable domestic or foreign anti-corruption law. Each Loan Party further represents that it and its Subsidiaries have instituted policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and any other applicable domestic or foreign anti-corruption law and with the representation and warranty contained herein.

(f) Borrower represents that the proceeds of the Loans will not be used by it or any of its Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA or any other applicable anti-corruption law in any material respect.

Section 5.23 Material Contracts. Schedule 5.23 (as supplemented from time to time) contains a true, correct and complete list of all the Material Contracts of Holdings and its Subsidiaries and, except as previously disclosed and consented to by the Requisite Lenders and the Agents, all such Material Contracts are in full force and effect and no defaults currently exist thereunder which would be adverse to Holdings and its Subsidiaries or the Secured Parties in any material respect.

Section 5.24 Employee Matters. Except as set forth on Schedule 5.24, (i) each Loan Party and its Subsidiaries is in compliance with all requirements of applicable Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no material unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other material labor dispute pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary, (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board, or any other labor relations tribunal or authority, and (vi) there are no outstanding claims, complaints, assessments or investigations against the Loan Parties or their Subsidiaries under the Employment Standards Act, Labour Relations Code, Human Rights Code or other comparable legislation in any applicable jurisdiction, nor are there any claims, complaints, assessments, or investigations filed against the Loan Parties or their Subsidiaries with the courts, boards and tribunals which govern the aforementioned legislation and regulations in each case which would be adverse to Holdings and its Subsidiaries in any material respect. No Loan Party or Subsidiary has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar requirement of applicable Law which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

Section 5.25 No Regulatory Restrictions on Borrowing, Guarantees or Upstreaming Cashflows. Except as disclosed on Schedule 5.25, to the Knowledge of the Loan Parties, no Loan Party nor any of their Subsidiaries is subject to regulation under any other Law, treaty, rule or regulation or determination of an arbitrator or court or other Governmental Authority or any other contractual restriction that limits its ability to incur or guarantee any Indebtedness under this Agreement or any Loan Document or to permit its Subsidiaries to upstream dividends and other distributions in the manner contemplated by Section 6.22 of this Agreement except as would not be adverse to the ability of Holdings and its Subsidiaries to perform under the Loan Documents in any material respect.

Section 5.26 Rank of Debt. The obligations of each of the Loan Parties under the Loan Documents to pay the principal of and interest on the Loans and any and all other amounts due thereunder constitute direct and unconditional senior obligations of each such Loan Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of such Loan Party, except for any obligations in respect of employee compensation and benefits and taxes and other Permitted Liens in respect of obligations that are immaterial in the aggregate to the Loan Parties and their Subsidiaries, taken as a whole, which have priority under the laws of each Relevant Jurisdiction.

Section 5.27 No Set-off. The obligations of the Loan Parties under the Loan Documents are not subject to any defense, set-off or counterclaim by any of the Loan Parties or any circumstance whatsoever which might constitute a legal or equitable discharge from its obligations thereunder other than the defense of payment in full.

Section 5.28 No Immunity; Proper Legal Form; No Need To Qualify Under Each Relevant Jurisdiction or Other Applicable Law.

(a) None of the Loan Parties nor any of their properties have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, and each other Relevant Jurisdiction in respect of its obligations under the Loan Documents. To ensure the legality, validity, enforceability or admissibility into evidence in each Relevant Jurisdiction of the Loan Documents, it is not necessary that the Loan Documents or any other document be filed or recorded with any Governmental Authority in each Relevant Jurisdiction except for the translation into Hebrew of the Loan Documents by an approved translator and the filings relating to the grant and perfection of security interest in the Collateral described herein and in the other Loan Documents.

(b) Each of the Loan Documents is in proper legal form under the Laws of each Relevant Jurisdiction for the enforcement thereof against any of the Loan Parties under such Laws; provided that, in the event of enforcement of this Agreement in the courts of each Relevant Jurisdiction, the signatures of the parties signing outside of such country must be notarized and apostilled and a translation of this Agreement into the applicable language, prepared by a court-approved translator or other official translator shall be required. The submission to jurisdiction, appointment of the Process Agent, consents and waivers by the Loan Parties in Article XII of the Agreement are valid and irrevocable.

(c) It is not necessary in order for the Administrative Agent or any Lender to enforce any rights or remedies under the Loan Documents or solely by reason of the execution, delivery and performance by any of the Loan Parties of the Loan Documents that the Administrative Agent or any Lender be licensed or qualified with any Governmental Authority in each Relevant Jurisdiction, or be entitled to carry on business in any of the foregoing.

Section 5.29 Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

Section 5.30 Exchange Controls. Under current laws and regulations of each Relevant Jurisdiction and each political subdivision thereof, all interest, principal, premium, if any, and other payments due or to be made on the Loan or otherwise pursuant to the Loan Documents may be freely transferred out of such countries and may be paid in, or freely converted into, United States Dollars.

Section 5.31 Customers and Suppliers. There exists no actual or threatened in writing termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party or their Subsidiaries are individually or in the aggregate material to the business or operations of Holdings and its Subsidiaries, or (ii) any Loan Party or Subsidiary, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party or any of their Subsidiaries are individually or in the aggregate material to the business or operations of Holdings and its Subsidiaries; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, in each case which could reasonably be expected to result in a Material Adverse Effect.

Section 5.32 Critical Technologies. Except for any items eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17), Holdings and its Subsidiaries do not produce, design, test, manufacture, fabricate or develop any ‘critical technologies’ as that term is defined at 31 C.F.R. Part 800.215 (each a “Critical Technology”). For any product that is eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17), Holdings and each of its Subsidiaries have complied with all Bureau of Industry Security submission requirements to perfect such exception.

Section 5.33 Products. (i) Except as set forth on Schedule 5.33, each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Regulatory Permits and applicable Laws, other than samples and Products shipped to the United States not for sale in the ordinary course of business without FCC approval and labeled as such; (ii) with respect to any Product being tested or manufactured by any Loan Party or any Subsidiary of any Loan Party, such Person has received, and such Product shall be the subject of, all Material Regulatory Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of such Person, and such Person has not received any notice from any applicable Governmental Authority that such

Governmental Authority is conducting an investigation or review of (A) such Person’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of applicable Law (and/or the Material Regulatory Permits related to the manufacture of such Product), or (B) any such Material Regulatory Permit or that any such Material Regulatory Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by such Person should cease; and (iii) with respect to any Product marketed, leased, rented, or sold by any Loan Party or any Subsidiary of any Loan Party, such Person shall have received, and such Product shall be the subject of, all Material Regulatory Permits needed in connection with the marketing and sales of such Product as currently being marketed, leased, rented, or sold by such Person, and such Person has not received any notice from any applicable Governmental Authority that such Governmental Authority is conducting an investigation or review of any such Material Regulatory Permit or approval or that any such Material Regulatory Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

Each of the Secured Parties shall be entitled to rely on each such representation, warranty, certification or other statement made herein or in any Loan Document, including, for the avoidance of doubt, all representations and warranties in this Article V, notwithstanding whether any employee, representative or agent of a Secured Party seeking to enforce a remedy hereunder or under any other Loan Document knew or had reason to know of any breach or potential breach of any such representation, warranty, certification or other statement and regardless of any investigation by any Secured Party.

Article VI
AFFIRMATIVE COVENANTS

Until the Obligations have been fully satisfied and the Lenders’ commitment to advance credit has expired, the Borrower and the Loan Parties shall, and shall each cause each of their Subsidiaries to:

Section 6.01 Compliance with Laws. Comply in all respects with all applicable Laws, rules, regulations, orders, judgments and decrees of all Governmental Authorities except to the extent noncompliance therewith individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 6.02 Financial Statements and Reporting. Deliver to the Administrative Agent and the Lenders, in form and detail satisfactory to the Administrative Agent and the Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, (A) a consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and to the Financial Plan (as defined below), all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Grant Thorton LLP or any other independent certified public accounting firm of nationally recognized standing selected by the Loan Parties and reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification or exception in either case resulting solely from an upcoming maturity date of any Permitted Indebtedness occurring within one year from the time such opinion is delivered or as permitted in writing by the Administrative Agent); and (B) for each other Subsidiary of Holdings for which separate audited annual reports are available, a copy of such annual report containing unconsolidated and consolidated balance sheets of such reporting Person and its Subsidiaries as of the end of such fiscal year, in each case accompanied by a certification of such accountants as to the amount of Distributable Income with respect to such Person and each such Subsidiary during the preceding fiscal year (except to the extent already explicitly included in the foregoing financial statements);

(b) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (or such longer period as may be agreed by the Administrative Agent in its sole discretion), an unaudited consolidated balance sheet of Holdings and its Subsidiaries, in each case as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year and to the Financial Plan, all in reasonable detail and prepared in accordance with GAAP;

(c) commencing with the fiscal month ending June 30, 2021, as soon as available, but in any event within thirty (30) days after the end of each month (or forty-five (45) days after the end of each month that is also the last month of a fiscal quarter) (or such longer period as may be agreed by the Administrative Agent in its sole discretion), (i) an unaudited consolidated balance sheet of Holdings and its Subsidiaries, in each case, as at the end of such month, (ii) the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of Holdings’ fiscal year then ended, (iii) Unrestricted Cash, expense summaries and gross and net revenue with respect to each Product of the Loan Parties and their Subsidiaries as at the end of such month (and if such month is also a fiscal quarter end, for such fiscal quarter) and (iv) if such month is also a fiscal quarter end, a summary detailing the Products sold to each Key Customer for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year and to the Financial Plan (if available), all in reasonable detail (and where applicable prepared in accordance with GAAP). Notwithstanding anything to the contrary herein, to the extent the deliveries under Section 6.02(b) and 6.02(c) are duplicative, the Borrower shall only be required to provide such information once;

(d) as soon as available and not later than the date quarterly financial statements are required to be delivered pursuant to Section 6.02 (b) above, a report specifying the cash and Cash Equivalents of Holdings and its Subsidiaries by entity and by account jurisdictions, Operating Expenses, account aging and other key operating metrics, and detailing the products sold by the Loan Parties and their Subsidiaries, the number of revenue producing customers, backlog and headcount of the Loan Parties and their Subsidiaries, in each case certified by the chief financial officer (or equivalent) of Holdings;

(e) as soon as available, but in any event within forty-five (45) days after the end of each fiscal year of Holdings and its Subsidiaries, an annual operating budget and plan prepared on a quarterly basis together with financial projections for such year each in the form approved by Holdings’ Board of Directors and otherwise in form and substance satisfactory to the Administrative Agent (any such approved budget, plan and projection, a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such fiscal year, together with pro forma Compliance Certificates for each such fiscal year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of each such fiscal year, (iii) forecasts demonstrating adequate liquidity and projected compliance with the requirements of Section 7.16 through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based and for each fiscal year (or portion thereof) through the final Maturity Date, accompanied by a certificate of a Responsible Officer certifying that such Financial Plan is a reasonable estimate for the periods covered thereby; and

(f) if, as a result of any change in accounting principles and policies from those used in the preparation of the Audited Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 6.02(a) or Section 6.02(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one (1) or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent and the Lenders.

Section 6.03 Certificates; Other Information. Deliver to the Administrative Agent and the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Requisite Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.02 (a), a certificate of independent certified public accountants certifying such financial statements;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.02(a), 6.02(b), and 6.02(c) (provided that solely with respect to financial statements referred to in Section 6.02(c) with respect to a month that is also the last month in a fiscal quarter, such Compliance Certificate shall be combined with the Compliance Certificate delivered and such combined Compliance Certificate shall be required to be for the quarterly financial statement (without a requirement for a separate monthly Compliance Certificate for the month ended contemporaneously therewith)), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer or treasurer of Holdings and certifying to and, as applicable, attaching (i) the calculations necessary for determining compliance of the Loan Parties and their Subsidiaries with Section 7.16 of this Agreement as of the last date of such the relevant fiscal period referred to therein, (ii) a copy in form satisfactory to the Administrative Agent of management’s discussion and analysis for the financial conditions and results of operations of the Loan Parties and their Subsidiaries for such period, as compared to prior periods and the Financial Plan, along with details of any material developments or proposals affecting the Loan Parties or their business and the reason for any significant variations from the Financial Plan and prior periods, provided that delivery to the Administrative Agent of the board kit and related materials (“Board Reporting Materials”) with respect to such fiscal quarter shall be deemed to satisfy such requirement if the Board Reporting Materials are of a level of detail substantially similar to that provided to the Administrative Agent with respect to the Board Reporting Materials delivered for the fiscal quarter of the Borrower ended March 31, 2021, (iii) that all UCC financing statements and other appropriate filings, recordings or registrations, including all re-filings, re-recordings and re-registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Liens under the Collateral Documents for a period of not less than twelve (12) months after the date of such certificate, or indicating otherwise; (iv) that such consolidated statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows, expenses and sales, as applicable, of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (v) a report supplementing Schedules 1, 3(a), 4, 5, 6, 7 and 8 to the Security Agreement and Sections 5(a) and 18 of the Perfection Certificate;

(c) promptly and in no case later than the tenth (10th) day after the same are received by a Responsible Officer of a Loan Party, copies of any final audit reports, management letters or recommendations submitted to Holdings’ or such Subsidiary’s Board of Directors (or the audit committee of the Board of Directors) by independent accountants in connection with the accounts or books of Holdings or any Subsidiary, or any audit of any of them;

(d) promptly after the same are released, copies of all press releases;

(e) promptly and in no case later than the third (3rd) Business Day after the furnishing thereof, copies of any material statement or report furnished to any holder of debt or equity securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Secured Parties pursuant hereto;

(f) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of (i) each notice or other correspondence received from any Governmental Authority (including the FCC, The Office of Communications, the SEC or comparable agencies in any applicable jurisdictions) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and (ii) subpoenas, requests for information and other notices regarding any licenses or permits necessary to operate the business, any active or potential investigation of, or claim or litigation against, any Loan Party or any Subsidiary thereof by any Governmental Authority, and the results of any Governmental Authorities or any inspections of any manufacturing facilities of any Loan Party or any Subsidiary thereof or to the extent provided to a Loan Party or a Subsidiary thereof, any third party suppliers of any Loan Party or any Subsidiary thereof by any Governmental Authority;

(g) promptly and in no case later than the third (3rd) Business Day following the Administrative Agent’s, the Collateral Agent’s or a Lender’s request, proof of the Loan Parties’ compliance with Section 7.16 (a);

(h) within 45 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Administrative Agent’s request (which shall not be made more than once per fiscal quarter), a report (x) supplementing the Perfection Certificate (as to other matters other than those described in Section 6.03(b)(v)) and disclosure schedules to this Agreement and the Security Documents and Collateral Documents, including (A) a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all material real property acquired or leased during such fiscal year and a description of such other changes in the information included in such certificate or as may be necessary for the Schedules to the Security Documents and Collateral Documents to be accurate and complete; (B) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such fiscal period, and (C) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party or any Subsidiary thereof during such period and the status of each such application;

(i) within five (5) days of delivery, copies of all statements, reports and notices (including board kits and other materials) made available to the Board of Directors of any Loan Party or any of their Subsidiaries or the holders of their Equity Interests generally;

(j) [Reserved];

(k) promptly, and in any event within ten (10) days after any Loan Party or any Subsidiary thereof obtains knowledge of any return, recovery, dispute or claim related to Products or inventory or other property or assets of the Loan Parties or their Subsidiaries that involves more than One Million Dollars ($1,000,000) in each instance or in the aggregate;

(l) Borrower will furnish to Administrative Agent and the Lenders prior written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s identity or corporate structure, or (iii) in any Loan Party’s Federal Taxpayer Identification Number. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC (or the local law equivalent in each applicable jurisdiction) or equivalent foreign filings or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Loan Documents. Borrower also agrees promptly to notify Administrative Agent and the Lenders if any material portion of the Collateral is damaged or destroyed which would be adverse to Holdings and its Subsidiaries or the Secured Parties in any material respect;

(m) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary and (ii) copies of any material written correspondence or any other material written communication from the FCC or any other Governmental Authority or other regulatory body;

(n) promptly upon their being filed, copies of (i) after an initial public offering or SPAC Transaction, all copies of each annual report, financial statements, proxy statements, or other reports, notices or communications sent to its security holders acting in such capacity and (ii) all regular, special and periodic reports and all registration statements and prospectuses, if any, filed by the issuer of the initial public offering or SPAC Transaction or Holdings or any of their Subsidiaries with any securities exchange or with the SEC;

(o) [Reserved];

(p) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary, or compliance with the terms of the Loan Documents, as the Agents or any of the Lenders may from time to time reasonably request; or

(q) promptly upon request by the Administrative Agent or any Lender, information and documentation for purposes of compliance with beneficial ownership regulations or any applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to this Agreement shall be deemed to have been delivered on the date on which such documents are made available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system thereto). Documents required to be delivered pursuant to Section 6.02 or Section 6.03 (d) may additionally be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower (or another Loan Party) posts such documents, or provides a link thereto on Borrower’s or Holdings’ website on the Internet at the website address listed in Schedule 6.03; or (ii) on which such documents are posted on Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which the Secured Parties have access (whether a commercial, third-party website or whether sponsored by the Agents); provided that upon the Lenders’ request Borrower shall (A) deliver paper copies of such documents to the Agents and the Lenders or (B) provide the Agents and Lenders (by fax or electronic mail) with notice of the posting of any such documents contemporaneously with each such posting. Notwithstanding anything to the contrary contained in Section 6.02, Section 6.03 or Section 6.04, effective immediately upon delivery of a written notice (an “Information Declination Notice”) by a Lender to Borrower and the Administrative Agent that such

Lender no longer wishes to receive the items described in such sections (or any subclauses thereof), neither Borrower nor any other Loan Party shall be required to deliver any such items to such Lender, pursuant to the terms of this Agreement or any other Loan Document. Each Lender may, in its sole discretion, rescind any Information Declination Notice by the delivery of written notice of such rescission to Borrower, at which time any obligations to comply with Section 6.02, Section 6.03 and/or Section 6.04 (or any subclauses thereof) shall be reinstated as of the date of delivery of such notice.

Section 6.04 Notices. The Borrower shall furnish to the Administrative Agent and the Lenders written notice of any of the following:

(a) promptly, but in any event not later than the third (3rd) Business Day after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) promptly, but in any event not later than five (5) Business Days after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of any of the following: (A) (i) of the occurrence of any ERISA Event specifying in such notice a description ERISA Event and the actions, if any, proposed to be taken with respect to such ERISA Event together with a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event, (ii) the receipt of any other notices received by Holdings, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto (attaching copies thereof), and/or (iii) (1) becoming aware that there has been an increase in Unfunded Pension Liabilities (not taking into account Pension Plans with negative Unfunded Pension Liabilities) of more than One Million Dollars ($1,000,000) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Pension Plan subject to Section 412 of the Code by Holdings, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Pension Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Holdings, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof, as well as, (B) together copies of such other documents or governmental reports or filings relating to any Pension Plan as Administrative Agent or the Lenders shall reasonably request;

(c) promptly, but in any event not later than the third (3rd) Business Day after a Responsible Officer of Holdings, or any Subsidiary obtaining Knowledge of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any Material Indebtedness of Holdings, or any subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings, or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Holdings, or any Subsidiary, including pursuant to any applicable Environmental Laws in each case to the extent it would reasonably be expected to result in a liability in excess of One Million Dollars ($1,000,000) or a Material Adverse Effect;

(d) promptly, but in any event not later than five (5) Business Days after a Responsible Officer of Holdings, or any Subsidiary obtaining Knowledge of any of the following (i) the termination of any Material Contract other than in accordance with its terms; or (ii) any material amendment to a Material Contract or other notice or event relating to a Material Contract or Material Indebtedness, in each case that could materially impair the value of the interests or rights of Holdings or its Subsidiaries, and in each case, together with copies of all notices, requests and other documents (including amendments, waivers and other modifications) entered into or received in connection therewith;

(e) promptly, but in any event not later than five (5) Business Days after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of any of the following: (i) any litigation, arbitration, governmental investigation or Adverse Proceeding not previously disclosed to Holdings which has been instituted or is threatened against the Loan Parties or their Subsidiaries or their properties which could be reasonably be expected to result in losses and/or expenses in excess of One Million Dollars ($1,000,000), or (ii) any material development in any Adverse Proceeding that could be reasonably expected to have a Material Adverse Effect, or that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information regarding the details thereof and anticipated costs and liabilities associated therewith as may be reasonably available to the Loan Parties and/or necessary or desirable to enable the Secured Parties and their counsel to evaluate such matters;

(f) promptly, but in any event not later than five (5) Business Days after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of any of the following, written notice of any change in the board of directors (or similar governing body) of Holdings or any of its subsidiaries;

(g) promptly, but in any event not later than ten (10) Business Days after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of any of the following, written notice of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiaries thereof;

(h) promptly, but in any event not later than five (5) Business Days after a Responsible Officer of Holdings or any Subsidiary obtaining Knowledge of any material deviations or updates to the Patent Prosecution Workplan then in effect;

(i) promptly upon the occurrence of any Transfer of property or assets, incurrence of Indebtedness or other event, in each case for which the Loan Parties are required to make a mandatory prepayment pursuant to Section 2.01 (e) and the receipt of Net Cash Proceeds in connection therewith;

(j) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of the findings of any inspections of any manufacturing facilities of any Loan Party, any Subsidiary or any third party suppliers of any Loan Party or any Subsidiary by any Governmental Authority in each case if the result of such inspection would reasonably be expected to result in a material fine, or have an adverse impact on Holdings and its Subsidiaries or their business in any material respect; and

(k) to the extent (i) any pre-existing products or services provided by Holdings or any of its Subsidiaries are re-categorized by the U.S. government as a Critical Technology, or would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a Critical Technology after a re-categorization of selected technologies by the U.S. government, or (ii) after the Closing Date any Loan Party engages in any activity that could reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a Critical Technology, in each case, that is not eligible for license exception ENC, Borrower shall promptly, and in any event within ten (10) Business Days after a Responsible Officer of Holdings or its Subsidiaries obtains Knowledge thereof notify the Administrative Agent of such change in the categorization of its products or services.

Section 6.05 Payment of Obligations. Pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property other than Permitted Liens; (c) all Obligations, as and when due and payable subject to any applicable grace or cure periods and (d) all other material obligations and liabilities, in each case except to the extent such nonpayment could not reasonably be expected to have a Material Adverse Effect.

Section 6.06 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made in all material respects of all financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Holdings or such Subsidiary, as the case may be.

Section 6.07 Inspection Rights. Permit representatives and independent contractors of the Secured Parties to visit and inspect any of its properties, to examine its corporate, financial and operating books and records and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours, upon reasonable advance notice to Borrower not more than two (2) times each calendar year (in the absence of an Event of Default); provided, however, that (a) when an Event of Default exists the Secured Parties (or any of their respective representatives or independent contractors) may do any of the foregoing as often as may be reasonably desired, at the expense of the Loan Parties at any time during normal business hours and without advance notice; and (b) the Loan Parties shall pay the reasonable expenses of two visits and inspections during any calendar year unless an Event of Default has occurred and is continuing.

Section 6.08 Litigation Cooperation. Make available to the Secured Parties, without expense to the Secured Parties, Holdings, its Subsidiaries and their directors, officers, employees and agents and its corporate, financial and operating books and records to the extent that the Secured Parties may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Secured Parties with respect to any Collateral (including the Assigned Patent Rights) or the Obligations.

Section 6.09 Use of Proceeds. Use the Loan proceeds for growth capital, working capital, the retirement or exchange of any Existing Indebtedness and other general corporate purposes; provided however, in no case can any portion of proceeds be used (x) to fund any dividend or similar payments or (y) in a manner that causes or might cause such credit extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Federal Reserve Board or any other regulation thereof or to violate the Exchange Act or any applicable laws. Up to Five Hundred Thousand Dollars ($500,000) of such Loan proceeds (or such lesser amount agreed with the Administrative Agent), other than any proceeds of Third Additional Third Restatement Delayed Draw Term Loan, must be applied to patent prosecution, development and enhancement (such patent prosecution, development and enhancement to be subject to and in accordance with the Patent Prosecution Workplan). Notwithstanding the foregoing, any proceeds of any Third Additional Third Restatement Delayed Draw Term Loan may only be used (i) for the specified disbursements set forth in the most recent Budget that has been approved by the Administrative Agent or (ii) for other disbursements (any such other disbursement, a “Non-Budget Disbursement”) as reasonably determined by the Company and the Strategic Financial Advisor to be necessary and advisable, provided that, in any event, the Company shall not make any Non-Budget Disbursement in excess of $50,000 (on an individual basis) unless the Administrative Agent has provided its prior consent thereto in writing (which consent may be communicated by email).

Section 6.10 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except changes otherwise permitted under this Agreement or a loss of status that is not material or adverse in any respect to the Secured Parties or Obligations and that is reinstated promptly after any Loan Party has Knowledge of such loss of status, the winding up or dissolution of Mimosa Networks International, LLC, a Delaware limited liability company, in order to effectuate the Divestiture Transaction pursuant to the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023 and as may be amended with the prior written consent of the Administrative Agent in its sole discretion (which may be by email); (b) take all action to maintain all rights, privileges, permits, licenses and franchises reasonably necessary in the normal conduct of its business.

Section 6.11 Maintenance of Properties. (a) Maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) improve, maintain, enforce and protect all of the Material Intellectual Property, maintain and keep in full force and effect all issued or registered Material Intellectual Property and continue to prosecute all applications for any Material Intellectual Property.

Section 6.12 Collateral and Guarantee Requirements; Formation or Acquisition of Subsidiaries. At the Borrower’s expense, take all action necessary or reasonably requested by either Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Collateral Documents) continues to be satisfied, including:

(a) With respect to each new Subsidiary of the Loan Parties acquired or formed from time to time, on or prior to the date such Person becomes a Subsidiary of the Loan Parties (or such later date agreed by the Administrative Agent (in its sole discretion)), the Borrower shall send a notice to the Administrative Agent (i) setting forth the date on which such Person became (or will become) a Subsidiary of a Loan Party, (ii) setting forth all of the data required to be set forth in Schedule 5.13 with respect to all Subsidiaries of the Loan Parties (and any such written notice shall be deemed to supplement Schedule 5.13 for all purposes hereof) and (iii) confirming that such Person will be a Guarantor and that the Equity Interests in and assets of such Person will become Collateral (or detailing why such Persons or assets are Excluded Assets or such person is an Immaterial Foreign Subsidiary).

(b) Domestic Subsidiaries and Holdings.

(i) In the event that (x) any Person becomes a Domestic Subsidiary of Holdings or any other Loan Party, or (y) any Loan Party or any of their Subsidiaries, divides or splits itself or an existing Subsidiary otherwise creates a new Domestic Subsidiary, then within twenty (20) days after such event (or such later date agreed by the Administrative Agent (in its sole discretion)) the Loan Parties shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the applicable Collateral Documents by executing and delivering to the Agents and the Lenders a joinder or Counterpart Agreement to this Agreement, the Intercreditor and Subordination Agreements and all other applicable Subsidiary Accession Requirements, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such formalities, opinions, documents, instruments, agreements, and certificates and other requirements as are similar to those described in, in each case, as applicable, Schedule E to the Reaffirmation and Omnibus Amendment Agreement, Section 3.01 and Section 6.26 of this Agreement delivered with respect to Domestic Subsidiaries on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 6.26), or that are requested by the Agents or the Lenders and necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Loan Parties under the existing Collateral Documents and/or to comply with the Collateral and Guarantee Requirements and/or the applicable Intercreditor and Subordination Agreements or as are necessary or desirable to evidence, grant or perfect a First Priority Lien in such assets in favor of Collateral Agent, for the benefit of the Lenders.

(ii) Within the time periods set forth in Schedule B to the Merger Consent (or such later date agreed by the Administrative Agent (in its sole discretion)), Holdings and the other Loan Parties shall take the actions described in Exhibit B of the Merger Consent and take such actions and execute and deliver, or cause to be executed and delivered, all formalities, opinions, documents, instruments, agreements, and certificates and other requirements as are similar to those described in Schedule E to the Reaffirmation and Omnibus Amendment Agreement, Section 3.01 and Section 6.26 of this Agreement delivered with respect to the Loan Parties on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 6.26), or that are requested by the Agents or the Lenders and necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Loan Parties under the existing Collateral Documents and/or to comply with the Collateral and Guarantee Requirement either by executing and delivering to the Agents a counterpart or supplement to the existing Security Documents and the Intercreditor and Subordination Agreements and/or such other new documents, power, certificates, registrations, filings, instruments or agreements, as are necessary or desirable to evidence, grant or perfect a First Priority Lien in such assets in favor of Collateral Agent, for the benefit of the Lenders and Secured Parties.

(c) Foreign Subsidiaries.

(i) Existing Asset Security Jurisdictions. In the event that (x) any Person becomes a Foreign Subsidiary of Holdings or any other Loan Party (other than any member of the Dense Air Group and the Specified Immaterial Foreign Subsidiary) that is organized or formed in an Asset Security Jurisdiction which is an Initial Asset Security Jurisdiction under the Loan Documents or another Priority Lien Obligation as of the First Restatement Effective Date or a jurisdiction in which an existing Foreign Subsidiary which is already a Loan Party is organized or formed (the “Existing Asset Security Jurisdictions” and each, an “Existing Asset Security Jurisdiction”), (y) any Loan Party or any of their Subsidiaries, limited liability companies, other entities or other Persons divides or splits itself or an existing Subsidiary otherwise creates a new Subsidiary that is organized or formed in an Existing Asset Security Jurisdiction (other than any member of the Dense Air Group), then within (A) in the case of a Person incorporated and registered in England and Wales, twenty (20) days after such event (or such later date agreed by the Administrative Agent (in its sole discretion)) or (B) in the case of a Person organized or formed in a jurisdiction other than the United States of America or England or Wales, sixty (60) days after such event (or such later date agreed by the Administrative Agent (in its sole discretion)), the Loan Parties shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the applicable Collateral Documents by executing and delivering to the Administrative Agent and the Lenders a joinder or Counterpart Agreement to this Agreement, to the Intercreditor and Subordination Agreements, and to the other applicable Collateral Documents, or as the context may require, such new or additional Loan Documents to provide a guarantee by such new Subsidiary, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such formalities, opinions, documents, instruments, agreements, and certificates, filings, registrations and comply with such and other requirements as are necessary or desirable to provide Collateral Liens and perfection and Liens similar to those described in Schedule E to the Reaffirmation and Omnibus Amendment Agreement, Section 3.01 and Section 6.26 of this Agreement delivered with respect to a Loan Party organized in such Existing Asset Security Jurisdiction on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 6.26), or that are requested by the Agents or the Lenders and necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Loan Parties to the Collateral Agent for the benefit of the Secured Parties under the existing Collateral Documents and/or to comply with the Collateral and Guarantee Requirement either by executing and delivering to the Agents a counterpart or supplement to the existing Collateral Documents or such new documents as are necessary or desirable to evidence, grant or perfect a First Priority Lien to the Collateral Agent for the benefit of the Lenders in the assets of such new Subsidiary and, if such new Subsidiary is a first tier Subsidiary of a Loan Party, the Equity Interests in such Subsidiary as has been previously provided to any holder of Priority Lien Obligations in the Existing Asset Security Jurisdictions (including, if necessary, any new Collateral Documents or additional documents, evidences, certificates, instruments, agreements and filings as may be reasonably requested by the Agent in order to provide a Guarantee or evidence, grant, perfect or protect a First Priority Lien in such assets in favor of Collateral Agent, for the benefit of the Secured Parties (including, without limitation, any parallel debt arrangements, local law debentures or share charges, any counterparts or joinders to the Intercompany Subordination Agreement, together with any notices, acknowledgements, powers, certificates, registrations, filings, or local law Mortgages or equivalent Collateral Documents or deliveries necessary or desirable in connection therewith to cover assets classes that had previously been granted or perfected in favor of any holder of Priority Lien Obligations by Collateral Documents in such jurisdiction or in order to cover additional asset classes which had not previously been granted and perfected in such jurisdiction, but that had been previously granted or had previously been required to be granted as Collateral to any holder of Priority Lien Obligations in the Existing Asset Security Jurisdictions generally, including, without limitation, any pledges of Equity Interests in subsidiaries of such Person in Existing Asset Security Jurisdictions)) (each in form and substance reasonably acceptable to the Agent, (a) and (b) collectively, the “Foreign Subsidiary Accession Requirements”).

(ii) Additional Asset Security Jurisdictions. In the event that (x) any Foreign Subsidiary (other than any member of the Dense Air Group) organized in a jurisdiction other than the Existing Asset Security Jurisdictions or the Other Material Jurisdictions ceases to be an Immaterial Foreign Subsidiary or (y) the Subsidiaries of Holdings which are not Asset Security Providers (as defined below) taken as a whole exceed the Immaterial Foreign Subsidiary Threshold, then the Loan Parties shall notify the Agent of such event and, if requested by the Agent, within sixty (60) days after such event (or such later date agreed by the Administrative Agent (in its sole discretion) (the “Joinder Date”), the Loan Parties shall cause a Subsidiary or Subsidiaries as they elect to become parties to the Credit Agreement and other Loan Documents as Guarantors and Asset Security Providers (or if such Subsidiary is organized in India for so long as a guarantee, pledge of its Equity Interests, or other grant of security interest would require consent of the Reserve Bank of India, the Borrower may designate other Subsidiaries of Holdings which are not Loan Parties and Asset Security Providers in jurisdictions other than India or the Existing Asset Security Jurisdictions) (such additional designated jurisdictions, the “Additional Asset Security Jurisdictions” and each, an “Additional Asset Security Jurisdiction” and together with any Existing Asset Security Jurisdictions, the “Asset Security Jurisdictions” and each, an “Asset Security Jurisdiction” and each such additional Subsidiary, an “Additional Asset Security Provider”) as it elects in order comply with the Collateral and Guarantee Requirements and Subsidiary Accession Requirements such that after giving pro forma effect to the Guarantees and additional Collateral Documents in the Additional Asset Security Jurisdiction the Subsidiaries that are not Loan Parties and not Asset Security Providers shall not exceed the Immaterial Foreign Subsidiary Threshold. It being understood that each such Loan Party and Additional Asset Security Provider shall deliver and cause such Subsidiaries to take all actions and execute and deliver, or cause to be executed and delivered by not later than the applicable Joinder Date a joinder to this Agreement as a Guarantor, the Intercreditor and Subordination Agreements, and supplements and/or joinders to any applicable Collateral Documents and/or other Loan Documents and/or applicable foreign equivalents of the Collateral Documents together with appropriate corporate formalities, opinions, documents, instruments, agreements and certificates and other requirements for such Guarantees and/or Collateral that would have be the local law equivalent of those conditions precedent required to be delivered pursuant Section 5 of the Reaffirmation and Omnibus Amendment Agreement, Section 3.01 and Section 6.26 of this Agreement, the Intercreditor and Subordination Agreements, the Collateral and Guarantee Requirements and the Foreign Subsidiary Accession Requirements, together with such additional documents, evidence, certificates, instruments, agreements and filings as may be reasonably requested by the Agent in order to evidence, grant, perfect or protect a First Priority Lien in the same types and classes of as had been previously required of the existing Loan Parties in the Existing Asset Security Jurisdictions described above but, in each case, taking into account local law formalities, market practices and requirements in order to effectuate such guarantee and collateral arrangements).

(d) If any Loan Party acquires any assets or property that are required to become Collateral pursuant to the Convertible Note or the Note Purchase Documents, or any Loan Party is required to pledge its assets or property as Collateral pursuant to the Note Purchase Documents, such Loan Party shall promptly (and in any event within the time period(s) required by the Collateral and Guarantee Requirements (or such longer period as the Collateral Agent may agree in its sole discretion)) execute a joinder to an existing Collateral Document or enter into a new Collateral Document (in each case, to the extent necessary to cause such Collateral be so pledged) and take such steps necessary to validly perfect the Collateral Agent’s Lien (to the extent required by the Loan Documents). To the extent that a Loan Party is entering into a joinder, entering into a new Collateral Document, or taking other steps to perfect a Lien in order to secure the obligations evidenced by the Note Purchase Documents, the Loan Parties shall take the same steps in connection with this Agreement (with such changes as are appropriate to reflect the applicable priority of the Lien, or the applicable perfection requirements, consistent with the terms of the Pari Passu Intercreditor Agreement and the Liens being created on the First Restatement Effective Date), which shall satisfy the Obligations hereunder, and the Collateral Agent, as applicable, is authorized and directed to execute any documentation consistent therewith. Each Loan Party shall execute such further documents, financing statements, agreements and instruments, and take all further commercially reasonable further actions (including the filing and recording of financing statements or amendments or continuation statements or equivalent in respect thereof), that may be required under any applicable Law, to ensure that the Liens of the Secured Parties under the Loan Documents on the Collateral remain perfected (to the extent required by the Loan Documents) with the priority required by the Pari Passu Intercreditor Agreement, all at the expense of the Loan Parties and provide to the Collateral Agent and the Lenders, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents. It being understood and agreed that the Loan Parties shall not be required to provide, and neither the Collateral Agent nor the Lenders shall request, any additional Liens in respect of the Excluded Assets.

Notwithstanding the foregoing, if a Loan Party does not own assets of a particular category at the time it enters into Collateral Document(s) in respect of assets of one or more other categories specified in the existing Collateral Documents or the Collateral and Guarantee Requirements, such Loan Party will not be required to enter into a Collateral Document solely to create a security interest over future assets of that particular category unless the same can be effected under a composite Collateral Document that also secures assets it owns at the time it enters into the Collateral Document or pursuant to entering into a joinder to the same form of Collateral Document as entered into by another Loan Party in the same jurisdiction covering the same class of assets. However, if such Loan Party subsequently acquires assets of that particular category and other existing Loan Parties in that jurisdiction were required to create a security interest over such class of assets or would have been so required if such assets had been owned at the time the relevant Collateral Document(s) was entered into, the Borrower shall notify the Agent by not later than the date that the next Compliance Certificate is delivered pursuant to Section 6.02(e), and if requested by the Agent, as soon as reasonably practicable thereafter, such Loan Party shall create and perfect its security interest over that asset or those assets to the extent required by the Collateral and Guarantee Requirements and take such actions required under the applicable Law in order to ensure the grant, perfection, protection and enforceability of a First Priority Lien in such assets.

Notwithstanding any of the other Collateral and Guarantee Requirements contained in this Agreement, it is understood and agreed with respect to the Japanese Guarantor that, other than the execution of the Intercompany Subordination Agreement and the Assignment of Receivables from Japanese Guarantor to the Lenders and the Purchasers under the Note Purchase Agreement, there will be no requirement for the Borrower to enter into any additional Japanese law governed Collateral Documents to pledge its Equity Interests in the Japanese Guarantor or for the Japanese Guarantor to enter into any additional Collateral Documents to grant, evidence or perfect the Collateral Agent’s security interest in any of the Japanese Guarantor’s assets.

Section 6.13 Insurance. Keep its business insured for risks and in amounts standard for companies in Holdings’ and its Subsidiaries’ industry and location. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Agent. (i) All property policies of Holdings and its Subsidiaries shall have an endorsement evidencing, to the reasonable satisfaction of the Agent, the Agent as a lender loss payee; (ii) all liability policies of Holdings and its Subsidiaries shall show, or have endorsements showing, the Agent as an additional insured; and (iii) all policies of Holdings and its Subsidiaries (or their respective endorsements) shall provide that the insurer shall give the Agent at least thirty (30) days’ before canceling, amending or declining to renew its policy. At the Agent’s request, Holdings and its Subsidiaries shall deliver copies of policies, certificates of insurance, endorsements and evidence of all premium payments. If the Loan Parties fail to obtain insurance as required under this Section 6.13 or to pay any amount or furnish any required proof of payment to third persons and the Agent, the Agent may upon concurrent notice to Holdings make all or part of such payment or obtain such insurance policies required in this Section 6.13, and take any action under the policies the Administrative Agent reasonably deems prudent.

Section 6.14 Conduct of Business and SPV Compliance. Holdings shall, and shall use all commercially reasonable efforts to the full extent of its power to cause each of its Subsidiaries to, comply with the following conduct of business provision (the “Conduct of Business Provisions”):

(a) Except with the advance written consent of the Administrative Agent acting at the direction of the Requisite Lenders, the IP Hold-Co will not own any asset or property other than (i) the Company Patent Portfolio (as defined in the IP Hold-Co Operating Agreement) and the proceeds and revenues thereof; and (ii) incidental tangible property necessary for the ownership or maintenance of the Company Patent Portfolio;

(b) Holdings and its Subsidiaries (other than the IP Hold-Co) will (A) not own any Patents; (B) ensure that the IP Hold-Co maintains, and take all commercially reasonable actions to assist the IP Hold-Co in maintaining, all issued patents in the Company Patent Portfolio in full force and effect (except for patents that naturally expire or as a result of pruning activities that rely on the advice of Fortress) including paying all fees in a timely manner and taking all reasonable legal actions to protect and maintain such issued patents for which the Administrative Agent has consented; (C) ensure that the IP Hold-Co takes all commercially reasonable actions to prosecute all patent applications in the Company Patent Portfolio in an attempt to obtain all patent rights possible using the same care and skill as used by patent practitioners in the industry and according the requirements of applicable Law (including the Patent Act); (D) not permit the IP Hold-Co to engage, directly or indirectly, in any business other than the Business (as defined in the IP Hold-Co Operating Agreement) and it will conduct its Business (as defined in the IP Hold-Co Operating Agreement) as presently conducted, except upon the occurrence of and for the duration of a Liquidation Event or in connection with any Monetization (as defined in the IP Hold-Co Operating Agreement), in which case it will operated in the manner directed by the Fortress Manager (as defined in the IP Hold-Co Operating Agreement) pursuant to the terms of the IP Hold-Co Operating Agreement; (E) will not, and will ensure that the IP Hold-Co does not enter into any contract, agreement or transaction with any third party or any Affiliate except as otherwise expressly permitted in the Loan Documents or as expressly consented to by the Administrative Agent, provided that, in the event the Fortress Members (as defined in the IP Hold-Co Operating Agreement) consent to such contract, agreement or transaction, the terms and conditions of such contract, agreement or transaction (other than any contract, agreement or transaction with the Borrower Member (as defined in the IP Hold-Co Operating Agreement) that is expressly permitted under the Credit Agreement) must be on the terms described in Section 7.06 of this Agreement; or (F) will not, and will ensure that the IP Hold-Co does not violate the terms of its Organization Documents or any other Loan Document or Transaction Document;

(c) Each Loan Party has done or caused to be done and will do all things necessary to observe organizational formalities and preserve the existence of the IP Hold-Co, and the Borrower will not nor will Holdings or any of its Subsidiaries: (A) amend, modify or otherwise change the IP Hold-Co’s Organization Documents without the prior written consent of the Administrative Agent acting at the direction of the Requisite Lenders; (B) commingle the funds and other assets of the IP Hold-Co with those of any Loan Party, Subsidiary, Affiliate or member, or any affiliate of any constituent party of the thereof, or any other Person and (C) permit the IP Hold-Co to (x) guarantee or become obligated for the debts of any other Person, other than the Obligations, or (y) pledge its assets for the debts or obligations of any other Person, other than the Obligations, except upon the occurrence of and for the duration of a Liquidation Event or in connection with any Monetization (as defined in the IP Hold-Co Operating Agreement), in which case it will operated in the manner directed by the Fortress Manager (as defined in the IP Hold-Co Operating Agreement) pursuant to the terms of the IP Hold-Co Operating Agreement; and

(d) Except upon the occurrence of and for the duration of a Liquidation Event or in connection with any Monetization (as defined in the IP Hold-Co Operating Agreement), in which case it will be operated in the manner directed by the Fortress Manager (as defined in the IP Hold-Co Operating Agreement) pursuant to the terms of the IP Hold-Co Operating Agreement, the IP Hold-Co will comply with the requirements described in Section 17 of the IP Hold-Co Operating Agreement.

Section 6.15 Controlled Accounts; Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to the Collateral Agent. Holdings, Borrower and the Loan Parties which are Domestic Subsidiaries shall deliver to the Collateral Agent a fully executed Control Agreement with respect to each of their Deposit Accounts or Securities Accounts other than Excluded Accounts and De Minimis Accounts, and the Loan Parties which are not Domestic Subsidiaries shall (i) take such steps as required by the Collateral Documents or which are otherwise necessary or desirable to make such accounts Controlled Accounts and provide for the equivalent perfection and priority arrangements with respect to accounts (and the funds deposited therein) under the laws of the applicable non-US jurisdiction or (ii) ensure that not more than Two Million Dollars ($2,000,000) in the aggregate in excess of the amount necessary for payroll and to operate its business as currently operated are held at any time in the deposit accounts, security accounts, custodial accounts or equivalent of the Loan Parties and their Subsidiaries in jurisdictions other than a State of the United States, England and Wales or other jurisdictions in which such accounts can be subject to a Control Agreement. Other than Excluded Accounts, De Minimis Accounts, or as expressly agreed with the Agents, the Loan Parties shall not maintain any Deposit Account or Securities Accounts not subject to a Control Agreement (or otherwise Controlled Accounts); provided that the Loan Parties may open new accounts, so long as prior to opening any such account (i) the Borrower has notified the Agents of the account and (ii) the financial institution with which such account is opened, together with such Loan Party has executed and delivered to the Agents, a fully executed Control Agreement with respect to such account (or equivalent arrangement to ensure that such account is a Controlled Account), each in form and substance satisfactory to the Agents. The Loan Parties shall ensure that their Subsidiaries which are (x) non-Loan Parties or (y) are organized or formed in jurisdictions where Control Agreements or equivalent cash control arrangements are not possible sweep cash and Cash Equivalents in their accounts into Controlled Accounts of Loan Parties on a periodic basis (prior to an Event of Default, at least once per week and after the occurrence of an Event of Default, as frequently as requested by the Agents but not more frequently than once daily); provided that prior to receipt of a written notice of an Event of Default from Agent, the Subsidiaries shall only be required to sweep into the Controlled Accounts, cash and Cash Equivalents held in such accounts in excess of the amounts necessary for required debt service and to operate its business as currently operated (in each case, based on the amounts needed for such debt service and operations as reflected in the historical financial statements and the projections delivered to the Secured Parties from time to time in accordance with the terms of this Agreement). To the fullest extent permitted by applicable law and in order to ensure that such periodic distributions described above are timely made, each of the Loan Parties shall cause each of their Subsidiaries to declare and pay dividends and/or such other payments or distributions of the types and in the manner and frequency required by Section 6.22.

Section 6.16 Lender Meetings. Loan Parties and their Subsidiaries will, upon the request of Administrative Agent or the Lenders, participate in a meeting of the Agents and the Lenders once during each fiscal quarter to be held at Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower, Agents and the Lenders) at such time as may be agreed to by Borrower and Administrative Agent.

Section 6.17 [Reserved].

Section 6.18 Assigned Patents and Assigned Patent Rights.

(a) Holdings shall not, and shall not permit any Loan Party to, waive or modify, and Holdings shall, and shall cause each Loan Party to, use its best efforts not to suffer the waiver or modification of, any legal rights of a material nature arising out of or relating to the Assigned Patent Rights without the express prior written consent of the Collateral Agent (acting at the direction of the Requisite Lenders). Holdings shall, and shall cause each Loan Party to, use its best efforts in obtaining patent protection for applications for Intellectual Property including but not limited to applications for patents, including submitting claim amendments that may change the material scope of coverage of the claims. For the avoidance of doubt, patent prosecution of such pending patent applications will proceed without involvement of the Collateral Agent (except during the pendency of an Event of Default).

(b) The Loan Parties will be liable to the Secured Parties for (and Holdings shall, and shall cause each Loan Party to, pay the Secured Parties within fifteen (15) days of delivery by the Agent of any demand or invoice for any expenditures by a Secured Party) in connection with (i) the maintenance and preservation of the Collateral, including, but not limited to, taxes, recording fees, appraisal fees, certificate of title charges, recording and filing fees (including UCC financing statement fees and other equivalent filing fees and expenses in other jurisdictions, taxes (including documentary stamps) and search fees), fees arising out of or relating to the Assigned Patent Rights, the fees and disbursements for the Secured Parties’ counsel, levies, insurance and repairs; and (ii) in addition to damages for breach of warranty, misrepresentation, or breach of covenant by any Loan Party, the enforcement of this Agreement and the Loan Documents and other Transaction Documents as a result of such breach or misrepresentation, including, but not limited to, the repossession, holding, preparation for sale, and the sale of the Collateral (including attorneys’ and accountants’ fees and expenses), and all such liabilities shall be included in the definition of Obligations, shall be secured by the security interest granted herein, and shall be payable upon demand.

(c) Holdings shall, and shall cause each Loan Party to, use its best efforts to ensure that no standards-setting organization shall impose an obligation to license any of the Assigned Patents on particular terms or conditions. No Loan Party shall agree to be subject to any covenant not to sue or other restrictions on its enforcement or enjoyment of the Assigned Patent Rights without the consent of Fortress.

(d) No Loan Party knows of or has received any notice or information of any kind suggesting that the Assigned Patents may be invalid, unpatentable, or unenforceable other than (i) official notices from patent offices in the course of patent prosecution and (ii) allegations from third parties in litigation involving, or invited to take a license under, certain Assigned Patents.

(e) All applications to Patent any Intellectual Property that is owned by any Loan Party (or any of their Subsidiaries) shall be filed in the name of the IP Hold-Co, and (i) Holdings shall, or shall cause each of its Subsidiaries to, file all documents and take such other actions as shall be necessary, desirable or reasonably requested by the Collateral Agent to assign all right, title and interest in and to such patent application, to Holdings or any of its Subsidiaries, including the execution of, and recording with the relevant filing office of, a Patent Assignment Agreement with respect to such patent application, and (ii) each Patent application shall automatically be deemed an Assigned Patent hereunder, and Holdings and each of its Subsidiaries, as applicable, assign to IP Hold-Co all right, title, and interest in and to such Patent applications.

(f) All Patents acquired by Holdings or any of its Subsidiaries from any other Person, or which any right, title or interest arises in Holdings or any of its Subsidiaries, shall be assigned to and held in the name of IP Hold-Co and (i) Holdings shall, or shall cause any of its Subsidiaries to, file all documents and take such other actions as shall be necessary or reasonably requested by the Secured Parties to cause all right, title and interest in and to such Patents, and all related Trade Secrets, to vest in IP Hold-Co including the execution of, and recording with the relevant filing office of, a Patent Assignment Agreement with respect to such Patents, and (ii) such Patents shall automatically be deemed Assigned Patents hereunder and shall be owned by IP Hold-Co together with all Assigned Patent Rights associated therewith, and Holdings and each of its Subsidiaries, as applicable, hereby assign to IP Hold-Co all right, title, and interest in and to such Patents.

(g) Holdings shall, and shall cause each Loan Party to, with respect to all Assigned Patents, obtain, maintain and preserve, comply with in all material respects (except where the failure to so comply could not reasonably be expected to result in the loss thereof), and take all necessary action to timely renew, all Regulatory Permits.

(h) Borrower shall, and shall cause each Loan Party to, (and will cause each of their Subsidiaries to) (i) maintain or cause to be maintained each Regulatory Permit, from, or file any notice or registration in, each jurisdiction in which any Loan Party or licensee is required to obtain any Regulatory Permit or file any notice or registration, in each case, that is necessary and material for the maintenance of the Assigned Patents, and (ii) upon request, promptly provide evidence of same to Administrative Agent.

Section 6.19 Consent of Licensors. Borrower shall, at the end of each fiscal quarter after Holdings or any Subsidiary entering into or becoming bound by any Material Contract or any inbound license or agreement (other than (i) over-the-counter software that is commercially available to the public and (ii) any license of or agreement relating to Intellectual Property that is not Material Intellectual Property) after the Closing Date: (a) provide written notice or a brief summary to the Agents and Lenders with a description of the material terms of such Material Contract, license or agreement if the actions described in clause (b) below would need to be taken with respect to such Material Contract, license or agreement if requested by the Agent; and (b) take such commercially reasonable actions as the Agent may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Collateral Agent to be granted and perfect a valid security interest in such Material Contract, license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such Material Contract, license or agreement.

Section 6.20 Maintenance of Regulatory Permits, Contracts, Intellectual Property, Etc. Holdings shall, and shall cause each Subsidiary to, with respect to the Assigned Patents, (i) maintain in full force and effect all Material Intellectual Property, and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all other contract rights, authorizations or other rights necessary or material for the operations of its business, and comply with the terms and conditions applicable to the foregoing; (ii) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Material Intellectual Property owned or controlled by such Loan Party or its respective Subsidiaries, excluding the maintenance of Intellectual Property that in the commercially reasonable business judgment of the Loan Parties is not necessary or material for the conduct of the business of any Loan Party or its Subsidiaries; (iii) notify the Agents, promptly after any Responsible Officer of any Loan Party has knowledge thereof, of any infringement or other violation by any Person of its Material Intellectual Property; and (iv) use commercially reasonable efforts to pursue, enforce, and maintain in full force and effect legal protection (except as a Loan Party may otherwise determine in its reasonable business judgment) for all Material Intellectual Property developed or controlled by such Loan Party or any of its respective Subsidiaries.

Section 6.21 Pari Passu Ranking. The Loan Parties shall take, and ensure that each of their Subsidiaries take, all actions to ensure that their obligations under the Loan Documents rank at all times at least pari passu in right of priority and payment with the claims of all their other secured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

Section 6.22 Subsidiary Distributions; Upstreaming Cashflows; Investment Documents.

(a) Each of the Loan Parties shall cause each of its Subsidiaries and Investments to declare, pay and upstream all dividends or other payments or other distributions of all cash and Cash Equivalents (each a, “Distribution”) of such Persons to the Loan Parties on account of such Loan Party’s ownership interests in the Equity Interests of such Persons to the maximum extent and with the maximum frequency permitted by applicable Law. Each of the Loan Parties shall ensure that (i) excess cashflows from each Subsidiary of the Loan Parties are upstreamed to the Borrower in an amount at least equal to the lesser of (A) ninety percent (90%) of Free Cash Flow of such Subsidiary with respect to the period as to which Distributable Income for such Subsidiary was measured for purposes of clause (B) hereof, and (B) the maximum amount of Distributable Income with respect to such Subsidiary as of the date of such Distribution permitted to be distributed under the applicable Laws of the Relevant Jurisdiction, as determined with respect to the preceding fiscal year of such Subsidiary or, in the case of Distributions made more frequently than annually, such lesser period of time as may have elapsed since the most recent determination of Distributable Income with respect to such Subsidiary hereunder (or since the Closing Date, in the case of the initial Distribution hereunder by such Subsidiary); and, (ii) to the extent restrictions are imposed by any Governmental Authority on Distributions in Dollars by any Subsidiary, cause and permit such Subsidiary to maximize Dollars available for distribution hereunder to the maximum extent permitted by applicable Law, including through the purchase and sale of Dollar-denominated Cash Equivalent debt instruments issued by the sovereign of such jurisdiction, through any other appropriate mechanism for the acquisition of Dollars in any exchange market, or through the preferential allocation towards any such distribution of Dollar-denominated and/or off-shore revenues received by such Subsidiary. Notwithstanding the foregoing, Holdings shall not be required to, and shall not be required to cause its Subsidiaries to, make distributions from any Subsidiary to the extent that in the reasonable business discretion of Holdings, including in respect of restrictions imposed by any Governmental Authority it would be illegal or have a material adverse tax consequence to Holdings, or otherwise have a material and detrimental impact on the value of such distributions.

(b) Each Loan Party will and will ensure that each of their Subsidiaries and Investments will diligently enforce all of their rights and remedies in a timely manner under the relevant Organization Documents, shareholders agreements and/or investment agreements with respect to such Subsidiaries and Investments. No Loan Party will (nor shall they permit any Subsidiary to) amend, waive, supplement or terminate any rights under any of the Organization Documents, shareholders agreements or other investment documents with respect to any of their Subsidiaries or Investments in a manner that would adversely affect the Loan Parties or the rights and remedies of the Secured Parties in any material respect; provided that Holdings shall be permitted to amend its Organization Documents to authorize the issuance of Qualified Equity Interests in connection with a conversion under the Note Purchase Documents as in effect on the Second Restatement Effective Date (or as the same may be amended from time to time to the extent permitted by the Pari Passu Intercreditor Agreement). Holdings shall not nor shall it permit any of its Subsidiaries to enter into any agreement that limits the ability of any Subsidiary to make a dividend or distribution payment to the Loan Parties or to otherwise transfer any property to the Loan Parties, provided, however, that this sentence shall not prohibit any negative pledge incurred or provided in favor of any holder of (x) Priority Lien Obligations as in effect on the Sixth Restatement Effective Date (or as the same may be expressly permitted to be amended in accordance with the terms hereof and of the Pari Passu Intercreditor Agreement) and (y) other Indebtedness existing on the Closing Date permitted under Section 7.09 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.

Section 6.23 Critical Technologies. To the extent that any of the Loan Parties’ products or services become categorized as a Critical Technology other than any items eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17), the Borrower shall promptly notify the Administrative Agent of such categorization.

Section 6.24 Further Assurances. Subject to the applicable limitations set forth in the Loan Documents (including those set forth in the definition of Collateral and Guarantee Requirement and in the Collateral Documents), take all such actions and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such all actions and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as any Agent or Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement, the Pari Passu Intercreditor Agreement and the other Loan Documents, (ii) to ensure that the Guaranteed Obligations are guaranteed in the manner contemplated herein and that the current and future assets and property of the Loan Parties and their Subsidiaries are subject to valid and perfected first priority Liens of the type contemplated by this Agreement and the other Loan Documents in accordance with the Collateral and Guarantee Requirement and the Pari Passu Intercreditor Agreement, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby and by the Pari Passu Intercreditor Agreement, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable Law, each Loan Party (i) authorizes each Agent to execute any such agreements, notices, acknowledgements, instruments or other documents in such Loan Party’s name to the extent such authorization is granted under the Collateral

Documents and to file such agreements, notices, acknowledgments, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement, registrations or similar required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, (iii) ratifies the filing of any financing statement, and any continuation statement or amendment or equivalent with respect thereto, filed without the signature of such Loan Party prior to the Closing Date and (iv) agrees to execute any further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments (or their equivalents in an applicable Relevant Jurisdiction) and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents, or any equivalent action in an applicable Relevant Jurisdiction) as the Collateral Agent reasonably requests to evidence, perfect, protect or continue the Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement and the other Loan Documents and correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation (or equivalent defect or error in a given Relevant Jurisdiction) of any Collateral Document or other document or instrument relating to this Agreement, the Loan Documents or any of the Collateral.

Section 6.25 Covenants Regarding Products and Compliance with Material Regulatory Permits. Each Loan Party and its Subsidiaries shall comply in all material respects with all Material Regulatory Permits at all times issued by any Governmental Authority with respect to such development, testing, manufacture, marketing, sales, or leasing of such Product by such Person as such activities are at any such time being conducted by such Person, including the timely filing (after giving effect to any extension duly obtained) of all notifications, reports, submissions, Material Regulatory Permit renewals, cost reports and other reports of every kind whatsoever required by applicable Laws (which reports shall be materially accurate and complete in all material respects and not misleading in any material respect and shall not remain open or unsettled) and shall operate in a manner such that the Material Regulatory Permits remain in full force and effect.

Section 6.26 Post-Restatement Obligations. The Loan Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete to Administrative Agent’s reasonable satisfaction, the items set forth in (x) the list of post-closing deliverables set forth in the Closing Agenda and (y) the list of post-merger deliverables set forth in Paragraph 4 of Exhibit B to the Merger Consent (clauses (x) and (y) together, the “Post Restatement Obligations”) on or before the date specified for such item in the applicable Exhibit or in clauses (x) and (y) above (or such later date determined by Administrative Agent in its sole discretion).

Section 6.27 Second Restatement Effective Date Covenants.

(a) Company Financial Advisor. The Loan Parties shall continue to retain the Company Financial Advisor (or a prompt replacement Company Financial Advisor acceptable to the Administrative Agent) until the Obligations have been fully satisfied and the Lenders’ commitment to advance Loans and other extensions of credit has expired (or such earlier time as the Requisite Lenders may agree in writing in their sole discretion), on substantially the same terms to those the Company Financial Advisor is engaged upon as of the Second Restatement Effective Date, and in any event such engagement shall specifically provide, among other things, that the Administrative Agent and the Lenders shall be permitted to meet and speak directly with the Company Financial Advisor from time to time promptly following request and without the Borrower or any Loan Party present at such meetings or a party to any such calls.

(b) Performance Milestones. At any time prior to the Third Restatement Effective Date, the Loan Parties shall comply with the Performance Milestones described on Appendix C within the time periods specified therefor on Appendix C hereto (each such date as may be extended by the Agent in writing in its sole discretion, a “Performance Due Date”) and the Loan Parties shall promptly notify the Administrative Agent (for further distribution to the Lenders) if they do not expect to comply with all of the Performance Milestones and other requirements of Appendix C by their respective Performance Due Dates and shall notify the Administrative Agent not later than three (3) Business Days after the Loan Parties fail to fully comply with the Performance Milestones and reporting described in Appendix C by the applicable Performance Due Date.

Section 6.28 Post-Second Restatement Closing Obligations. The Loan Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete to Administrative Agent’s sole satisfaction, the items set forth in the “Post-Closing Obligations” section in the list of deliverables attached as Exhibit E to the Second Restatement (the “Post Closing Obligations”) on or before the date specified therein for delivery of each such item (or, in each case, such later date agreed by Administrative Agent in writing in its sole discretion).

Section 6.29 Third Restatement Effective Date Covenants.

(a) Strategic Financial Advisor. The Loan Parties shall continue to retain the Strategic Financial Advisor (or, solely in the event of a resignation by the Strategic Financial Advisor or a termination of the engagement thereof with the consent of the Administrative Agent, a prompt replacement Strategic Financial Advisor selected by the Loan Parties and acceptable to the Administrative Agent in its sole discretion) until the Obligations have been fully satisfied and the Lenders’ commitment to advance Loans and other extensions of credit has expired (or such earlier time as the Requisite Lenders may agree in writing in their sole discretion), on substantially the same terms to those the Strategic Financial Advisor is engaged upon as of the Third Restatement Effective Date, and in any event such engagement shall specifically provide, among other things, that the Administrative Agent and the Lenders shall be permitted to meet and speak directly with the Strategic Financial Advisor from time to time promptly following request and without the Borrower or any Loan Party present at such meetings or a party to any such calls; provided that the engagement and scope of work of the Strategic Finance Advisor shall not be modified without the consent of the Administrative Agent in its sole discretion;

(b) Third Restatement Performance Milestones. The Loan Parties shall comply with the Third Restatement Performance Milestones described on Appendix D (as amended and restated as of the Fourth Restatement Effective Date) within the time periods specified therefor on Appendix D hereto (each such date as may be extended by the Administrative Agent in writing in its sole discretion, a “Third Restatement Performance Due Date”). The Loan Parties shall promptly notify the Administrative Agent (for further distribution to the Lenders) if they do not expect to comply with all of the Third Restatement Performance Milestones and other requirements of Appendix D by their respective Third Restatement Performance Due Dates and shall notify the Administrative Agent not later than three (3) Business Days after the Loan Parties fail to fully comply with the Third Restatement Performance Milestones and reporting described in Appendix D by the applicable Third Restatement Performance Due Date. Without limiting the generality of the foregoing, failure at any time to comply with the permitted budget variance set forth in Appendix D or to timely deliver Variance Reports reflecting such compliance shall be a breach of the Third Restatement Performance Milestone.

Section 6.30 Post Third Restatement Effective Date Obligations. The Loan Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete to Administrative Agent’s reasonable satisfaction, the items and deliverables set forth in Appendix E to the Third Restatement (the “Post Third Restatement Effective Date Obligations”) on or before the date specified therein for delivery of each such item (or, in each case, such later date agreed by Administrative Agent in writing in its sole discretion).

Section 6.31 Amendment to Collateral Documents. At any time after the Third Restatement Effective Date, the Loan Parties shall, at the Borrower’s expense and upon the request of the Administrative Agent in its sole discretion, take all action necessary to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Collateral Documents) and requirements under Section 6.12 hereof, as applicable, continue to be satisfied with respect to the Third Restatement Delayed Draw Term Loan, including, without limitation, by promptly taking all actions and delivering such documents, instruments, legal opinions and agreements under the laws of the Existing Asset Security Jurisdictions substantially consistent with the actions and documents, instruments, legal opinions and agreements delivered in connection with the Delayed Draw Term Loans.

Article VII
NEGATIVE COVENANTS

Until the Obligations have been fully satisfied in cash and the Lenders’ commitments to advance credit has expired, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, directly or indirectly:

Section 7.01 Dispositions. Transfer, or permit any of its Subsidiaries to Transfer, in one (1) transaction or a series of transactions, any Equity Interests issued by its Subsidiaries or all or any part of its or its Subsidiary’s business, property or assets except for:

(a) Transfers of surplus, worn-out or obsolete equipment no longer used or useful in the business of Holdings and its Subsidiaries;

(b) Transfers in connection with Permitted Liens, Permitted Indebtedness, Investments, and any dividends or distributions not prohibited by this Agreement;

(c) Transfers of nonexclusive licenses for the use of the property (including intellectual property except for the Assigned Patents) of Holdings or its Subsidiaries in the ordinary course of business and consistent with past practice;

(d) Transfers of cash and Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement;

(e) Permitted Intercompany Investments, provided, that such Transfers comply with the definition of Permitted Intercompany Investments and in no case may any such Transfers consist of assets of the IP Hold-Co unless such Transfer is independently permitted under another clause of this Section 7.01;

(f) Transfers pursuant to the Patent License Agreement and transfers by the IP Hold-Co of nonexclusive licenses to the Assigned Patents in the normal course of their business;

(g) To the extent constituting Transfers, the Transactions occurring in connection with the Closing Date;

(h) Sales of inventory made in the ordinary course of business;

(i) Subject to clauses (x) and (y) below, Transfers required to effectuate the Divestiture Transaction in accordance with the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023, and as may be amended with the prior written consent of the Administrative Agent in its sole discretion (which may be by email);

(j) Transfers of exclusive licenses for the use of the property (including intellectual property except for the Assigned Patents) of Holdings or its Subsidiaries in the ordinary course of business and consistent with past practice; provided that consent of the Lenders or Administrative Agent to exceptions to this clause (j) shall not be unreasonably withheld or delayed;

(k) Cashless repurchases of Equity Interests of Holdings deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Qualified Equity Interests of Holdings if such Qualified Equity Interests represent a portion of the exercise, conversion or exchange price thereof;

(l) Subject to the terms of the Pari Passu Intercreditor Agreement, Holdings may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Qualified Equity Interests of Holdings; provided that, unless expressly permitted by the Pari Passu Intercreditor Agreement or consented to by the Administrative Agent, no such cash payments shall be made pursuant to this clause (l) in excess of $1,000,000 in the aggregate for the term of this Agreement.

Notwithstanding the foregoing or anything else herein to the contrary, no Loan Party shall Transfer:

(x) the Assigned Patent Rights to any other Person (other than the contemplated transfer to IP Hold-Co and other than as approved by the Agents in writing and required to effectuate the Divestiture Transaction in accordance with the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023 and as may be amended with the prior written consent of the Administrative Agent in its sole discretion (which may be by email)) and neither Holdings nor any of its Subsidiaries shall Transfer its rights under the Patent License Agreement without the Requisite Lenders’ prior written consent in their respective sole and absolute discretion (which may be by email), except that any such Transfer without the Requisite Lenders’ prior written consent shall be null and void; or

(y) (i) all or a material portion of a Loan Party’s assets except to another Loan Party, or (ii) any Equity Interests owned by Holdings, any Subsidiary that is a Guarantor or any Subsidiary directly owned by a Loan Party unless such person to whom the assets or Equity Interests were transferred is or becomes a Guarantor and Asset Security Provider under the Loan Documents and the transferred Equity Interests remain Collateral pledged for the benefit of the Secured Parties; provided, that notwithstanding the foregoing, the Equity Interests in Mimosa may be Transferred in order to consummate the Divestiture Transaction in accordance with the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023 and as may be amended with the prior written consent of the Administrative Agent in its sole and absolute discretion (which may be by email), except that any such Transfer without the Administrative Agent’s prior written consent shall be null and void.

Section 7.02 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than (i) the businesses currently engaged in by Holdings, Borrower and such Subsidiary, as applicable, or (ii) any additional lines of business engaged in by Holdings, Borrower or such Subsidiary reasonably related thereto; or (b) liquidate or dissolve (other than in the case of any Subsidiary of Holdings (other than IP Hold-Co), and solely to the extent that, if such Subsidiary is a Loan Party, the assets of such Subsidiary are transferred to another Loan Party); provided however that the Loan Parties are expressly permitted to consummate the (x) De-SPAC Transactions including the Merger (as defined in the Merger Consent) on the terms set forth in the Merger Consent and (y) the Divestiture Transaction on the terms set forth in the Second Restatement, with such changes as may be approved by the Administrative Agent in its sole discretion in writing (which may be by email). No Loan Party shall, and shall not permit any of their Subsidiaries which are Loan Parties to, without at least ten (10) days prior written notice to the Agents and the Secured Parties (or such shorter period as it may agree) (i) change its jurisdiction of organization; (ii) change its organizational structure or type; (iii) change its legal name; (iv) change any organizational number (if any) assigned by its jurisdiction of organization, in each case, without the prior written consent of the Requisite Lenders; or (v) form, create or incorporate any new Foreign Subsidiary.

Section 7.03 Mergers or Acquisitions. Consummate a Business Combination (except for (i) the Divestiture Transaction, provided that the conditions set forth for the Divestiture Transaction in the Second Restatement have been satisfied, (ii) the De-SPAC Transactions or (iii) a Permitted Investment) without obtaining the prior written consent of the Agents and the Requisite Lenders (in their sole and absolute discretion).

Section 7.04 Liens. Create, incur, assume or suffer to exist any Lien, except Permitted Liens, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

Section 7.05 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any of its Equity Interests; provided, that (i) Holdings may convert through a cashless exercise any of its convertible securities into other securities that do not constitute Disqualified Equity Interests pursuant to the terms of such convertible securities or otherwise in exchange thereof, provided that such conversion is not restricted by the terms of this Agreement and the Pari Passu Intercreditor Agreement then in effect, (ii) Holdings may pay dividends solely in the form of common Equity Interests that are not Disqualified Equity Interests, (iii) Holdings may repurchase the stock of current or former employees or consultants of Holdings or its Subsidiaries pursuant to stock repurchase agreements so long as no Default or Event of Default exists at the time of such repurchase and would not exist after giving effect to such repurchase, provided, that such repurchases do not exceed in the aggregate Two Hundred and Fifty Thousand Dollars ($250,000) per fiscal year, (iv) subsidiaries of Holdings may make distributions to any Loan Party, (v) any Loan Party may make a distribution to any Loan Party (provided however that distributions from IP Hold-Co shall be limited to distributions in the form of cash, Cash Equivalents, or Equity Interests in the ordinary course of business unless agreed otherwise with the Administrative Agent), (vi) the Loan Parties may make any distribution in accordance with Section 6.22, (vii) the consummation of the De-SPAC Transactions on the terms set forth in the Merger Consent, and (viii) Holdings may withhold or repurchase shares of common stock issued by Holdings in connection with withholding taxes related thereto; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so. Notwithstanding the foregoing, other than Investments in the Dense Air Group existing on the First Restatement Effective Date, in no event shall any Loan Party or Subsidiary directly or indirectly make any Investment after the First Restatement Effective Date in any member of the Dense Air Group other than as it may relate (on a non-cash basis) to a conversion of the current five percent (5%) equity holding of Airspan Communications Limited in Dense Air Limited into an equivalent equity holding, to be held by Airspan Communications Limited or another group company, in Dense Air Holdco or one of its subsidiaries on the Dense Air Conversion Date, provided such transaction substantially complies with the proposal provided to the Secured Parties prior to the Closing Date in all material respects.

Section 7.06 Transactions with Affiliates. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Loan Party on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate other than (x) the Transactions and any other transactions between Borrower and IP Hold-Co expressly contemplated hereunder and (y) transactions among Loan Parties otherwise independently permitted under another clause of this Agreement (it being understood that any Transactions with IP Hold-Co shall only be permitted to the extent that such Transactions are in full compliance with the restrictions and limitations set forth in this Agreement, including the Conduct of Business Provisions set forth in Section 6.14 and limitation on Transfers set forth in Section 7.01).

Section 7.07 Limitation on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) any customary restrictions and conditions contained in agreements relating to Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness or in the agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iii) subject to the terms of the Pari Passu Intercreditor Agreement, Liens granted pursuant to the terms of the Note Purchase Documents as in effect on the Second Restatement Effective Date and as the same may be amended from time to time in accordance with the terms of the Note Purchase Agreement and the Pari Passu Intercreditor Agreement, and (iv) customary provisions in leases restricting the assignment or sublet thereof.

Section 7.08 Compliance. (a) Become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Federal Reserve Board), or use the proceeds of any Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (c) fail to comply with the Federal Fair Labor Standards Act or violate any other applicable Law or regulation, or permit any of its Subsidiaries to do so, except when taken together with all other such events and failures, could not reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate total amount exceeding One Million Dollars ($1,000,000); (d) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Holdings or its Subsidiaries, including any liability to the PBGC or its successors or any other governmental agency.

Section 7.09 Indebtedness. Create or suffer to exist any Indebtedness, other than Permitted Indebtedness (it being expressly understood that the Loan Parties may not, and shall not permit any Subsidiary to, guarantee or provide any other security in respect of any Indebtedness of Non-Loan Parties) that is intended to be non-recourse to the Loan Parties and their Subsidiaries and the IP Hold-Co shall not incur, guarantee or provide security in respect of any Indebtedness (other than the Obligations and the Priority Lien Obligations described in clause (xvi) of the definition of Permitted Indebtedness expressly permitted by the terms of the Pari Passu Intercreditor Agreement to rank pari passu with the Obligations).

Section 7.10 Amendments to Organization Documents, Patent Assignment Agreement or Patent License Agreement, Accounting Methods and Fiscal Year. Amend, or permit their Subsidiaries to permit (i) the amendment of any Loan Party’s or any of their Subsidiaries’ Organization Documents in a manner adverse to the Secured Parties in any respect; provided that the consent letter with respect to the IP Hold-Co Operating Agreement entered into by the Collateral Agent in its capacity as a member of IP Hold-Co on the Second Restatement Effective Date shall not be deemed to constitute an amendment of an Organization Document that is adverse to the Secured Parties in any respect, (ii) any amendment to, or the termination (other than termination at its natural term) or waiver of any Material Contract of Holdings or its Subsidiaries or any provision thereof, including the Patent Assignment Agreement or Patent License Agreement, in a manner adverse to Administrative Agent or the Lenders; provided that the Patent Assignment Agreement and the Patent License Agreement may be amended with the consent of the Agents to the extent necessary to consummate the Divestiture Transaction in accordance with the terms of the Mimosa Purchase Agreement as in effect on March 8, 2023 and as the same may be amended with the prior written consent of the Agents in their sole discretion (which may be by email), (iii) the modification or any other change to, Holdings’ or any Subsidiary’s method of accounting or accounting principles from those utilized in the preparation of the Audited Financial Statements (other than as may be required to conform to the applicable GAAP), or (iv) the change of the fiscal year of Holdings and its Subsidiaries (other than any Subsidiary organized in India, which shall be March 31) to a date other than December 31 of each calendar year without the consent of the Administrative Agent (and appropriate related changes to this Agreement). It being understood that notwithstanding the foregoing the consummation of the De-SPAC Transactions in the manner described in the Merger Consent are expressly permitted and the changes to the preparation of the Audited Financial Statements necessary to effectuate Holdings as the reporting entity are expressly permitted provided that upon giving effect to such changes the Loan Parties provide the Secured Parties with a statement reconciling any such changes against the historical financial statements for the Borrower and its Subsidiaries.

Section 7.11 Sanctions. Use the proceeds of the Loans, or lend, contribute or otherwise make available proceeds of the Loans to any Subsidiary of Holdings, joint venture partner or other individual or entity, directly, or knowingly indirectly, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to the Loan Parties or (b) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions in material violation thereof, or in any other manner that will result in a material violation by an individual or entity (including any individual or entity participating in the Transactions, whether a Lender or otherwise) of Sanctions.

Section 7.12 Patent Development and Enhancement. Expend any amounts on the prosecution of any Patent of Holdings or any of its Subsidiaries without the consent of the Agents and Requisite Lenders in their sole discretion (which consent may be provided in the form of an email and shall be deemed given in connection with any Patent prosecution made in compliance with Section 6.09), including expenditures on legal counsel to Loan Parties, which counsel shall be selected and engaged by the IP Hold-Co and acceptable to the Agents and the Requisite Lenders.

Section 7.13 Sales and Lease Backs. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower, Holdings or any of their Loan Party Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Borrower, Holdings or any of their Loan Party Subsidiaries) in connection with such lease. For the avoidance of doubt, the Transactions occurring on the Closing Date and the related Transfer pursuant to the Patent Assignment Agreement and the licensure pursuant to the terms of the Patent Assignment Agreement shall not be prohibited by this Section 7.13.

Section 7.14 Deposit Accounts. Except as expressly permitted by Section 6.15, no Loan Party that is a U.S. Person shall establish or maintain a Deposit Account that is not a Controlled Account, and (i) no Loan Party that is a U.S. Person will deposit and maintain proceeds in any Deposit Account (which is not a Controlled Account or an Excluded Account) in excess of the amounts permitted by Section 6.15 and (ii) in the case of a jurisdiction where Controlled Accounts are not possible, no Loan Party shall maintain accounts which are not subject to the cash management systems and periodic sweeps described in Section 6.15 and Section 6.22.

Section 7.15 Prepayments of Certain Indebtedness. No Loan Party shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, (ii) the payment of interest accrued on Borrower’s obligations under the Softbank Loan Agreement to the extent permitted the Subordination Agreement provided at the time of such payment both before and after giving effect to such payment no Default or Event of Default shall exist or be caused by such payment, (iii) Permitted Intercompany Investments to the extent permitted by the Intercompany Subordination Agreement; (iv) Indebtedness secured by a Permitted Lien that is senior to the Obligations if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 7.01, Section 7.03 or Section 7.05; (v) the prepayment, purchase, redemption, defeasance or other acquisition or retirement of the Convertible Notes, provided that any such prepayment, purchase, redemption, defeasance or other acquisition or retirement complies with the terms hereof and the Pari Passu Intercreditor Agreement and no Default pursuant to Section 7.16 or Event of Default exists as a result of the occurrence of such transaction; and (vi) the prepayment of Indebtedness owed to a Loan Party by another Loan Party in connection with the Divestiture Transaction.

Section 7.16 Financial Covenants. The Loan Parties shall:

(a) Minimum Liquidity. At all times maintain a minimum amount of Unrestricted Cash of Holdings and its Subsidiaries of Four Million Dollars ($4,000,000).

(b) Minimum Revenue. Not permit the revenue of Holdings and its Subsidiaries (as recognized in accordance with GAAP) as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum Revenue
December 31, 2023	$46,183,000
March 31, 2024	$34,302,000
June 30, 2024	$35,794,000
September 30, 2024	$38,777,000

(c) Minimum EBITDA. Not permit the EBITDA of Holdings and its Subsidiaries, as of the last day of any Test Period set forth in the table below, to be less than the amount set forth opposite such Test Period for such Test Period then ended:

Test Period Ended	Minimum EBITDA
December 31, 2023	$5,030,000
March 31, 2024	$(562,000)
June 30, 2024	$(896,000)
September 30, 2024	$495,000

Section 7.17 Pensions. No Loan Party shall, nor shall it permit any Loan Party incorporated under the laws of England and Wales, at any time be (a) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (b) ‘connected’ with or an ‘associate’ of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

Section 7.18 Centre of Main Interests and Establishment. No Loan Party (i) incorporated in a member state of the European Union shall, without the prior written consent of the Administrative Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction of incorporation or (ii) incorporated under the laws of England and Wales shall change its center of main interests or acquire an “establishment” in any other jurisdiction.

Section 7.19 No Non-ordinary Course Transactions. From and after the Third Restatement Effective Date, no Loan Party shall, or shall permit any of its Subsidiaries to, make any payment, transfer any assets, impose any liens or commence or engage in any transaction outside the ordinary course of the business of such Loan Party or Subsidiary, as applicable, including, for the avoidance of doubt, any Strategic Transaction, unless such payment, transfer, imposition or transaction is disclosed in the Budget and approved by the Administrative Agent, acting in its sole discretion (which approval may be given by approving a Budget which includes an itemized description of such payment, transfer, agreement or transaction, as applicable).

Section 7.20 Removal of Independent Director and Modification to Special Committee Authority. No Loan Party shall remove the Independent Director or modify the Holdings Special Committee Authority without the Administrative Agent’s consent. Upon death, resignation or removal of the Independent Director for any reason, Holdings shall promptly appoint a new Independent Director; provided that such new Independent Director shall be acceptable to the Administrative Agent in its sole discretion.

Article VIII
EVENTS OF DEFAULT

Section 8.01 Events of Default. Any one (1) of the following shall constitute an event of default (an “Event of Default”):

(a) Payment Default. A Loan Party fails to (i) make any payment of principal or interest on any Loan when due and payable or when declared due and payable in accordance with this Agreement, or (ii) pay any other payment Obligation and such default shall continue unremedied for a period of, solely in the case of clause (ii), five (5) Business Days, after the date when due and payable or when declared due and payable in accordance with this Agreement.

(b) Representations and Warranties. Any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith shall have been false in any material respect on the date as of which made so as to make such representation, warranty, certification or other statement misleading.

(c) Specific Covenants. Holdings or any Subsidiary thereof fails to deliver any item required in Sections 6.02 or 6.03 or fails to perform or observe any term, covenant or agreement contained in Sections 6.04, 6.05, 6.07, 6.09, 6.10, 6.12, 6.13, 6.14, 6.15, 6.17, 6.20, 6.21, 6.22, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30, 6.31, or Article VII.

(d) Other Defaults. Holdings or any of its Subsidiaries fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a), (b), or (c)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of a Loan Party’s obtaining actual or constructive knowledge of such default or (ii) the Borrower receiving written notice of such default from the Agent or any Lender.

(e) Cross-Default.

(i) Holdings or any of its Subsidiaries shall fail to pay when due any principal of or interest on or any other amount payable in respect of any Priority Lien Obligation or one (1) or more items of Material Indebtedness in an individual principal amount of One Million Dollars ($1,000,000.00) or more or with an aggregate principal amount of Two Million Dollars ($2,000,000.00) or more; or

(ii) The breach or default by Holdings or any of its Subsidiaries with respect to any other term of (a) one (1) or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).

(f) Restraint on Business. Any injunction, whether temporary or permanent, shall be rendered against any Loan Party or any of its material Subsidiaries that prevents Holdings or any of its material Subsidiaries from operating or otherwise conducting a material portion of the business of Holdings and its Subsidiaries in the aggregate in the ordinary course for more than thirty (30) consecutive calendar days after the earlier of (i) a Responsible Officer of a Loan Party’s obtaining actual or constructive knowledge of such default or (ii) the Borrower receiving written notice of such default from the Agent or any Lender.

(g) Asset Seizure. (a) Any material portion of any Loan Party and its material Subsidiaries’ assets is attached, seized or appropriated, levied on or condemned, or otherwise comes into possession or control of a trustee or receiver or any other Governmental Authority or any Person acting or purporting to act under such authority; or (b) any court order (other than court ordered operational interruptions solely attributable to the COVID-19 pandemic) enjoins, restrains, or prevents Holdings and its Subsidiaries from conducting any material part of its business, in each case, as to each of clauses (a) and (b), which event continues in existence and is not remedied, dismissed or stayed for thirty (30) days after the earlier of (i) a Responsible Officer of a Loan Party’s obtaining actual or constructive knowledge of such default or (ii) the Borrower receiving written notice of such default from the Agent or any Lender.

(h) Insolvency Proceedings. (a) Any Loan Party or any of its material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or enters into a composition, compromise or arrangement with any creditor (other than in the ordinary course of business and on a solvent basis), or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (b) any receiver, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, compulsory manager, or similar officer is appointed without the application or consent of such Person; or (c) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person or an order for relief (including, without limitation, the issue of an order by an Israeli court for the commencement of insolvency proceedings (“tsav le-ptichat halichim”) (as defined in the Israeli Insolvency and Economic Rehabilitation Law, 2018)) is entered in any such proceeding, in each case with respect to clauses (b) and (c) above which event continues in existence and is not dismissed or stayed for sixty (60) days after a Loan Party’s receipt of actual or constructive notice of the occurrence thereof.

(i) Inability to Pay Debts. Any Loan Party or any of their material Subsidiaries becomes unable or admits in writing its inability to pay its debts when due, whether or not the maturity date therefor has arrived or the value of its assets exceeds its obligations (including future and contingent obligations), or fails generally to pay its debts as they become due and such circumstance, event or failure continues in existence and is not remedied for sixty (60) days after a Loan Party’s receipt of actual or constructive notice of such circumstance, event or failure.

(j) Judgments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of One Million Dollars ($1,000,000.00) over the amount covered by independent third-party insurance as to which liability has been accepted by the applicable insurance carrier or (ii) in the aggregate at any time an amount in excess of Two Million Dollars ($2,000,000.00) over the amount covered by independent third-party insurance as to which liability has been accepted by the applicable insurance carrier, shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).

(k) Change of Control. A Change of Control occurs.

(l) ERISA and Foreign Plans. (a) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or a Foreign Plan which has resulted or could reasonably be expected to result in liability of a Loan Party or its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or Foreign Plan or the PBGC (or equivalent Governmental Authority in a non-US jurisdiction) in an aggregate amount in excess of One Million Dollars ($1,000,000.00) and such ERISA Event continues in existence and is not remedied for thirty (30) days after actual or constructive notice of the occurrence thereof, or (b) Holdings, or its Subsidiaries or ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or equivalent under a Foreign Plan in an aggregate amount in excess of One Million Dollars ($1,000,000.00) and such failure to pay continues in existence and is not remedied for thirty (30) days after the date when such payment was due.

(m) Invalidity of Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Guaranteed Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) (a) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or (b) Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral with a fair market value in excess of One Million Dollars ($1,000,000.00) after delivery thereof pursuant to the terms of the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than (x) to the extent permitted by the terms hereof or thereof or (y) of such loss of perfection or priority result from the failure of Collateral Agent or a Secured Party to take such actions in the control of such Secured Party (including the failure to maintain possession of any certificated Equity Interests actually delivered to it representing Equity Interests pledged as Collateral pursuant to the Collateral Documents), (iii) Holdings or any of its Subsidiaries shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party, (iv) the Pari Passu Intercreditor Agreement or any of the provisions thereof, ceases to be valid and enforceable against any holder of Priority Lien Obligations or any holder thereof shall so assert in writing; (v) the Subordination Agreement (or subordination provisions incorporated in any Subordinated Indebtedness), or any provisions thereof, ceases to be valid and enforceable against any holder of Indebtedness secured by a Lien intended to be subordinated to the Obligations or any holder of such Indebtedness shall so assert in writing or (vi) the failure of any party thereto to comply with the terms of the Subordination Agreement.

(n) Intellectual Property. (a) Holdings or any of its Subsidiaries fails to comply with the Conduct of Business Provisions or fails to meet its obligations under the Loan Documents and/or Transaction Documents and/or Section 17 of the IP Hold-Co Operating Agreement for the timely payment of maintenance fees, annuities or the like for any Patent or fails to meet its obligations relating to the timely prosecution of each patent application in the set of Assigned Patents (including future filed patent applications), provided such failure or delay can no longer be substantially remedied by making a late payment, obtaining an extension or taking further or remedial action in the prosecution of such patent, or (b) any Assigned Patent that constitutes Material Intellectual Property is found unpatentable or unenforceable due to the inequitable conduct or gross negligence or willful misconduct of any Loan Party.

(o) Moratorium; Availability of Foreign Exchange. A moratorium shall be agreed or declared in respect of any Indebtedness of Holdings or any of its Subsidiaries or any restriction or requirement not in effect on the Closing Date shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by Holdings and/or its Subsidiaries for the purpose of performing any payment obligation under any Loan Document to which it is a party and such moratorium, restriction, or requirement, has a material adverse effect on the ability of the Loan Parties to perform their payment obligations under the Loan Documents.

(p) Invalidity of Upstreaming. Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable law for the upstreaming or other transfer of dividends, Free Cash Flow or Distributable Income from any of the Subsidiaries to any Loan Party or to make such upstreaming, transfer or loan legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have a Material Adverse Effect.

Section 8.02 Rights and Remedies.

(a) Rights and Remedies.

(i) (1) Upon the occurrence of any Event of Default described in Sections 8.01(h) or 8.01(i), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, the Agents may, without notice or demand, do any or all of the following, singularly, consecutively or cumulatively:

(A) declare all Guaranteed Obligations (including any Applicable Prepayment Premium and any Specified Fees (in the case of any Administration Fee or Origination Fees, to the extent then-earned and unpaid)) immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties (but if an Event of Default described in Section 8.01(h) occurs, all Guaranteed Obligations (including any Applicable Prepayment Premium and any Specified Fees (in the case of any Administration Fee or Origination Fees, to the extent then-earned (including as set forth in Section 2.01(f) and Section 2.02(b))) shall become and shall automatically be immediately due and payable without any action by the Administrative Agent or Secured Parties));

(B) stop advancing money or extending credit for the Borrower’s benefit under this Agreement or under any other Loan Document or Transaction Document between any of the Loan Parties and any of the Secured Parties; and

(C) exercise all rights and remedies available to the Secured Parties under the Loan Documents or at Law or equity, including all remedies provided under the UCC, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law, including, without limitation, the following:

(1) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have all rights and remedies provided by Law, including but not limited to those of a lender and/or a secured party under the UCC as in effect in the States of New York and Delaware on the Closing Date and as amended after the Closing Date (and any equivalent rights under the Laws of any other Relevant Jurisdiction), in addition to the rights and remedies provided herein or in the Loan Documents.

(2) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Requisite Lenders, be held by the Collateral Agent as Collateral for, or then or at any time thereafter applied in whole or in part by the Secured Parties against, subject to the Pari Passu Intercreditor Agreement, all or any part of the Obligations in the order set forth in Section 2.07 or in such other order as the Agent acting at the direction of the Requisite Lenders shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Loan Parties or to whomsoever may be lawfully entitled to receive such surplus.

(3) Whether or not an Event of Default shall have occurred, if the Loan Parties fail to perform any agreement contained herein, the Agents may, in their sole discretion, themselves perform, or cause performance of, such agreement, and the reasonable expenses of the Agents incurred in connection therewith shall be payable by Loan Parties. The powers conferred upon the Agents hereunder are solely for the protection of its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

(ii) The Loan Parties shall pay to the Agents, on behalf of and for the benefit of the Secured Parties, on demand and as part of the Obligations, all reasonable costs and expenses, including court costs and costs of sale, incurred by the Agents in exercising any of the rights or remedies of the Secured Parties hereunder.

(b) Application of Payments and Proceeds Upon Default. If (i) an Event of Default has occurred and is continuing, the Collateral Agent, on behalf of and for the benefit of the Secured Parties, may apply any funds in its possession to the Obligations in the manner provided in Section 2.07 hereof, and (ii) if a Triggering Event (as defined in the IP Hold-Co Operating Agreement) has occurred and is continuing, distributions made pursuant to the IP Hold-Co Operating Agreement shall be made in accordance with the IP Hold-Co Operating Agreement and applied to the Obligations in the order provided by the IP Hold-Co Operating Agreement and then in the manner provided in Section 2.07. It being understood that in all cases the Loan Parties shall remain liable to the Secured Parties for any deficiency. Subject to the Pari Passu Intercreditor Agreement, if the Collateral Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Secured Parties shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the Secured Parties of cash therefor.

(c) No Waiver; Remedies Cumulative. The Collateral Agent and Secured Parties’ failure, at any time or times, to require strict performance by the Loan Parties of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Secured Parties thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Agents and Secured Parties’ rights and remedies under this Agreement and the other Loan Documents and the Transaction Documents are cumulative. The Agents and Secured Parties have all rights and remedies provided under the UCC, by Law, or in equity. The Agents and Secured Parties’ exercise of one (1) right or remedy is not an election and shall not preclude the Agents or Secured Parties from exercising any other remedy under this Agreement or other remedy available at Law or in equity, and the Agents or Secured Parties’ waiver of any Event of Default is not a continuing waiver. The Agents or Secured Parties’ delay in exercising any remedy is not a waiver, election, or acquiescence.

Article IX
Guaranty

Section 9.01 Guaranty of the Obligations. Subject to the provisions of Section 9.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Lenders the due and punctual payment in full of all Loan Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 9.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 9.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 9.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 9.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 9.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 9.02.

Section 9.03 Payment by Guarantors. Subject to Section 9.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 9.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; provided that, without limiting the generality of the foregoing, if any Agent or the Secured Parties are awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one (1) or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower, Holdings or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

(g) It is expressly agreed that the Israeli Guarantee Law, 1967 (the “Israeli Guarantee Law”) shall not apply to this Agreement or to any Loan Document and that should the Israeli Guarantee Law for any reason be deemed to apply to this Agreement or to any Loan Document, or to it in connection thereof, each Guarantor hereby irrevocably and unconditionally waives all rights and defenses that may have been available to it under the Israeli Guarantee Law, provided that the forgoing shall not in any way affect or constitute a waiver of any rights or defenses available to such Guarantor under the terms of this Agreement or the laws of the State of New York after giving effect to the other provisions of this Article IX.

Section 9.05 Waivers by Guarantors.

(a) Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, willful misconduct, or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 9.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(b) Each Guarantor waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things: (i) the Beneficiaries may collect from any Guarantor without first foreclosing on any real or personal property Collateral pledged by Borrower or any other Guarantor; and (ii) if the Beneficiaries foreclose on any real property Collateral pledged by Borrower or any Guarantor: (A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (B) the Beneficiaries may collect from the other Guarantors even if the Beneficiaries, by foreclosing on the real property Collateral, have destroyed any right the Guarantors may have to collect from Borrower or any other Guarantor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Obligations are secured by real property. In the event that all or any part of the Guaranteed Obligations at any time are secured by any one (1) or more deeds of trust, security deeds or mortgages creating or granting Liens on any interests in Real Estate Assets, each of the Guarantors authorizes the Beneficiaries, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Obligations, the enforceability of the Guaranteed Obligations under this Guaranty, or the validity or enforceability of any Liens of the Beneficiaries on any Collateral securing the Guaranteed Obligations, to foreclose any or all of such deeds of trust, security deeds or mortgages by judicial or nonjudicial sale. Insofar as the Liens created by the Collateral Documents secure the Guaranteed Obligations of other Persons, each of the Guarantors expressly waives any defenses to the enforcement of this Guaranty or the other Loan Documents or any Liens created or granted hereby or by the other Loan Documents or to the recovery by the Beneficiaries against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Guarantor and may preclude any of them from obtaining reimbursement or contribution from any other Person.

Section 9.06 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Term Loan Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Term Loan Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 9.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Agents on behalf of Beneficiaries and shall forthwith be paid over to the Agents for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 9.07 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agents on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 9.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Term Loan Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 9.09 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 9.10 Collateral Matters. The Lenders and Loan Parties irrevocably authorize the Collateral Agent, in its option and in its best discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Term Loan Commitments and payment in full of all Obligations (including, without limitation, any Applicable Prepayment Premium but excluding contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Requisite Lenders;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by the definition of Permitted Liens; and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Requisite Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations with respect to the Guaranteed Obligations pursuant to this Section 9.10.

In each case as specified in this Section 9.10, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations with respect to the Guaranteed Obligations, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11 Financial Condition of Borrower. Any Credit Extensions may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 9.12 Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent and/or the Secured Parties, or allow the claim of the Agent on behalf of the Secured Parties in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 9.13 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Transfer.

Article X
AGENTS

Section 10.01 Appointment of Agents. Fortress is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Fortress, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article X are solely for the benefit of Agents and the Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower, Holdings or any of their Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents and the Transaction Document. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents or Transaction Documents, a fiduciary relationship or other implied (or express) obligations arising under agency doctrine of any applicable law in respect of any Lender; and nothing herein or any of the other Loan Documents or Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents or Transaction Documents except as expressly set forth herein or therein.

Section 10.03 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or Transaction Document, the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to either Agent thereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents or Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, managers, members, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or Transaction Document or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or any Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall no liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents or Transaction Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05). Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Administrative Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. No Agent shall, except as expressly set forth herein and in the other Loan Documents or Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

Section 10.04 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, Borrower or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Loan Parties and their Subsidiaries for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document or Transaction Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective Related Parties. Each Agent shall be entitled to seek and rely on advice of counsel and other advisors or advisory committees of any Secured Party concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel or such other advisors or advisory committees of any Secured Party. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.06 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement and funding its Initial Term Loan and/or Tranche 2 Term Loan on the Closing Date and/or by the funding of any Delayed Draw Term Loan and/or by the funding of any Third Restatement Delayed Draw Term Loan, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and Transaction Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or, as of the date of funding of such Delayed Draw Term Loans or as of the date of funding of such Third Restatement Delayed Draw Term Loans.

(c) Each Lender (other than Fortress) (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Approved Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or, except with respect to any Affiliate of Fortress, any Equity Interest of any Loan Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Approved Funds shall purchase any trade debt or Indebtedness of any Loan Party (other than the Obligations) or Equity Interests described in clause (i) above without the prior written consent of Administrative Agent.

Section 10.07 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and their respective Related Parties (each, an “Indemnitee Related Party”), to the extent that such Indemnitee Related Party shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Related Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Indemnitee Related Party in any way relating to or arising out of this Agreement or the other Loan Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE RELATED PARTY; provided, (x) no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Related Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, and (y) the unreimbursed liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Indemnitee Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. If any indemnity furnished to any Indemnitee Related Party for any purpose shall, in the opinion of such Indemnitee Related Party, be insufficient or become impaired, such Indemnitee Related Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 10.08 Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent and Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Borrower, to appoint a successor Administrative Agent and Collateral Agent; provided that in no event shall any such successor Agent be a Defaulting Lender. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder.

(b) Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of Fortress without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that Borrower and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Loan Documents.

Section 10.09 Collateral Documents and Guaranty

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Intercreditor and Subordination Agreements, the Collateral and the Collateral Documents. Subject to Section 13.05, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral (A) that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 13.05) have otherwise consented or (B) upon termination of all Term Loan Commitments and payment in full of all Obligations, or (ii) release any Guarantor from the Guaranty pursuant to Section 9.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 13.05) have otherwise consented. Upon request by any Agent at any time, the Requisite Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.09.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents and Transaction Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

(c) No Duty With Respect to Collateral. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall such Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.01(d), 2.02(b), and 13.02) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.01(d), 2.02(b), and 13.02.

Article XI
[RESERVED]

Article XII
NOTICES, GOVERNING LAW, SUBMISSION TO JURISDICTION, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Section 12.01 Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered (a) upon transmission, when sent by email or fax transmission (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); (b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand- delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. The Agents, Lenders or Loan Parties may change their mailing or email address, facsimile number or wiring details by giving the other parties written notice thereof in accordance with the terms of this Section 12.01.

If to the Loan Parties:

Airspan Networks Inc.
Capital Point
33 Bath Road
Slough, Berkshire SL1 3UF
United Kingdom
Attention: David Brant, Chief Financial Officer
Fax number: [***]
Email: [***]

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
50 South Sixth Street – Suite 1500
Minneapolis, MN 55402-1498
USA
Attention: Betsy Sanders Parker
Fax number: [***]
Email: [***]

If to the Agents or the Lenders, at the address, notice and wiring details as indicated on Appendix B next to the name of such Lender or otherwise indicated to Administrative Agent in writing, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Ave

New York, NY 10017

Attention: Christian Fischer

Email: [***]

Section 12.02 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law, except Section 5-1401 of the New York General Obligations Law. Each Loan Party, Agent and Lender hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, and each Loan Party, Agent and Lender hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the County of New York may be made by certified or registered mail, return receipt requested, or overnight mail with a reputable national carrier, directed to the Loan Parties at the address indicated above, and service so made shall be complete five (5) days after the same shall have been so mailed (one (1) day in the case of an overnight mail service).

Section 12.03 Jury Trial Waiver. EACH OF THE LOAN PARTIES, THE AGENTS AND LENDERS HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE LOAN PARTIES AND LENDERS, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE LOAN PARTIES, THE AGENTS AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 12.04 Additional Waivers in the Event of Enforcement. OTHER THAN WITH RESPECT TO IP HOLD-CO, EACH LOAN PARTY HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF THE LENDERS UNDER THIS AGREEMENT, ANY AND EVERY RIGHT THE LOAN PARTIES MAY HAVE TO (A) INJUNCTIVE RELIEF AND (B) ANY COUNTERCLAIM (OTHER THAN COMPULSORY COUNTERCLAIMS) CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

Section 12.05 APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01. EACH NON-U.S. LOAN PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, WITH AN OFFICE ON THE CLOSING DATE AT THE ADDRESS LISTED FOR BORROWER IN SECTION 12.01, AS ITS AUTHORIZED AGENT (THE “PROCESS AGENT”), TO ACCEPT AND

ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS ARTICLE XII OR IN ANY OTHER LOAN DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. EACH OF THE NON-U.S. LOAN PARTIES AND THE BORROWER HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE BORROWER HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER NON-U.S. LOAN PARTY). SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH NON-U.S. LOAN PARTY UNTIL ALL AMOUNTS PAYABLE BY SUCH NON-U.S. LOAN PARTY HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND, AS APPLICABLE, SUCH NON-U.S. LOAN PARTY SHALL HAVE BEEN TERMINATED OR RELEASED AS A GUARANTOR PURSUANT TO THE TERMS OF THE APPLICABLE LOAN DOCUMENTS. EACH NON-U.S. LOAN PARTY HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS ARTICLE XII IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE BORROWER AS PROVIDED IN THIS SECTION 12.05. EACH NON-U.S. LOAN PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH NON-U.S. LOAN PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH NON-U.S. LOAN PARTY. TO THE EXTENT ANY NON-U.S. LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH NON-U.S. LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 12.06 Borrower as Agent for Notice for Loan Parties. Each Loan Party hereby appoints the Borrower as its agent for delivery and receipt of all notices required under this Article XII and any other Loan Document. Each Loan Party hereby acknowledges and agrees that, notwithstanding anything herein to the contrary, (i) the delivery by the Agents or Secured Parties to the Borrower of any notice required or permitted to be delivered hereunder or under any other Loan Document shall constitute and be deemed to be delivery to all the Loan Parties and (ii) delivery by the Borrower of any notice required to be delivered hereunder or under any other Loan Document shall constitute and shall be deemed to be delivered for and on behalf of all of the Loan Parties, and each Loan Party shall be deemed to have actual notice of the delivery or receipt of and the contents of each such notice.

Section 12.07 Loan Party Agent.

(a) Each Loan Party (other than the Borrower) by its execution of this Agreement or Counterpart Agreement irrevocably appoints Borrower to act on its behalf as the Loan Party Agent (the “Loan Party Agent”) in relation to the Loan Documents and Transaction Documents and irrevocably authorizes:

(i) The Loan Party Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give all notices and instructions, to execute on its behalf a Counterpart Agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect the Loan Party, without further reference to or the consent of that Loan Party; and

(ii) Each Secured Party to give any notice, demand or other communication to the Loan Party Agent pursuant to the Loan Documents and Transaction Documents.

With respect to both Section 12.07(a)(i) and (ii), the Loan Party shall be bound as though the Loan Party itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement variation, notice or other communication given or made by the Loan Party Agent or given to the Loan Party Agent under any Loan Document or Transaction Document on behalf of another Loan Party or in connection with any Loan Document or Transaction Document (whether or not known to any other Loan Party and whether occurring before or after such other Loan Party became a Loan Party under any Loan Document or Transaction Document) shall be binding for all purposes on that Loan Party as if that Loan Party had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Loan Party Agent and any other Loan Party, those of the Loan Party Agent shall prevail.

Article XIII
GENERAL PROVISIONS

Section 13.01 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 13.01, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 13.01, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 13.01 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in paragraph (d) of this Section 13.01 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one (1) or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and any other Loan Documents or Transaction Documents (including all or a portion of its Term Loan Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment and/or the Loans at the time owing to it that equal at least the amount specified in Section 13.01(b)(i)(2) in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned.

(2) in any case not described in Section 13.01(b)(i)(1), the aggregate amount of the Term Loan Commitment (which for this purpose includes Loans and Initial Term Loan Exposure, Tranche 2 Term Loan Exposure, Delayed Draw Term Loan Exposure or Third Restatement Delayed Draw Term Loan Exposure outstanding thereunder) or, if the applicable Term Loan Commitment is not then in effect, the principal outstanding balance of the Loans and Initial Term Loan Exposure, Tranche 2 Term Loan Exposure, Delayed Draw Term Loan Exposure or Third Restatement Delayed Draw Term Loan Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than One Million Dollars ($1,000,000), unless each of the Administrative Agent and the Lender shall consent in writing thereto.

(ii) [Reserved].

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.01(b)(v) and, in addition the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender or an Affiliate of a Lender.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500); provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an administrative questionnaire (in a form reasonably satisfactory to Administrative Agent) and any and all documentation and other information with respect to the assignee that is required in order to permit the Administrative Agent to complete its review under “know your customer” and anti-money laundering regulations, including the PATRIOT Act.

(v) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(c) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of and the Term Loan Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower or any of Borrower’s Affiliates or Subsidiaries) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver described in Section 13.05 that affects such participant. Each Loan Party agrees that each participant (A) shall be entitled to the benefits of Sections 2.03, 2.04, 2.05 and 2.06 subject to the requirements and limitations therein, including the requirements under Section 6.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.01(b); and (B) shall not be entitled to receive any greater payment under Section 2.03 or 2.06 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 13.15 as though it were a Lender; provided, that such participant agrees to be subject to Section 2.04 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loan Commitment and/or the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Term Loan Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder.

Section 13.02 Costs and Expenses; Indemnification.

(a) Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all of each Agents’ and Lenders actual and reasonable costs and expenses of preparation of the Loan Documents (including the reasonable fees, charges and disbursements of counsel for each Agent and the Lenders) and any consents, amendments, waivers or other modifications thereto; (ii) all the reasonable fees, expenses and disbursements of counsel to each Agent and the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by a Loan Party; (iii) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, translation fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and the Lenders and of counsel providing any opinions that any Agent or Lender may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (iv) all of each Secured Party’s actual costs and reasonable fees, expenses for, and disbursements of any of each Secured Party, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by each Secured Party; (v) all the actual costs and expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by each Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral; (vi) all other actual and reasonable costs and expenses incurred by each Secured Party in connection with the syndication of the Loans and Term Loan Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by each Agent, any Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. For the avoidance of doubt, with respect to the fees of counsel for the Agent and each Lender provided for in clauses (i)-(vi) of this Section 13.02(a), such fees shall be limited to a single external lead counsel, a single special counsel acting in each relevant jurisdiction, a single special counsel for each relevant specialty and in the case of an actual or perceived conflict arises, the fees, costs, client charges and expenses of conflicts counsel.

(b) Indemnification by the Loan Parties. In addition to the payment of expenses pursuant to Section 13.02 (a), whether or not the transactions contemplated hereby shall be consummated, each Loan Party shall indemnify the Lenders and each Related Party of the Lenders (each such Person being called an “Indemnitee”) from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 13.02 (b) may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 13.02 (b) shall not apply with respect to Taxes (which shall be indemnified pursuant to the provisions of Section 2.03) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or other extension of credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with any Loan Document or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. No Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to the Loan Documents or arising out of its activities in connection with any Loan Document.

(d) Payments. Except as otherwise provided in this Agreement, all amounts due under this Section shall be payable not later than ten (10) Business Days following demand therefor.

(e) Survival. The agreements and indemnity provisions in this Section shall survive the repayment, satisfaction or discharge of all the other Obligations.

Section 13.03 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement and each Loan Document and Transaction Document.

Section 13.04 Severability of Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of the Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.05 Amendments in Writing; Waiver; Integration;

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower or the applicable Loan Party (or by the Borrower on behalf of the other Loan Parties), (y) in the case of any other waiver or consent, by the Requisite Lenders (or by the Agent with the consent of the Requisite Lenders) and (z) in the case of any other amendment, by the Requisite Lenders (or by the Agent with the consent of the Requisite Lenders) and the Loan Parties (or by the Borrower on behalf of the Loan Parties), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Term Loan Commitments of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender (including for the avoidance of doubt, any payments in respect of a mandatory prepayment owing to a Lender pursuant to Section 2.01(e)(i)(E)), in each case, without the written consent of such Lender;

(ii) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each affected Lender;

(iii) amend the definition of “Requisite Lenders” or “Pro Rata Share” without the written consent of each Lender;

(iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Secured Parties (except as otherwise expressly provided in this Agreement and the other Loan Documents), or release Borrower or any Guarantor (except in connection with a Transfer permitted under the Loan Documents), in each case, without the written consent of each affected Lender; or

(v) amend, modify or waive Section 2.04, Section 2.07 or this Section 13.05 of this Agreement without the written consent of each Lender.

(b) Notwithstanding anything to the contrary in Section 13.05(a):

(i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii) any amendment, waiver or consent to any provision of this Agreement (including Sections 2.04 and 2.07) that permits any Loan Party, any equity holder of the Borrower or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an Eligible Assignee pursuant to Section 13.01 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of each Lender;

(iii) any Control Agreement, Guaranty, Mortgage, Collateral Document, the Intercreditor and Subordination Agreements, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest in any of the Collateral may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local requirements of applicable Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Collateral Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Collateral Agent and the Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof; and

(iv) no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.07;

(v) the Administrative Agent and the Borrower may enter into an amendment to this Agreement pursuant to Section 2.05 to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable; and

(vi) no Defaulting Lender or Affiliate thereof that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Term Loan Commitments of all other Lenders in the aggregate (other than such Defaulting Lender or Affiliate).

(c) Defaulting Lenders; Events of Default. Notwithstanding anything contained herein to the contrary, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Term Loan Commitments of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (B) subject in all respects to Section 2.07, no amendment or waiver shall reduce the principal amount of any Loan or reduce the rate of interest on any Loan, in each case, owing to a Defaulting Lender, without the consent of such Defaulting Lender and (ii) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Term Loan Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.02(e), Section 2.03, Section 2.04(a), Section 2.05(c), Section 2.06, Section 13.02(a) and Section 13.02(b)), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section 13.05 notwithstanding (x) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (y) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section 13.05).

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

(e) Integration. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

Section 13.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

Section 13.07 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms, and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.

Section 13.08 Affiliate Activities. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. The Loan Parties hereby expressly acknowledge that certain of the Agents, Lenders and/or certain Affiliates of the Fortress Investment Group (collectively, “FIG”) are, or on or after the Closing Date may become, direct or indirect owners of warrants or of equity of a Loan Party. Notwithstanding any common ownership and/or control between FIG, on the one hand, and the Lenders, on the other hand, (i) the Loan Parties acknowledge and agree that: (a) FIG, on the one hand, and the Lenders, on the other hand, are separate and distinct legal entities and (b) the Lenders may exercise all the rights, privileges and benefits of the holder of any Loan and enforce all remedies and other provisions hereunder and under any other Loan Document without regard to the fact that FIG is an owner of warrants or of equity of a Loan Party; (ii) to the maximum extent permitted by applicable law, (x) the Loan Parties hereby waive and release any and all defenses, affirmative defenses, set-offs, claims, counterclaims or causes of action of any kind of nature that the Loan Parties may have against FIG or the Lenders relating to any Loan, this Agreement or the other Loan Documents, or the enforcement by FIG or the Lenders of the rights and remedies hereunder and thereunder, arising by reason of the fact that FIG or any Lender is an owner of warrants or of other Equity Interests of a Loan Party and (y) the Loan Parties waive any and all defenses, affirmative defenses, setoffs, claims counterclaims or causes of action of any kind or nature that the Loan Parties may have against FIG arising by reason of the fact that FIG or any Lender holds warrants or other Equity Interests and is also acting in its capacity as the Agent and/or a lender hereunder; and (iii) the Loan Parties covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or cause of action or proceeding of any kind or nature whatsoever against the Lenders in contravention of the foregoing. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Loan Obligations without first obtaining the prior written consent of the Agents or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Loan Obligations shall be taken in concert and at the direction or with the consent of the Agents or Requisite Lenders (as applicable).

Section 13.09 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable Law, including any state Law based on the Uniform Electronic Transactions Act.

Section 13.10 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 13.11 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

Section 13.12 Relationship. The relationship between the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

Section 13.13 Third Parties. Nothing in this Agreement or any Loan Document, whether express or implied, is intended to (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

Section 13.14 Payments Set Aside. To the extent that any payment applied to any Obligation (including any payment by way of setoff) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 13.15 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent is hereby authorized, on behalf of and for the benefit of the Secured Parties, at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lenders or any of its Affiliates to or for the credit or the account of the Loan Parties against any and all of the Obligations, irrespective of whether the Lenders have made demand under any Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The Lenders’ rights under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lenders or their Affiliates may have. The Lenders shall endeavor to notify the Loan Parties promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13.16 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lenders receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the applicable Loan or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 13.17 Securitization of Loans; Appointment of Agent. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of any Loan as collateral security for loans to the Lenders or their Affiliates or through the sale of any Loan or the issuance of direct or indirect interests in any Loan. The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (i) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization; provided that (A) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and (B) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of such Loan; (ii) providing such information as may be reasonably requested by the Lenders in connection with the rating of such Loan or the Securitization; and (iii) providing in connection with any rating of such Loan a certificate (A) agreeing to indemnify each of the Lenders and its Affiliates, any rating agencies rating such Loan, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or “liabilities” (the “Liabilities”) to which such Lender, its Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact by Borrower or any Subsidiary or Affiliate of Borrower contained in any Loan Document or in any writing delivered by or on behalf of Borrower or any Subsidiary or Affiliate of Borrower to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission by Borrower or any Subsidiary or Affiliate of Borrower to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by any Lender or its successors or assigns of the Loans and (B) agreeing to reimburse each Lender and its Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

Section 13.18 Confidentiality. Each Agent and each Lender shall hold all non-public information regarding the Loan Parties and their subsidiaries and their businesses identified as confidential by Borrower and obtained by such Agent or Lender pursuant to the requirements hereof in accordance with such Agent’s or Lender’s customary procedures for handling its own confidential information of such nature, it being understood and agreed by Borrower that, in any event, an Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their Affiliates’ and respective current and prospective Related Parties of such Persons and of such Person’s Affiliates (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 13.18), (it being understood that the Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loan Commitments and/Loans or any participations therein or an assignment of any Agent’s obligations hereunder or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 13.18 or other provisions at least as restrictive as this Section 13.18), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosure to any Lender’s direct or indirect equityholders (including, without limitation, any partners), current and prospective agents, securitization vehicles, financing sources and/or their agents and advisors, provided that prior to any disclosure to such person, such person is informed of the confidential nature of the information, (v) in connection with any litigation or dispute (including with respect to the exercise of any remedies hereunder) which relates to this Agreement or any other Loan Document to which any Agent or any Lender is a party or is otherwise subject and (vi) disclosures to its accountants and auditors and as required or requested by any Governmental Authority or representative thereof (including any self-regulatory authority, such as the NAIC) purporting to have authority over such Person or its Affiliates, respective current and prospective lenders, financing sources, equity holders (including, without limitation, partners) and Related Parties of such Person and of such Person’s Affiliates or to the extent required by applicable Law or pursuant to a subpoena or similar legal or judicial process or other legal proceeding; provided, unless specifically prohibited by applicable law or court order, each Agent or such Lender, as the case may be, shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement or the other Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document, none of the Secured Parties shall publicly announce, or authorize any press release regarding, the transactions contemplated hereby, in each case without the prior written consent of the Borrower.

Section 13.19 No Fiduciary Duty. Each Agent, each Secured Party, and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their other equityholders and/or their affiliates. Each Loan Party agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its equityholders or its affiliates, on the other. Each Loan Party acknowledges and agrees on its own behalf and on behalf of its subsidiaries that (i) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and under the other Loan Documents) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its equityholders, it subsidiaries or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its equityholders, subsidiaries or its affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, equityholders, subsidiaries, creditors or any other Person. Each Loan Party acknowledges and agrees on its own behalf and on behalf of its subsidiaries that it has consulted its own legal and financial advisors and advisory committees to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that neither it nor will any of its subsidiaries claim that any Agent or Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party or any of their subsidiaries, in connection with such transaction or the process leading thereto.

Section 13.20 Judgement Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower or any other Loan Party in respect of any such sum due from it to the Agents or the Secured Parties hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement

(the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower or any Secured Party in the Agreement Currency, the Borrower and Secured Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 13.21 Corporate Seal. The Borrower represents that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any applicable Law.

Section 13.22 Location of Closing. All parties hereto agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 13.23 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 13.23 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 13.24 Intercreditor and Subordination Agreements. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Borrower and the other Loan Parties agree and acknowledge that the Agents and the Lenders may, without any additional consent of any Loan Party or any of their Subsidiaries, enter into any intercreditor agreement, subordination agreement, agreement among lenders, and any one or more side agreements that affect the relative rights and priorities of the Agents and the Secured Parties as between themselves, or as between them and any other creditors of the Loan Parties, including in relation to the Loans, the other Obligations, the Collateral, this Agreement and the other Loan Documents and Transaction Documents, including the Pari Passu Intercreditor Agreement and the other Intercreditor and Subordination Agreements; provided, that no such agreement shall effect an amendment or modification of this Agreement or any other Loan Document or affect any rights or obligations as between the Agents and the Lenders, on the one hand, and any Loan Party or any Loan Party’s Subsidiaries, on the other hand. No reference to any intercreditor agreement, subordination agreement or agreement among lenders in this Agreement or any other Loan Documents shall be construed to provide that any Loan Party or subsidiary thereof is a third party beneficiary of the provisions of such agreement or may assert any rights, defense or claims on account of such agreement or this Section 13.24, and each Loan Party agrees that nothing in any such agreement is intended or shall impair the obligation of any Loan Party to pay the Obligations under this Agreement, or any other Loan Document as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors with respect to any Loan Party or, except as expressly otherwise provided in such agreement as to a Loan Party’s obligations, such Loan Party’s properties.

Section 13.25 Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Interest Rate Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Section 13.26 English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

Section 13.27 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 13.28 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 13.29 Existing Credit Agreement; No Novation. Upon this Agreement becoming effective as of the Sixth Restatement Effective Date, from and after such Sixth Restatement Effective Date:

(a) the terms and conditions of the Existing Credit Agreement and Loan Documents shall be deemed to be amended and restated by this Agreement, the Sixth Restatement and the other Loan Documents being executed and delivered on the Sixth Restatement Effective Date;

(b) all indemnification obligations of the Loan Parties under the Existing Credit Agreement and Loan Documents in favor of the Agent and the Lenders shall survive the execution and delivery of the Sixth Restatement and this Agreement and shall continue in full force and effect for the benefit of the Agent and the Lenders and the Secured Parties shall continue to be indemnified under the indemnification provisions of this Agreement; and

(c) the obligations incurred under the Existing Credit Agreement and Loan Documents in respect of the Loans and any accrued and unpaid interest in respect thereof shall continue, to the extent outstanding on the Sixth Restatement Effective Date, to be outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement.

The execution and delivery of the Sixth Restatement and this Agreement shall not, except as expressly provided therein and herein, operate as a waiver or novation of any Loan Document or of any right, power or remedy of any Agent or Lender under any Loan Document, nor constitute a waiver or novation of any provision of any Loan Documents. Nothing implied in the Sixth Restatement, this Agreement or any other Loan Document shall be construed as a release or other discharge of any of the Loan Parties under any of the Loan Documents from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents. Upon giving effect to the Sixth Restatement on the Sixth Restatement Effective Date and the Borrowing of Third Additional Third Restatement Delayed Draw Term Loans occurring in connection therewith, the Register was marked to reflect the principal amount of each such Loan.

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EXHIBIT B

APPENDIX A TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

THIRD ADDITIONAL THIRD RESTATEMENT DELAYED DRAW TERM LOAN COMMITMENTS

LENDER	THIRD ADDITIONAL THIRD RESTATEMENT DELAYED DRAW TERM LOAN COMMITMENT / PERCENTAGE
Drawbridge Special Opportunities Fund LP	$4,552,757.60 / 25.3%
FORTRESS LENDING I HOLDINGS L.P.	$1,409,744.14 / 7.8%
FORTRESS LENDING II HOLDINGS L.P.	$1,575,309.17 / 8.8%
FORTRESS LENDING FUND II MA-CRPTF LP	$165,564.99 / 0.9%
FIP UST LP	$10,296,624.10 / 57.2%
TOTAL COMMITMENT:	$18,000,000.00 / 100.0% Amount advanced on the Effective Date: $8,000,000

Exhibit B (Commitment Schedule) to Forbearance Agreement and Consent,
Sixth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents

B-1